UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Lazard, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LAZARD

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2024

ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
Date:	May 9, 2024
Time:	9:00 a.m. Eastern Daylight Time
Place:	Virtual Annual Meeting www.virtualshareholdermeeting.com/LAZ2024
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at www.lazard.com.
Items of Business
1.	Elect three directors to our Board of Directors (our “Board”) for three-year terms expiring at the conclusion of our annual meeting in 2027;
2.	Consider a non-binding advisory vote regarding executive compensation;
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 and authorization of our Board, acting by our Audit Committee, to set their remuneration;
4.	Approve the amendment to our 2018 Incentive Compensation Plan (the “2018 Plan”) to increase the number of shares of common stock authorized for issuance under the 2018 Plan; and
5.	Consider any other matters that may properly be brought before the meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on March 11, 2024 may vote by attending the virtual meeting or by proxy at the meeting or any adjournment or postponement thereof.
Proxy Statement and Other Materials
The Proxy Statement is being first sent to shareholders on or about March 21, 2024, together with a copy of our 2023 Annual Report, which includes financial statements for the period ended December 31, 2023 and the related independent auditor’s reports. Those financial statements will be presented at the meeting.
Your vote is important. Please exercise your shareholder right to vote.
By order of the Board of Directors,
Christian A. Weideman
General Counsel

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement, our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2023, or the 2023 Annual Report. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting. Effective January 1, 2024, Lazard Ltd changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to Lazard, Inc. Lazard Ltd discontinued its existence as a Bermuda exempted company and continued its existence as a corporation incorporated in the State of Delaware. In this Proxy Statement, we refer to Lazard Ltd as “Lazard Bermuda,” and we refer to Lazard, Inc. as “Lazard Delaware.” The terms “we,” “our,” “us,” the “firm,” “Lazard” or the “Company” refer to, prior to the Domestication, Lazard Bermuda and, from and following the Domestication, Lazard, Inc. and, in all cases, their respective subsidiaries, including Lazard Group LLC. Upon effectiveness of the Domestication, all shares of Lazard Bermuda Class A common stock were converted to an equivalent amount of shares of Lazard Delaware common stock. All references to shares of common stock of the Company in this proxy statement that relate to a date or period prior to the Domestication should be considered to be references to Lazard Bermuda’s Class A common stock or shareholders of Lazard Bermuda, and all references to shares of common stock of the Company in this proxy statement that relate to a date or period from or following the Domestication should be considered references to Lazard Delaware common stock, par value $0.01 per share.
Voting Matters and Board Recommendations
The following table summarizes the matters to be voted upon at our 2024 Annual Meeting of Shareholders and the Board’s voting recommendations with respect to each matter.
Agenda Item	Matter	Board Recommendation
Item 1	Elect three directors to our Board for three-year terms expiring at the conclusion of our annual meeting in 2027	VOTE FOR
Item 2	Consider a non-binding advisory vote regarding executive compensation	VOTE FOR
Item 3	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 and authorization of our Board, acting by our Audit Committee, to set their remuneration	VOTE FOR
Item 4	Approve the 2018 Incentive Compensation Plan Amendment	VOTE FOR
2023 Financial Highlights
OPERATING REVENUE	ADJUSTED COMPENSATION RATIO	OPERATING MARGIN, ADJUSTED BASIS
$2,440M	69.8%	6.8%
Successfully navigated a challenging market	Reflects balanced cost discipline with talent retention	Focus on cost discipline and continued investment in growth over the cycle

RETURN OF CAPITAL	NET INCOME, AS ADJUSTED	ADJUSTED EARNINGS PER SHARE, DILUTED
$330M	$75M	$0.77
Demonstrated long-term commitment to shareholder value creation	Demonstrated resilience through the cycle	Coincides with a reduction in average shares outstanding of 6% from 2022
For definitions of the financial measures used above, see the Endnotes to the section titled “Compensation Discussion and Analysis,” which are located on page 43 of this Proxy Statement.

Proxy Statement Summary | Corporate Governance Highlights
Corporate Governance Highlights
We are committed to maintaining the highest standards of corporate governance, serving the best interests of the Company and stakeholders and actively engaging with our shareholders throughout the year. We believe our ongoing engagement with shareholders helps us achieve balanced and appropriate solutions for the oversight and management of our business. The following table summarizes certain highlights of our corporate governance practices and policies.
Independent Board	• Eight of our ten current directors are independent • All Committees of our Board are comprised entirely of independent directors
Executive Chairman
• The roles of Chief Executive Officer (“CEO”) and Chairman of the Board were split in 2023 into two separate roles with the creation of the Executive Chairman role
• Kenneth M. Jacobs was appointed Executive Chairman and continues to advise clients on strategic financial matters

Strong Lead Independent Director	• Our independent directors select a Lead Independent Director with expansive responsibilities
Diverse and Engaged Board
• Our Board consists of a diverse and international group in terms of gender, ethnicity and nationality—half of our current independent directors are women
• Our directors possess a wide array of qualifications, skills and attributes, supporting our Board’s oversight role on behalf of our shareholders
• Overall attendance by our directors at Board and Committee meetings averaged over 85% in 2023
• Our Board and Committees conduct annual evaluations and self-assessments

Executive Sessions	• Independent directors meet regularly without management present
Succession Planning
• Our Board takes an active role in succession planning
• Succession and executive development are discussed with, as well as without, the CEO present in executive sessions
• Directors meet with senior managers who are not Named Executive Officers (“NEOs”)

Term Limit Policy and Continued Board Refreshment
• Independent directors are limited to serving four complete terms, in addition to any partial term
• We appointed two new directors in 2024
• Six of our eight independent directors were nominated or appointed over the last eight years

Disciplined Compensation Programs
• We pay for performance and we are committed to compensation discipline and governance
• Our compensation programs continue to encourage investment for the future growth of our business, further aligning the performance of our NEOs to shareholder success

Equity Ownership
• A significant portion of senior management’s compensation is paid in deferred equity to continue to incentivize and align interests with shareholders
• A majority of director compensation is paid in deferred stock units, keeping directors invested in the Company until leaving our Board

Accountability
• Our Board adopted a “Majority Vote Policy” for uncontested elections
• We do not have a shareholder rights plan or poison pill in place
• Shareholders owning 10% or more of our outstanding share capital have the right to convene a special meeting

Proxy Statement Summary | Corporate Governance Highlights
Our Board of Directors and Its Committees
Committees of the Board of Directors
Board of Directors	Audit	Compensation	Nominating and Governance	Workplace and Culture
Ann-Kristin Achleitner (Independent)
Andrew M. Alper (Independent)		Chair
Stephen R. Howe Jr. (Independent)	Chair
Kenneth M. Jacobs (Executive Chairman)
Michelle Jarrard (Independent)				Chair
Iris Knobloch (Independent)			Chair
Jane L. Mendillo (Independent)
Peter R. Orszag (CEO and Director)
Richard D. Parsons (Lead Independent Director)
Dan Schulman (Independent)
Our Leadership Structure
•
Peter R. Orszag serves as Chief Executive Officer and Kenneth M. Jacobs serves as Executive Chairman of our Board of Directors. Richard D. Parsons serves as Lead Independent Director. This leadership structure provides:

−	structured and focused delineation of leadership roles;
−	diverse, yet aligned leadership with enhanced oversight and coordination between the Board and management;
−	effective continuity of leadership in light of the nature of the Company and its experience and history;
−	fluid communication and coordination between the Board and management;
−	diversity of experience and insight; and
−	enhanced client and shareholder engagement and relationships with our Board.
•	Our Lead Independent Director, working with our other independent directors:
−	provides active oversight of the development and implementation of the Company’s strategy;
−	provides thorough oversight and evaluation of CEO and senior management performance and compensation, and has regular discussions with our CEO about the Company and its strategy; and
−	reviews and approves Board meeting schedules and agendas.

Proxy Statement Summary | Corporate Governance Highlights
Board Independence
•
Our Board has determined that eight of its ten members (or 80%), including our Lead Independent Director, are independent under the listing standards of the New York Stock Exchange (“NYSE”) and our own standards of director independence.

•
Each of the Board’s Committees, including the Compensation Committee, which ultimately determines the CEO’s compensation, consists entirely of independent directors, and each Committee has a different chairperson.

•	Each Committee Chair reviews and approves meeting schedules and agendas for his or her relevant Committee.
•	Executive sessions of our Board follow regularly scheduled Board meetings, and our Lead Independent Director presides over executive sessions.
•	Many meetings of the Board’s Committees also include executive sessions presided over by the Chairs of the applicable Committees.
•	Our Board, through its Nominating and Governance Committee, evaluates itself annually and feedback is discussed at meetings of the Nominating and Governance Committee and the Board.
Workplace and Culture
•	Our people are our most important asset and we strive to create a culture that fosters excellence, collaboration, innovation, empowerment, inclusion and engagement.
•
We believe that a strong cultural foundation devoted to being both commercial and collegial is imperative to achieving the Lazard 2030 plan, which includes a series of ambitious long-term growth objectives and initiatives. In 2023, we defined what we mean by “collegial” and began developing a new compensation model for managing directors in our Financial Advisory business to incentivize collegial behavior.

•
In 2018, we established the Workplace and Culture Committee of our Board of Directors to prioritize attracting, motivating and retaining talented people; to foster productivity and professional and personal development; to value diversity, equity and inclusion and to encourage our people to engage with each other and their communities.

•	Lazard ranked #4 in the 2024 Vault Banking 25 survey (up one place from #5 in 2023) that assesses the best places to work for investment banking professionals in North America.

Proxy Statement Summary | Shareholder Engagement and Corporate Sustainability Highlights
Shareholder Engagement and Corporate Sustainability Highlights
Shareholder Engagement
•	We highly value the perspectives of our stakeholders and proactively engage throughout the year.
•	In 2023, we hosted meetings with approximately 67% of active institutional shareholders, based on reported holdings.
•	We prioritize long-term value creation and return of excess capital to shareholders through a flexible capital allocation strategy, while retaining sufficient capital for operating needs.
•
We’re committed to paying for performance and have shifted to a new long-term compensation program based on share price and our employees hold a significant portion, approximately 27%, of fully diluted shares outstanding.

•	We assess feedback from our stakeholders and continually enhance dialogue and reporting of pertinent investor information.
Corporate Sustainability
•
We believe that the commitment to sustainability starts at the top – our Board has oversight responsibility for our global culture and sustainability efforts, while management provides senior-level input and review and strategic execution of our initiatives.

•
Our Nominating and Governance Committee is responsible for evaluating environmental, social and governance factors which arise in the operation of our business and, at its discretion, allocates key priorities to the Audit, Compensation and Workplace and Culture Committees for collaboration and review.

•	Our annual Corporate Sustainability Report (“CSR”) addresses environmental, social and governance (“ESG”) topics important to our stakeholders and to our business. Key pillars to our CSR include:
−	Our People and Culture;
−	Sustainable Investing;
−	Sustainable Financial Advisory;
−	Business Ethics;
−	Leadership and Governance; and
−	Environmental Sustainability.
•	Additional sustainability initiatives include:
−	Voluntary disclosures responding to the Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosures (“TCFD”) frameworks;
−	Our commitment to the Net Zero Asset Managers initiative to work in partnership with asset owner clients in developing decarbonization goals; and
−	Our firm-wide initiative, Lazard Climate Center, which analyzes financial impacts of climate change and the energy transition on companies and markets.
•	We operate with the highest standards of integrity and a commitment to diversity, inclusion, equity and responsible business and environmental initiatives. Our focus on ESG topics includes:
−	Evaluating environmental risks and opportunities in our investments and strategic advice;
−	Continuing to foster our culture of excellence, including a rigorous approach to responsible business principles, education and training; and
−	Leading with integrity and engaging with our stakeholders.

Proxy Statement Summary | Shareholder Engagement and Corporate Sustainability Highlights
•
Our pledge to the CEO Action for Diversity & Inclusion reaffirms our commitment to building a stronger and more diverse workforce and expanding mentorship and allyship. Our people are instrumental to our ability to achieve sustainable growth.

•
Our commitment to the United Nations Global Compact, the world’s largest corporate sustainability initiative, solidifies our alignment with the ten principles addressing human rights, labor, environment and anti-corruption.

•
Our partnership with New Visions for Public Schools is one of the initiatives through which we support our community. Over a two-year program, the Lazard New Visions Academy provides public high school students from under-resourced communities access to post-secondary readiness opportunities, financial literacy skills and professional capital. Since 2021, the Lazard New Visions Academy engaged 246 employee volunteers and served over 800 students across New York City.

ITEM 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Members of each class serve for a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. Shareholders elect one class of directors at each annual meeting of shareholders. At this annual meeting, shareholders will vote on the election of the three nominees described below for terms ending at the 2027 annual meeting.
To be elected as a director pursuant to our By-laws, a nominee must receive a plurality of all the votes cast at a meeting of stockholders at which a quorum is present by holders of the shares present at the virtual meeting or represented by proxy at the meeting and entitled to vote on the election of such director. There is no cumulative voting in the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. “Withhold” votes will have no effect; however, the Board has adopted a policy for uncontested director elections whereby if a director receives a greater number of votes “withheld” than votes “for,” the director must promptly tender his or her resignation to the Board and the Nomination and Governance Committee will review the outcome and make a determination as to the acceptance or rejection of such resignation. See “Majority Vote Policy” below.
The following section contains information provided by the nominees and continuing directors about their principal occupation, business experience and other matters. Dr. Achleitner, Mr. Alper and Mr. Howe, each of whom are nominated for election to our Board, are current directors of the Company. Each nominee has indicated to us that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election; but if that happens, your proxy may be voted for another person nominated by the Board.

BOARD OF DIRECTORS’ RECOMMENDATION
The Board of Directors recommends a vote FOR the election of each nominee listed below.
Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR each nominee listed below.

Item 1: Election of Directors | Nominees for Election
Information About the Director Nominees and Continuing Directors
Nominees for Election as Directors for Three-Year Terms Expiring in 2027
Ann-Kristin Achleitner Age: 58 years Independent Director Director since April 2021 Committees: • Audit • Nominating and Governance
Ann-Kristin Achleitner has spent over thirty years as an economist and educator. Dr. Achleitner is a Distinguished Affiliated Professor at the Technical University of Munich (TUM), where she held the Chair of Entrepreneurial Finance between 2001 and 2020. An accomplished academic with multiple honors and publications, Dr. Achleitner now acts primarily as a non-executive board director and venture investor. Dr. Achleitner currently sits on the Munich Re Supervisory Board and the Linde board of directors. Dr. Achleitner is also a member of multiple boards of nonpublic institutions and foundations such as the Institute for Advanced Studies (Princeton) and the German National Academy of Science and Engineering (acatech). Previously, Dr. Achleitner served as a member of the board of directors of Deutsche Börse from 2016 until 2019 and was a member of the board of directors of Engie from 2012 until 2019. Dr. Achleitner received her doctorates in business administration as well as law from the University of St. Gallen (HSG) in Switzerland. After a brief career as a management consultant with McKinsey, Dr. Achleitner held the Chair of Banking and Finance at the European Business School (EBS) in Oestrich-Winkel, Germany from 1995 to 2001. Dr. Achleitner has served on multiple commissions for the German, Bavarian and Swiss governments, as well as for the EU commission, various World Economic Forum groupings, and multiple award juries.
Qualifications: Dr. Achleitner was selected to be a director of Lazard because of her broad and substantial experience across the financial industry, including as an internationally recognized leader in entrepreneurship finance, and the Board’s desire to add to its diversity of perspective, knowledge and geography.

Andrew M. Alper Age: 66 years Independent Director Director since October 2012 Committees: • Audit • Compensation (Chair)
Andrew M. Alper serves as Chairman of Alper Investments, Inc. From October 2006 to January 2013, Mr. Alper served as the Chairman and Chief Executive Officer of EQA Partners, LP, a limited partnership engaged in a global macro strategy. From February 2002 to June 2006, Mr. Alper served as President of the New York City Economic Development Corporation and Chairman of the New York City Industrial Development Agency, appointed to both positions by Mayor Michael Bloomberg. Prior to that, Mr. Alper spent 21 years in the Investment Banking Division of Goldman, Sachs & Co., where he was Chief Operating Officer of the Investment Banking Division from 1997 to 2000. Mr. Alper was co-head of the Financial Institutions Group of the Investment Banking Division of Goldman, Sachs & Co. from 1994 to 1997. Mr. Alper is a member of the board of trustees of the University of Chicago and served as its Chairman from June 2009 until May 2015. Mr. Alper also serves as a trustee of the University of Chicago Medical Center and the Mount Sinai Medical Center in New York.
Qualifications: Mr. Alper was selected to be a director of Lazard because of his extensive experience with the financial and operational aspects of businesses that are comparable to Lazard, as well as his background and experience in government service.

Item 1: Election of Directors | Nominees for Election
Nominees for Election as Directors for Three-Year Terms Expiring in 2027
Stephen R. Howe Jr. Age: 62 years Independent Director Director since February 2024 Committees: • Audit (Chair) • Workplace and Culture
Mr. Howe served as U.S. Chairman (2012-2018) and U.S. Managing Partner and Americas Area Managing Partner (2006-18) of Ernst & Young (“EY”) and was a member of EY’s Global Executive Board from 2006 until his retirement in 2018. In these roles, Mr. Howe directed strategy and operations for EY’s businesses of over 75,000 people, delivering professional services across all industry sectors. While leading EY, Mr. Howe also gained extensive board governance and regulatory experience and was executive sponsor for the firm’s focus on diversity and inclusiveness. He was with EY for over 35 years. Since 2019, Mr. Howe has been a member of the board of directors of Royal Caribbean Cruises Ltd, where he serves as chair of the nominating and corporate governance committee thereof. Mr. Howe is also a member of the Board of Trustees of Carnegie Hall, the Board of the Peterson Institute for International Economics and the Board of Trustees (Chairman) of the Liberty Science Center. Mr. Howe was previously a member of the boards of Colgate University, the Center for Audit Quality and the Financial Accounting Foundation.
Qualifications: Mr. Howe was selected to be a director of Lazard because of his extensive audit and accounting background and his experience advising and participating in public company governance and reporting.

Item 1: Election of Directors | Nominees for Election
Directors Continuing in Office
(Terms Expiring in 2025)
Jane L. Mendillo Age: 65 years Independent Director Director since April 2016 Committees: • Audit • Workplace and Culture
Jane L. Mendillo has spent over 30 years in the fields of endowment and investment management. As the CEO of the Harvard Management Company from 2008 to 2014, she managed Harvard University’s approximately $37 billion global endowment and related assets across a wide range of public and private markets. Ms. Mendillo was previously the Chief Investment Officer at Wellesley College for six years. Prior to that, she spent 15 years at the Harvard Management Company in various investment roles. Earlier in her career she was a management consultant at Bain & Co. and worked at the Yale Investment Office. Until June 2022, Ms. Mendillo was a member of the board of directors of General Motors. She currently serves on the board of directors and the Audit Committee of Generate Biomedicines. She also serves as Trustee to the Old Mountain Private Trust Company. She is a graduate of Yale College and the Yale School of Management.
Qualifications: Ms. Mendillo was selected to be a director of Lazard because of her financial perspective, having successfully stewarded Harvard Management Company through the financial crisis, and her extensive experience in the field of asset management.

Richard D. Parsons Age: 76 years Lead Independent Director Director since June 2012 Committees: • Audit • Compensation • Nominating and Governance • Workplace and Culture
Richard D. Parsons is a co-founder and partner of Imagination Capital LLC, a venture capital firm launched in November 2017 and is Chairman of Equity Alliance LLC, a venture capital firm launched in 2021, and has been a senior advisor to Providence Equity Partners LLC since September 2009. Mr. Parsons is a member of the board of directors of The Estée Lauder Companies Inc., The Madison Square Garden Company and Group Nine Acquisition Corp. From September 2018 to October 2018, Mr. Parsons served as the interim Chairman of the board of directors of CBS Corporation. From May 2014 to September 2014, Mr. Parsons served as the interim Chief Executive Officer of the Los Angeles Clippers. Mr. Parsons previously served as Chairman of the board of directors of Citigroup Inc. from February 2009 through April 2012, and had served as a director of Citigroup Inc. since 1996. From May 2003 until his retirement in December 2008, Mr. Parsons served as Chairman of the board of directors of Time Warner Inc., and from May 2002 until December 2007, Mr. Parsons served as Chief Executive Officer of Time Warner Inc. Mr. Parsons was formerly Chairman and Chief Executive Officer of Dime Bancorp, Inc. Among his numerous community and nonprofit activities, Mr. Parsons is chairman emeritus of the Partnership for New York City and chairman of the Jazz Foundation of America. Mr. Parsons also serves on the boards of the Commission on Presidential Debates and the Apollo Theater Foundation.
Qualifications: Mr. Parsons was selected to be a director of Lazard because of his extensive and diverse leadership experience in both financial services and non-financial services businesses.

Item 1: Election of Directors | Nominees for Election
Directors Continuing in Office
(Terms Expiring in 2025)
Dan Schulman Age: 66 years Independent Director Director since February 2024 Committees: • Compensation • Nominating and Governance • Workplace and Culture
Mr. Schulman served as the President and Chief Executive Officer of PayPal Holdings, Inc. (“PayPal”) from July 2015 to September 2023 and as PayPal’s President and Chief Executive Officer-Designee from September 2014 to July 2015. He also has served on PayPal’s Board from July 2015 to December 2023. Prior to PayPal, Mr. Schulman served as Group President, Enterprise Group of American Express Company from August 2010 to August 2014. Mr. Schulman was President, Prepaid Group of Sprint Nextel Corporation from November 2009 to August 2010, and also served in other executive leadership positions at Virgin Mobile USA, Inc., Priceline Group, Inc., and AT&T, Inc.. Mr. Schulman currently serves on the boards of Cisco Systems, Inc., where he chairs the Compensation and Management Development Committee and serves on the Nomination and Governance Committee, and Verizon Communications Inc., where he chairs the Human Resources Committee. He is on the Business Roundtable Board and the board of The Economic Club of New York and is an International Advisory Council member of the Singapore Economic Development Board. He is a life member of the Council on Foreign Relations.
Qualifications: Mr. Schulman was selected to be a director of Lazard because of his demonstrated track record of driving transformative growth and innovation at financial services companies.

Item 1: Election of Directors | Nominees for Election
Directors Continuing in Office
(Terms Expiring in 2026)
Kenneth M. Jacobs Age: 65 years Executive Chairman since October 2023
Kenneth M. Jacobs has served as Executive Chairman since October 2023 and had served as Chairman of the Board of Directors and Chief Executive Officer of Lazard from November 2009 to September 2023. Mr. Jacobs has served as a Managing Director of Lazard since 1991 and had been a Deputy Chairman of Lazard from January 2002 until November 2009. Mr. Jacobs also served as Chief Executive Officer of Lazard North America from January 2002 until November 2009. Mr. Jacobs initially joined Lazard in 1988. Mr. Jacobs is a member of the Board of Trustees of the University of Chicago and the Brookings Institution. He is also a Director of the Partnership for New York City, and a member of the Council on Foreign Relations. Mr. Jacobs earned an MBA from the Stanford University Graduate School of Business and a Bachelor’s Degree in Economics at the University of Chicago.
Qualifications: Mr. Jacobs was selected to be the Executive Chairman of Lazard because of his deep insights into a wide array of businesses and his experience in complex board issues, and his long tenure at Lazard as a trusted advisor, collaborator and team leader.

Michelle Jarrard Age: 56 years Independent Director Director since January 2017 Committees: • Compensation • Workplace and Culture (Chair)
Michelle Jarrard is a former Senior Partner of McKinsey & Company, where she held multiple senior leadership roles during her 25-year career, including as Global Chief HR and Talent Officer from 2007 until her retirement in January 2016. She was a member of McKinsey’s Global Operating Committee, with responsibilities including: People Strategy; Talent Acquisition and Development; Learning; Partner Compensation & Evaluation; Diversity; HR Analytics, Policies & Risk; and Internal Communications. Ms. Jarrard serves as CEO of, and also serves on the board of directors of, BioCircuit Technologies, an early-stage medical device company in the field of neuromodulation and nerve repair. From January 2016 to August 2018, Ms. Jarrard was a Managing Director of the GRA Venture Fund, LLC, a private investment fund providing early-stage capital to Georgia-based technology companies. Ms. Jarrard is a director of Crawford & Company and a director of Inspire Brands. She earned her MBA from Harvard Business School and a Bachelor’s Degree in Industrial Engineering from the Georgia Institute of Technology.
Qualifications: Ms. Jarrard was selected to be a director of Lazard because of her experience serving in senior leadership positions, including human capital development positions, within a major professional services firm.

Item 1: Election of Directors | Nominees for Election
Directors Continuing in Office
(Terms Expiring in 2026)
Iris Knobloch Age: 61 years Independent Director Director since April 2018 Committees: • Compensation • Nominating and Governance (Chair)
Iris Knobloch is Chairwoman and President of the Cannes Film Festival. She is also the Chairman of the Board of Directors of Deezer, the Vice Chairman and Lead Independent Director of the board of directors of AccorHotels, a member of the board of directors of Vail Resorts, Inc., and a governor of the American Hospital in Paris. She was Chairwoman and CEO of I2PO, a Special Purpose Acquisition Company, which successfully listed the music streaming platform Deezer on the Paris Stock Exchange in 2022. Ms. Knobloch was a senior executive with WarnerMedia and its predecessor companies from 1996 to 2021, most recently as President of WarnerMedia in France, Germany, the Benelux, Austria and Switzerland. Before that, Ms. Knobloch was in charge of Time Warner’s International Relations and Strategic Policy for Europe. Previously, Ms. Knobloch was an attorney with Norr, Stiefenhofer & Lutz and with O’Melveny & Myers in Munich, New York and Los Angeles. Ms. Knobloch was a member of the board of directors of LVMH Moët Hennessy Louis Vuitton from April 2019 to July 2021 and a member of the board of directors of Central European Media Enterprises from April 2014 to June 2018. Ms. Knobloch received a J.D. degree from Ludwig-Maximilians-Universitaet and an L.L.M. degree from New York University.
Qualifications: Ms. Knobloch was selected to be a director of Lazard because of her Continental European perspective from her leadership positions in multi-national businesses, and her experience in strategy, digital media, and emerging markets.

Peter R. Orszag Age: 55 years Chief Executive Officer and Director since October 2023
Mr. Orszag became Chief Executive Officer of Lazard, Inc. and Lazard Group in October 2023. He previously served as Chief Executive Officer of Financial Advisory from June 2019 until September 2023. Prior to that he was Lazard’s Head of North American Mergers & Acquisitions since July 2018 and Global Co-Head of Healthcare since November 2016. Mr. Orszag joined Lazard in May 2016 as a Vice Chairman of Investment Banking from Citigroup, where he was Vice Chairman of Corporate and Investment Banking and Chairman of the Financial Strategy and Solutions Group from January 2011 to February 2016. Mr. Orszag served as the Director of the Office of Management and Budget in the Obama Administration from January 2009 to July 2010, and was the Director of the Congressional Budget Office from January 2007 to December 2008. Mr. Orszag is a member of the Board of Directors of the Peterson Institute for International Economics, the Mt. Sinai Medical Center and New Visions for Public Schools in New York, and is a member of the National Academy of Medicine.
Qualifications: Mr. Orszag was selected as Chief Executive Officer and Director of Lazard based on his vision, intellect and dynamism, his deep experience in financial services and related fields, and his proven abilities in leading large organizations and in attracting and motivating top talent.

Item 1: Election of Directors | Majority Vote Policy
Majority Vote Policy
Though our By-laws only provide that a nominee must receive a plurality of all the votes cast at a meeting of shareholders, our Board has adopted a “majority vote” policy for uncontested elections of directors.
In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Executive Chairman for consideration by the Nominating and Governance Committee. As used herein, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election.
The Nominating and Governance Committee will consider any such tendered resignation and, promptly following receipt thereof, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Nominating and Governance Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the SEC, the NYSE and Delaware law), and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders.
The Nominating and Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the Nominating and Governance Committee deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Governance Committee to have motivated the “withheld” votes.
The Board will take formal action on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives as the Board deems relevant.
Following the Board’s decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with an explanation of the process by which the decision was made. If the Board has not accepted the tendered resignation, it will also disclose the reason or reasons for doing so.
No director who, in accordance with this policy, is required to tender his or her resignation shall participate in the Nominating and Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Lazard is governed by a Board of Directors and various committees of the Board that meet throughout the year. Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Workplace and Culture Committee. Each of the standing committees has adopted and operates under a written charter, which are available on our website at www.lazard.com. Other corporate governance documents also are available on our website, including our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. A copy of each of these documents is available to any shareholder upon request.
Leadership Structure
In May 2023, the Board determined that separating the role of Chairman and CEO and naming a new Executive Chairman role would best serve the interests of the Company and its shareholders by facilitating the Company’s leadership succession plan while retaining past governance experience. This transition took effect on October 1, 2023, when Mr. Orszag’s appointment as CEO took effect along with the appointment of Kenneth M. Jacobs as Executive Chairman. The Board continues to recognize the value in, and need for, strong independent perspectives especially to avoid any potential conflicts, and so continues to maintain the Lead Independent Director position to provide this balance.
Chief Executive Officer
Our Board appointed Peter R. Orszag as Chief Executive Officer and a member of the Board effective October 2023. Prior to becoming CEO of Lazard, Mr. Orszag led Lazard’s advisory businesses, serving companies and governments across the globe, as CEO of Financial Advisory from April 2019 through September 2023. Our Board chose Mr. Orszag to succeed Mr. Jacobs as CEO after a rigorous process. As CEO, Mr. Orszag will oversee the growth, management and operations of Lazard.
Executive Chairman
Prior to becoming the Company’s Executive Chairman in October 2023, Mr. Jacobs served as Chairman of the Board and CEO of the Company from November 2009 through September 2023. Our Board believes that the members of the Board possess considerable experience, breadth of skills and unique knowledge of the challenges and the opportunities the Company faces. Further, our Board is best positioned to identify the person who has the skill and commitment to be an effective Chairman, and believes that, at this time, the Company is best served by retaining Mr. Jacobs’ skill and experience by service as Executive Chairman.
Lead Independent Director
Mr. Parsons was originally appointed as the Lead Independent Director for our Board in February 2018. Mr. Parsons’s appointment has been reconfirmed by the independent members of our Board annually since 2019. Mr. Parsons is a strong, independent and active director with clearly defined leadership authority and responsibilities. In addition to his role as Lead Independent Director, Mr. Parsons serves as a member of each committee of our Board.
The responsibilities and duties of the Lead Independent Director include the following:
•
presiding at meetings of the Board in the absence of the Executive Chairman, including the executive sessions of the independent members of the Board, and providing feedback to the Executive Chairman and the CEO, other senior executives and key managing directors, as appropriate, from such executive sessions of the independent directors;

•
for the purpose of facilitating timely communication, serving as a liaison between (1) the independent directors (including committee chairs) and (2) the Executive Chairman and the CEO, other senior executives and, in consultation with the Executive Chairman and the CEO, key managing directors regarding significant matters (without impeding or replacing direct communication between the Executive Chairman, the CEO and other directors or between or among other directors);

•
with input from the other independent directors, (1) reviewing and approving Board meeting schedules, as well as the agendas for such meetings, and (2) calling meetings of the independent directors and setting the agendas in connection with such meetings;

Information Regarding the Board of Directors and Corporate Governance | Shareholder Engagement
•	together with the Board, providing oversight and advice to the Executive Chairman and the CEO regarding corporate strategy, direction and implementation of initiatives;
•	being available for consultation or direct communication with significant shareholders;
•	together with the Compensation Committee, conducting periodic performance appraisals of the CEO;
•	coordinating the activities of the chairs of Board committees; and
•	performing such other duties as the Board may from time to time delegate to the Lead Independent Director.
Our Lead Independent Director also presides at meetings of the Board, or the relevant portions of such meetings, when it would not be appropriate for our Executive Chairman or CEO to preside.
Shareholder Engagement

We highly value engagement with our shareholders and maintain an active dialogue through individual and small-group meetings as well as participation in investment conferences. We engage with our shareholders and potential investors throughout the year on a wide variety of topics, such as business strategy, market conditions, financial performance, competitive landscape, capital allocation, regulatory and governance changes, and environmental and social responsibility.

We conduct significant outreach each year following the distribution of our annual proxy. We value our shareholders’ opinions and continually take into consideration their feedback as part of our ongoing evaluation of our executive compensation programs. Our strong foundation of shareholder engagement has resulted in a history of implementing changes over the years based on shareholder feedback, such as recently implementing a tenure policy for independent directors that enhances Board refreshment by limiting independent directors to serving four complete terms (in addition to any partial term), and making significant enhancements to the performance metrics applicable to our NEOs’ outstanding performance-based long-term incentive awards to better align their compensation with shareholder benefits.

Information Regarding the Board of Directors and Corporate Governance | Shareholder Feedback on
Executive Compensation
Shareholder Feedback on Executive Compensation
Our Compensation Committee focused on the feedback received from shareholders regarding executive compensation-related matters during our outreach in 2023. At our 2023 Annual General Meeting of Shareholders, we received the support of 87% of our shareholders that voted regarding executive compensation-related matters.
During 2023, we reached out to approximately 67% of our active institutional shareholders. Shareholder feedback, as well as feedback from other parties, was reviewed by the Compensation Committee in making its pay determinations in respect of 2023 compensation.
A summary of the key areas of the feedback we received in recent years and our response is provided in the chart below.
Over 2024, we plan to meet with shareholders to help us further improve our program.
Topic Discussed	Our Response
Annual Incentive Awards
Our annual incentive compensation reflects the achievement of Company goals and individual contributions of our management team toward these goals as well as our progress with regard to execution of our plan for growth, which are described for each NEO under the section titled “2023 Compensation for Each of Our NEOs—Compensation Process”. Consistent with competitive market practice in our industry, the Compensation Committee establishes annual incentive compensation based on a rigorous assessment of performance. This approach allows us to balance the objective, pre-established elements of our compensation program with the need to tailor overall compensation in a given fiscal year to reflect particular circumstances and appropriately incentivize our NEOs.

Shareholder feedback on this topic reflected an understanding of market practice in the financial services industry, our overall compensation program and the inclusion of qualitative factors on a short-term basis while maintaining discipline in our long-term compensation program overall.

Peer Benchmarking
Lazard’s selected peer group reflects the competitive market for talent in which we compete, and we aim to align compensation within this group. We believe other peer groups generated by broad industry categorization and market capitalization do not accurately reflect the businesses and competitive market for talent in which we operate, and the value of our alignment of employee interests with shareholder value through our compensation program. Shareholder feedback on this topic was supportive of our methodology and results, and recognized that our unique combination of business, size and global footprint mean that we have few direct peers. We continually assess our peer groups, however, and adapt as companies, markets and other situations evolve.

Equity Compensation Dilution
We aim to repurchase shares to offset most or all of the potentially dilutive impact of equity compensation. Our fully diluted share count has declined 25% from year-end 2018, and we have a share repurchase authorization to enable us to continue our practice of offsetting most or all of the potentially dilutive impact of equity compensation.

Shareholder feedback on this topic noted that the number of awards we grant as a percentage of our shares outstanding, which is commonly known as “burn rate,” is above a broad sector industry average. However, this traditional formulation of a “burn rate” does not take into account share repurchases or our people-based cost structure and compensation practices. See “2018 Plan Use and Net Burn Rate” for more information about our plan use and burn rate.

Our demonstrated history of offsetting the potentially dilutive impact of the equity component of our compensation programs is an important aspect of our equity compensation practices and most shareholders are supportive of maintaining our stock-based compensation program. We believe these practices reflect a responsible approach to equity compensation.

Information Regarding the Board of Directors and Corporate Governance | Corporate Sustainability
Report
Corporate Sustainability Report
Creating Value Responsibly

Our CSR, SASB and TCFD reports and additional policies, statements and sustainability information are available on our website at www.lazard.com.
Lazard published its fifth annual Corporate Sustainability Report in 2023, reporting on fiscal year 2022, which focuses on the core topics prioritized by our stakeholders—employees, clients, shareholders, business partners and communities. This voluntary disclosure provides a summary of the principles, programs and policies that reflect our commitment to a sustainable future. Lazard built upon its annual sustainability reporting and ESG transparency by expanding its voluntary disclosures to include a TCFD report, an updated Environmental Statement and an Information Security and Data Privacy Statement. As a global firm that has advised clients on their most important financial matters during our 175-year history, the principles of sustainability are ingrained in Lazard’s culture and operations.
We are committed to serving our clients, developing our people and supporting our communities. Our Board and management are focused on cultivating a workplace environment that attracts and retains exceptional talent and a diversity of perspectives. Encouraging an engaged workplace where employees feel connected is instrumental to our ability to achieve sustainable growth and create lasting value.
As a global investor, we see the integration of sustainability considerations as an essential part of any long-term investment process focused on value creation. Companies and sovereign issuers that operate in a sustainable way, with a recognition of how their activities intersect with the environment and society, are likely to represent more attractive long-term investment opportunities. Those that do not are at risk of structural decline as they become subject to regulatory, commercial, or financial pressure to change.

Information Regarding the Board of Directors and Corporate Governance | Board Committees
Board Committees
AUDIT COMMITTEE	COMPENSATION COMMITTEE
Members: Stephen R. Howe Jr.(1) (Chair) Ann-Kristin Achleitner Andrew M. Alper Jane L. Mendillo Richard D. Parsons Meetings in 2023: 6	Members: Andrew M. Alper (Chair) Michelle Jarrard Iris Knobloch Richard D. Parsons Dan Schulman(1) Meetings in 2023: 12

Primary Responsibilities:
The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to:
• monitoring the integrity of our financial statements;
• assessing the qualifications, independence and performance of our independent auditor;
• evaluating the performance of our internal audit function;
• reviewing the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;
• overseeing the Company’s cybersecurity risk management programs, measures and policies; and
• monitoring the Company’s compliance with certain legal and regulatory requirements.
All members of the Audit Committee are independent as required by Lazard and the listing standards of the NYSE.
All members of the Audit Committee are financially literate, as determined by the Board. The Board has determined that Mr. Howe has the requisite qualifications to satisfy the SEC’s definition of “audit committee financial expert.”
(1) Chair since March 1, 2024 and member since February 1, 2024.

Primary Responsibilities:
The Compensation Committee assists the Board by overseeing our firm-wide compensation plans, policies and programs and has full authority to:
• determine and approve the compensation of our CEO;
• review and approve the compensation of our other executive officers;
• review our compensation programs as they affect all managing directors and employees; and
• administer the Lazard, Inc. 2018 Plan and any successor plans.
All members of the Compensation Committee are independent as required by Lazard and the listing standards of the NYSE.
From time to time, the Compensation Committee has established special equity award pools pursuant to the 2018 Plan to grant awards to new hires and, under certain circumstances, retention awards to key employees. The Compensation Committee granted to our CEO (or his designee) authority to determine the amount, terms and conditions of all awards made from these pools and required that the Compensation Committee be updated on all such awards at regularly scheduled meetings.
The Compensation Committee directly engaged Compensation Advisory Partners (“CAP”) an independent compensation consulting firm, to assist it with various compensation analyses, as well as to provide consulting on executive compensation practices and determinations, including information on equity-based award design. CAP generally attends meetings of the Compensation Committee. In addition, Mr. Orszag, our CEO, generally attends meetings of the Compensation Committee and expresses his views on the Company’s overall compensation philosophy. Periodically, Ms. Betsch, our CFO, Mr. Russo, CEO of Asset Management, and Ms. Soto, COO, also attended meetings of the Compensation Committee in order to allow its members to benefit from their perspectives. Following year end, Mr. Orszag makes recommendations to the Compensation Committee as to the total compensation package (salary, annual cash incentive and long-term incentive compensation awards) to be paid to each of the other executive officers.
(1) Member since February 1, 2024.

Information Regarding the Board of Directors and Corporate Governance | Board Committees
NOMINATING AND GOVERNANCE COMMITTEE	WORKPLACE AND CULTURE COMMITTEE
Members: Iris Knobloch (Chair) Ann-Kristin Achleitner Richard D. Parsons Dan Schulman(1) Meetings in 2023: 2	Members: Michelle Jarrard (Chair) Stephen R. Howe Jr.(1) Jane L. Mendillo Richard D. Parsons Dan Schulman(1) Meetings in 2023: 4

Primary Responsibilities:
The Nominating and Governance Committee assists our Board in promoting sound corporate governance principles and practices by:
• leading the Board in an annual review of its own performance;
• identifying individuals qualified to become Board members, consistent with criteria approved by the Board;
• recommending to the Board the director nominees for the next annual meeting of shareholders; recommending to the Board director nominees for each committee of the Board;
• recommending to the Board compensation of non-executive directors;
• reviewing and reassessing the adequacy of the Corporate Governance Guidelines; and
• reviewing the Company’s annual corporate sustainability reporting, as well as other sustainability matters, including environmental and social topics, and recommending any related action to the Board.
The Nominating and Governance Committee also is responsible for recommending to the Board standards regarding the independence of non-executive directors and reviewing such standards on a regular basis to confirm that such standards remain consistent with sound corporate governance practices and with any legal, regulatory or NYSE requirements. All members of the Nominating and Governance Committee are independent as required by Lazard and the listing standards of the NYSE.
(1) Member since February 1, 2024.

Primary Responsibilities:
The Workplace and Culture Committee assists and advises management in continuing to cultivate and reinforce a workplace culture that helps attract, motivate and retain talented people, allows them to thrive, fosters productivity and professional and personal development, values diversity and inclusion, and encourages its people to engage with each other and their communities by:
• overseeing efforts by management to communicate, promote and embed principles integral to a collegial workplace;
• periodically discussing with management the development, implementation and effectiveness of the Company’s policies and strategies relating to workplace culture; and
• reviewing efforts by management to enhance diversity and inclusion in the Company’s workforce, including at management levels.
All members of the Workplace and Culture Committee are independent.
(1) Member since February 1, 2024.

ATTENDANCE
The Board held 15 meetings in 2023. In 2023, overall attendance by our directors at meetings of the Board and its Committees averaged over 85%. Each such director that currently serves on our Board attended at least 82% of the meetings of the Board and Committees on which he or she served that were held during the period for which he or she had been a director or Committee member. All of our then-current directors attended the 2023 Annual General Meeting of Shareholders.

Information Regarding the Board of Directors and Corporate Governance | Risk Oversight, Code of
Business Conduct and Ethics, Communications with the Board
Risk Oversight
Management within each of Lazard’s operating locations is principally responsible for managing the risks within its respective business on a day-to-day basis. The Board, working together with the Audit Committee, reviews the Company’s risk profile and risk management strategies at regular intervals. Members of the Company’s finance team, led by the Chief Financial Officer and the Global Risk Committee, also review with the Audit Committee categories of risk the Company faces, including any risk concentrations, risk interrelationships and financial and cybersecurity risk exposures, as well as the likelihood of occurrence, the potential impact of those risks and the steps management has taken to monitor, mitigate and control such exposures. The Company’s Chief Information Security Officer also frequently participates in these reviews. The Company’s Chief Information Security Officer reports at least quarterly to the Audit Committee and at least annually to the full Board regarding cybersecurity incidents, threats, risks and the plans and policies to address them. Updates on risks deemed material to the Company are reviewed at regular meetings of the Audit Committee and reported to the full Board. In addition, the Compensation Committee reviews compensation programs for consistency and alignment with Lazard’s strategic goals, and in connection therewith reviews Lazard’s compensation practices to assess the risk that they will have a material adverse effect on the Company.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of Lazard and its subsidiaries and affiliates. We have also adopted a Supplement to the Code of Business Conduct and Ethics for certain senior officers, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. Each of these codes is available on our website at www.lazard.com. A print copy of each of these documents is available to any shareholder upon request. We will disclose amendments to, or waivers from, the Code of Business Conduct and Ethics, if any, on our website.
Communications with the Board
Anyone who wishes to send a communication to our non-executive directors as a group may do so by mail at the address listed below, and by marking the envelope, Attn: Non-Executive Directors of the Lazard, Inc. Board of Directors.
Lazard, Inc.
30 Rockefeller Plaza
New York, NY 10112
The Lazard, Inc. Board of Directors
c/o the Corporate Secretary
These procedures are also posted on our website at www.lazard.com.

Information Regarding the Board of Directors and Corporate Governance | Board Evaluation Process
Board Evaluation Process
Our Board is committed to continually strengthening all aspects of corporate governance and our Board and the individual directors regularly evaluate their own effectiveness and the effectiveness of the Board process. As part of that review, the Nominating and Governance Committee conducts an annual review in which each director completes a self-evaluation questionnaire to assess overall effectiveness, including with respect to strategic oversight, interactions with and evaluations of management, board culture, board structure and operation, governance policies and committee structure and composition. The results of these evaluations are aggregated and shared on an anonymous basis with the Nominating and Governance Committee, which then reviews and presents its findings to the full Board for discussion and feedback. Through this regular self-assessment, the Board identifies areas for further reflection and improvement and, as appropriate, updates or changes our existing practices. The Nominating and Governance Committee annually reviews, updates and approves the evaluation framework, including the director evaluation questionnaires, in light of changing conditions and shareholder interests.

Annual Process is Initiated	The Nominating and Governance Committee initiates the annual evaluation process by reviewing and updating the self-assessment process and approving the director self-evaluation questionnaires.

Individual Director Evaluations & Self- Assessments
Each director completes an annual self-evaluation questionnaire to help evaluate whether the Board and each director are functioning effectively, including with respect to its interaction with management, and to provide an opportunity to reflect upon and improve the Board’s policies, procedures and structure.

One-On-One Director Interviews	At the direction of the Nominating and Governance Committee, private interviews may be conducted with individual directors to discuss feedback.

Review by Nominating and Governance Committee
The results of the director self-evaluation questionnaires and interviews are compiled and anonymized, then shared with the Nominating and Governance committee, which reviews and discusses the evaluations and highlights key areas for further discussion, reflection and improvement.

Presentation of Findings
The Nominating and Governance Committee presents its findings to the full Board for discussion and feedback. Based on these findings, the Board assesses the overall effectiveness of the Board and identifies possible areas for further consideration and improvement.

Feedback Incorporated
In response to feedback solicited from the Board, the Nominating and Governance Committee discusses areas of focus for improvement and works with management and the Board committees to develop appropriate action plans. Recent areas identified for continued consideration include reassessing board composition and desired attributes for new directors, enhancing the focus of materials presented to the Board and its Committees and enhancing discussions on the Company’s strategy and the competitive landscape.

Information Regarding the Board of Directors and Corporate Governance | Policy on Director
Qualifications and Nomination Process
Policy on Director Qualifications and Nomination Process
The Board’s Nominating and Governance Committee is responsible for evaluating and recommending to the Board proposed nominees for election to the Board of Directors. As part of its process, the Nominating and Governance Committee will consider director candidates recommended for consideration by members of the Board, by management and by shareholders. It is the policy of the Nominating and Governance Committee to consider candidates recommended by shareholders in the same manner as other candidates. Candidates for the Board of Directors must be experienced, dedicated and meet the highest standards of ethics and integrity. All directors represent the interests of all shareholders, not just the interests of any particular shareholder, shareholder group or other constituency. The Nominating and Governance Committee periodically reviews with the Board the requisite skills and characteristics for new directors, taking into account the needs of Lazard and the composition of the Board as a whole. A majority of our directors must satisfy the independence requirements of both Lazard and the NYSE. Likewise, each member of the Audit Committee must be financially literate and at least one member must possess the requisite qualifications to satisfy the SEC’s definition of “audit committee financial expert.” Once a candidate is identified, the Nominating and Governance Committee will consider the candidate’s mix of skills and experience with businesses and other organizations of comparable size, as well as his or her reputation, background and time availability (in light of anticipated needs). The Nominating and Governance Committee also will consider the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and any other factors it deems appropriate, including, among other things, diversity and inclusion. The Nominating and Governance Committee views diversity and inclusion broadly, encompassing differing viewpoints, professional experience, industry background, education, geographical orientation and particular skill sets, as well as race and gender.

①

Candidate Recommendation

As part of its regular review and recommendation process, the Nominating and Governance Committee will consider candidates recommended by the Board, by management and by shareholders.

②

Nominating and Governance Committee

The Nominating and Governance Committee evaluates candidates to ensure requisite experience, dedication, and integrity. The committee also considers the interplay of a candidate's experience with that of other Board members, the needs of the Company, as well as other factors it deems appropriate, including, among other things, diversity and inclusion.

③

Board of Directors

After candidates are recommended by the Nominating and Governance Committee, the Board evaluates each candidate, taking into consideration the needs of the Board, including independence requirements.

④

Shareholders

Our Board is committed to nominating the best candidates for election by our shareholders, who have the opportunity to elect three candidates to serve as directors at the 2024 Annual Meeting of Shareholders.

The Company continuously seeks to bring fresh perspectives to the board, demonstrated by the implementation of our term limit policy for independent directors and nominating six new independent directors over the last eight years.

Shareholders wishing to recommend to the Nominating and Governance Committee a candidate for director at our 2025 Annual Meeting of Shareholders may do so by submitting in writing such candidate’s name, in compliance with the procedures of our By-laws, and along with the other information required by our By-laws, to our Corporate Secretary at: Lazard, Inc., Office of the Corporate Secretary, 30 Rockefeller Plaza, New York, New York 10112 between January 9, 2025 and February 8, 2025.

Information Regarding the Board of Directors and Corporate Governance | Director Independence,
Director Compensation for 2023
Director Independence
Pursuant to the corporate governance listing standards of the NYSE, our Board has adopted standards for determining whether directors have material relationships with Lazard. The standards are set forth on Annex A to this Proxy Statement. Under these standards, a director employed by Lazard cannot be deemed to be an “independent director,” and, consequently, Mr. Jacobs and Mr. Orszag are not independent directors of Lazard.
Our Board has determined that none of our other directors or director nominees has a material relationship with Lazard under the NYSE corporate governance listing standards and our Board’s standards for director independence and, accordingly, that each of our directors and director nominees (other than Mr. Jacobs and Mr. Orszag) is independent under the NYSE corporate governance listing standards.
Director Compensation for 2023
Non-Employee Director Compensation. Directors who are officers of the Company do not receive any fees for their services as directors. In 2023, our directors’ compensation program provided that each of our non-employee directors would receive:
•	an annual cash retainer of $126,000;
•	an annual award of deferred stock units (“DSUs”) with a grant date value of $154,000; and
•	annual retainers, payable 45% in cash and 55% in DSUs, in the amounts of:
○	$20,000 for the chair of each committee ($30,000 in the case of the Audit Committee);
○	$50,000 for the Lead Independent Director; and
○	$15,000 for non-chair members of each committee ($20,000 in the case of the Audit Committee).
Cash compensation is paid out on a quarterly basis (on the 15th of February, May, August and November, or, in each case, the first business day thereafter), and the DSU awards described above, the number of which is determined based on the NYSE closing price of our common stock on the trading day immediately preceding the date of grant, are granted on an annual basis on June 1st of each year, or the first business day thereafter, except for initial pro-rated grants made to new directors upon their election or appointment to the Board, and to continuing directors upon their appointment to new Board Committees or positions.
Non-employee directors may elect to receive additional DSUs in lieu of some or all of their cash compensation pursuant to the Directors Fee Deferral Unit Plan. Such DSUs are granted on the same quarterly payment dates noted above, with the number of DSUs based on the NYSE closing price of our common stock on the trading day immediately preceding the date of grant.
All DSUs awarded under these arrangements are converted to shares of our common stock on a one-for-one basis and distributed to a director only after he or she ceases to be a member of the Board of Directors. Dividend equivalent payments are made in respect of DSUs, which are paid in cash at the same rate and time that dividends are paid on shares of our common stock.
The Nominating and Governance Committee regularly reviews our director compensation program.

Information Regarding the Board of Directors and Corporate Governance | Director Compensation for
2023
The table below sets forth the compensation paid to our non-employee directors during 2023.
Directors (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Ann-Kristin Achleitner	$141,750	$173,259	$315,009
Andrew M. Alper(3)	$144,081	$176,013	$320,094
Richard N. Haass(3)(4)	$104,675	$170,505	$275,180
Michelle Jarrard	$140,738	$173,259	$313,997
Iris Knobloch	$141,750	$173,259	$315,009
Philip A. Laskawy(5)	$65,813	$—	$65,813
William M. Lewis, Jr.(6)	$41,329	$—	$41,329
Jane L. Mendillo(3)	$141,810	$173,259	$315,069
Richard D. Parsons(3)	$177,237	$222,778	$400,015
(1)	Excludes Dan Schulman and Stephen R. Howe Jr., who joined the Board, effective February 1, 2024.
(2)
The value of the DSUs reported in the table above is based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 16 of the Notes to the Consolidated Financial Statements contained in our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The number of and grant date fair value of the DSUs granted on June 1, 2023 (based on the NYSE closing price of our common stock on the trading day immediately preceding the date of grant) were as follows: Dr. Achleitner, 6,039, valued at $173,259; Mr. Alper, 6,135, valued at $176,013; Dr. Haass, 5,943, valued at $170,505; Ms. Jarrard, 6,039, valued at $173,259; Ms. Knobloch, 6,039, valued at $173,259; Ms. Mendillo, 6,039, valued at $173,259; and Mr. Parsons, 7,765, valued at $222,778. The total number of DSUs held by each of the non-employee directors as of December 31, 2023 was as follows: Dr. Achleitner, 14,960; Mr. Alper, 83,585; Ms. Jarrard, 35,080; Ms. Knobloch, 29,851; Ms. Mendillo, 65,693; and Mr. Parsons, 99,560.

(3)
Each of Messrs. Alper, Haass, Lewis and Parsons and Ms. Mendillo elected to defer all or a portion of their quarterly cash compensation into additional DSUs. The number and grant date fair value of such DSUs (based on the NYSE closing price of our common stock on the trading day immediately preceding the applicable grant dates) were as follows: Mr. Alper, 4,561, valued at $144,081; Dr. Haass, 3,154, valued at $104,675; Mr. Lewis, 833, valued at $41,329; Ms. Mendillo, 4,489, valued at $141,810; and Mr. Parsons, 5,618, valued at $177,237. In accordance with SEC guidance, these amounts are reflected in the “Fees Earned or Paid in Cash” column, rather than in the “Stock Awards” column.

(4)	Dr. Haass resigned from our Board of Directors on August 24, 2023.
(5)	Mr. Laskawy, who served on our Board of Directors since July 2008, retired from the Board of Directors following the expiration of his term at the 2023 Annual General Meeting of Shareholders.
(6)	Mr. Lewis resigned from our Board of Directors on March 13, 2023.

Information Regarding the Board of Directors and Corporate Governance | Beneficial Ownership
Beneficial Owners of More Than 5% of Our Common Stock
Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of March 11, 2024, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows:
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Percentage of Voting Power (1)
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	10,525,508	9.33%	12.04%
FMR LLC (3) 245 Summer Street Boston, MA 02210	9,712,392	8.61%	11.11%
Ariel Investments, LLC (4) 200 East Randolph Street, Ste. 2900 Chicago, IL 60601	6,771,311	6.00%	7.75%
(1)
The voting power of our common stock is based on 112,766,091 shares of our common stock issued and outstanding as of January 31, 2024 less 25,340,287 shares of our common stock held by the Company’s subsidiaries as of January 31, 2024.

(2)	Shares of our common stock beneficially owned by The Vanguard Group are based on a Schedule 13G that was filed on February 13, 2024.
(3)	Shares of our common stock beneficially owned by FMR LLC are based on a Schedule 13G that was filed on February 9, 2024.
(4)	Shares of our common stock beneficially owned by Ariel Investments, LLC are based on a Schedule 13G that was filed on February 14, 2024.

Information Regarding the Board of Directors and Corporate Governance | Beneficial Ownership
Beneficial Ownership of Directors and Executive Officers
The following table shows the number of shares of our common stock that each director, each NEO, and all directors and executive officers as a group have reported as owning beneficially, or otherwise having a pecuniary interest in, as of March 11, 2024 (including any equity awards which are scheduled to vest within 60 days of that date). To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The address for each listed person is c/o Lazard, Inc., 30 Rockefeller Plaza, New York, New York 10112.
Name of Beneficial Owner	Shares of Common Stock (assuming conversion of applicable equity awards) (1) (2)	Percentage of Common Stock Beneficially Owned	Percentage of Voting Power (3)
Kenneth M. Jacobs(4)	2,728,001	2.42%	3.12%
Ann-Kristin Achleitner	14,960	*	*
Andrew M. Alper	84,553	*	*
Mary Ann Betsch	—	*	*
Scott D. Hoffman	151,285	*	*
Stephen R. Howe Jr.	—	*	*
Michelle Jarrard	35,080	*	*
Iris Knobloch	29,851	*	*
Jane L. Mendillo	68,046	*	*
Peter R. Orszag	101,522	*	*
Richard D. Parsons	100,785	*	*
Evan L. Russo(5)	386,784	*	*
Alexandra Soto	141,128	*	*
Dan Schulman	—	*	*
All directors and executive officers as a group (14 persons)(6)	3,539,425	3.14%	4.05%
*	Less than 1% beneficially owned.
(1)
Performance-based restricted stock units (“PRSUs”), performance-based profits interest participation rights (“PRPUs” and, together with PRSUs, “PRUs”), restricted stock units (“RSUs”), and other equity incentive awards granted to our executive officers that vest more than 60 days after March 11, 2024 have not been included in the table above in accordance with SEC rules. For a discussion of equity awards that have been granted to our NEOs, see “Compensation of Executive Officers—Outstanding Equity Awards at 2023 Fiscal Year-End” below.

(2)
This column also includes shares of our common stock that are subject to issuance in the future with respect to the DSUs issued to our non-employee directors in the following aggregate amounts: Dr. Achleitner, 14,960 shares; Mr. Alper, 84,553 shares; Ms. Jarrard, 35,080 shares; Ms. Knobloch, 29,851 shares; Ms. Mendillo, 66,646 shares; and Mr. Parsons, 100,785 shares. These DSUs convert to shares of our common stock on a one-for-one basis only after a director resigns from, or otherwise ceases to be a member of, the Board. See “Director Compensation for 2023” above.

(3)	For purposes of this calculation, the voting power of our common stock excludes 25,340,287 shares held by the Company’s subsidiaries as of January 31, 2024.
(4)	Includes 584,279 shares of our common stock indirectly beneficially owned by Mr. Jacobs in trust.
(5)	Includes 84,336 shares of our common stock indirectly beneficially owned by Mr. Russo in trust.
(6)
Includes shares of our Common Stock beneficially owned by Christian A. Weideman, our General Counsel. Does not include shares of our common stock beneficially owned by Mr. Hoffman, as he is no longer an executive officer of the Company.

ITEM 2
AN ADVISORY VOTE REGARDING
EXECUTIVE COMPENSATION
The Board actively oversees the Company's executive compensation practices and recognizes the significant interest of shareholders in executive compensation matters. As a result of that commitment and in accordance with the requirements of Section 14A of the Exchange Act, we provide our shareholders annually with an opportunity to cast an advisory vote regarding the compensation of our NEOs as disclosed in this Proxy Statement.
As further discussed under “Compensation Discussion and Analysis” below, the Company successfully navigated challenging global macroeconomic and M&A market conditions in 2023. We believe that our compensation philosophy and discipline, as implemented on a firm-wide basis by our NEOs during 2023, contributed to our performance in this challenging environment.
As this is an advisory vote, the result will not be binding on the Board, although our Compensation Committee, which is comprised solely of independent directors, will carefully consider the outcome of the vote when evaluating the effectiveness of our compensation policies and practices.
BOARD OF DIRECTORS’ RECOMMENDATION
The Board recommends that you vote FOR the following resolution:
RESOLVED, that the shareholders of the Company vote on a non-binding, advisory basis FOR the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the foregoing resolution.
Compensation Discussion and Analysis
In addition to performing the roles and responsibilities described under “Information Regarding the Board of Directors and Corporate Governance—Compensation Committee” above, our Compensation Committee, which is comprised entirely of independent directors, determined the 2023 compensation of our NEOs: Peter R. Orszag, Chief Executive Officer since October 1, 2023; Kenneth M. Jacobs, Executive Chairman and, until October 1, 2023, Chief Executive Officer; Mary Ann Betsch, Chief Financial Officer; Evan L. Russo, Chief Executive Officer of Asset Management; Alexandra Soto, Chief Operating Officer; and Scott D. Hoffman, General Counsel and Chief Administrative Officer until September 30, 2023.
2023 Business Strategy and Performance Highlights
We seek to make investments in our business to drive profitable growth and we are continuing our focus on returning excess capital to shareholders. Our performance in 2023 is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Our Compensation Committee focused, among other things, on the following selected consolidated financial information in evaluating the performance of our NEOs and setting their performance-based compensation—that is, all compensation beyond their base salaries—for 2023.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Selected Consolidated Financial Information
($ in millions, other than per share information and as otherwise noted)*
	2023	2022
Operating Revenue(1)	$2,440	$ 2,769
% Growth (Decrease)	(12)%	(12)%
Adjusted GAAP Compensation Expense(1)	$1,703	$1,657
% of Operating Revenue	69.8%	59.8%
Adjusted Non-Compensation Expense(1)	$572	$518
% of Operating Revenue	23%	19%
Earnings from Operations(1)	$166	$594
% Growth (Decrease)	(72)%	(28)%
Operating Margin (based on Earnings from Operations)(2)	6.8%	21.5%
Return of Capital(3)	$330	$936
Net Income, as adjusted(4)	$75	$384
% Growth (Decrease)	(80)%	(33)%
Per Share, diluted(4)	$0.77	$3.73
Ending Assets under Management ($ in billions)	$247	$216
% Growth (Decrease)	14%	(21)%
Total Shareholder Return (CAGR) (1-Year)(5)	7%	(16)%
Total Shareholder Return (CAGR) (3-Year)(5)	(1)%	—%
*
In prior years, this chart reflected a measure we referred to as “Awarded Compensation Expense,” including adjustments to Operating Income and Operating Margin based on Awarded Compensation Expense. In light of feedback received from our shareholders, we have replaced Awarded Compensation Expense with “Adjusted GAAP Compensation Expense.” For more information on the measures above, including Adjusted GAAP Compensation Expense, see the Endnotes to this Compensation Discussion and Analysis located on page 43.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Selected 2023 Compensation Program Highlights
This section generally focuses on compensation awarded with respect to 2023 performance, which includes equity-based incentive awards granted in March 2024 and year-end annual cash incentive bonuses paid in February 2024.
2023 was a year of significant transition for Lazard. After nearly fourteen years as Chairman and CEO, Mr. Jacobs became our Executive Chairman on October 1, 2023. At that time, Mr. Orszag, who previously served as the CEO of Financial Advisory, assumed the role as CEO of the Company. Ms. Soto took on a new role as COO of the Company. Additionally, Mr. Russo and Ms. Betsch served their first full years in their roles as CEO of Asset Management and CFO, respectively. In conjunction with these changes, Mr. Orszag set out the Lazard 2030 plan, which includes a series of ambitious long-term growth objectives and initiatives. We believe the Company successfully executed on all of these changes, which makes us well positioned for future growth.
Compensation decisions for our NEOs in 2023 reflect our continued commitment to prudent compensation practices throughout our organization and acknowledge the challenging performance year while recognizing the strong leadership of our NEOs in taking action to position Lazard to achieve its long-term growth objectives beginning in 2024. The Committee also aimed to make compensation decisions that would create direct alignment between our key leaders and our shareholders and retain our key leaders to continue to execute on our growth strategy.
Changes in our current CEO’s awarded compensation from year to year align with changes in our revenue and operating income, demonstrating that our compensation outcomes are linked to company performance.
•
Performance-based compensation represented approximately 92% of 2023 total compensation (comprising salary and annual cash incentive and long-term incentive compensation awards) for our CEO, Mr. Orszag, and approximately 88% of 2023 total compensation for our other NEOs, on average.(1) As further discussed under “2023 Compensation for Each of Our NEOs—Compensation Process,” our Compensation Committee granted this compensation after evaluating each such NEO’s performance in light of the significant changes at the Company and our financial results, including our achievement of the goals described above and each such NEO’s individual contributions and actions to position the Company for growth in 2024.

•
In respect of 2023, 75% or more of our incentive-based compensation for our NEOs was delivered in equity-based awards, creating direct alignment between a significant portion of our NEOs’ compensation and the shareholder experience and supporting retention by subjecting all of our NEOs’ incentive compensation to multi-year service requirements. The equity-based incentive awards for our NEOs (other than Ms. Soto) were granted in the form of profits interest participation rights (“PIPRs”) in March 2024, or RSUs (to Ms. Soto) in February 2024, which, in each case, vest three years after the grant date, contingent upon the satisfaction of service and other vesting conditions, and, in the case of PIPRs, the achievement of a condition (the “Minimum Value Condition”), based on an amount of economic appreciation in the assets of Lazard Group. We delivered the remainder of performance-based incentive compensation awarded in respect of 2023 in the form of annual cash incentive bonuses in February 2024, which, to provide a significant long-term retention incentive, are subject to repayment in full in connection with a termination of employment for “cause” or resignation without “good reason” on or prior to March 1, 2027, subject to certain exceptions.

•
As demonstrated by our compensation practices in 2023, we remain committed to our goals regarding firm-wide compensation expense. We have maintained discipline in respect of compensation costs and applied a consistent compensation deferral policy for our NEOs and other employees, which for 2023 resulted in approximately 75% or more of awarded incentive compensation for our NEOs being delivered in equity-based incentive awards that are subject to a three-year service vesting condition and year-end cash incentive bonuses, which remain subject to potential repayment in full as set forth above.

Shareholder Feedback
We continue to discuss our compensation programs with shareholders and other parties to keep us informed of current and evolving viewpoints. We plan to meet with shareholders to help us further improve our program. Our shareholders have expressed strong support for our compensation programs, and we received over 87% approval for our shareholder advisory vote regarding executive compensation in 2023. In response to shareholder feedback, our Compensation Committee has continued to assess and enhance our compensation programs as discussed above under “Shareholder Feedback on Executive Compensation.”
(1)	Excluding Mr. Hoffman, our former General Counsel and Chief Administrative Officer.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Our Compensation Philosophy and Objectives
We Align Compensation with Long-Term Shareholder Interests
•
We grant at-risk, forward-looking, long-term incentive awards, including those subject to performance-based vesting criteria and multi-year vesting horizons, thereby helping to retain our executives and giving shareholders the stability of highly productive, experienced management who help to advance our strong firm culture.

•	The value of most awards fluctuates based on our ability to achieve growth and link high performance with producing value for our shareholders.
•
The year-end annual cash incentive bonuses are subject to repayment in full in connection with certain terminations or resignations on or prior to March 1, 2027, which motivates long-term retention and stability at the senior executive level.

We Pay for Performance
•
A substantial majority of the compensation we pay to each of our NEOs is based on performance, which has helped us successfully retain and motivate our executives and reduce voluntary attrition. Base salary is the only fixed portion of our compensation program.

We Recruit and Retain Top Talent
•
We seek professionals who have strong client relationships, valuable industry expertise and demonstrated money management skills and who understand our culture and the needs of our business. Our Compensation Committee is committed to awarding these individuals compensation that is commensurate with their value and competitive with our industry peers.

•
We strive to create a culture that fosters commercial and collegial behavior. Our policies and procedures demonstrate our commitment to diversity, equal pay for equal work and a safe, inclusive workplace.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Executive Compensation Practices:
What We Do	What We Don’t Do
✔ Rely on a Strong Lead Independent Director and a High Proportion of Independent Directors
✔ Engage in Significant Shareholder Outreach
✔ Apply Multi-Year Vesting to Equity Awards
✔ Aim to Offset Most or All Equity Award Dilution
✔ Mitigate Undue Risk
✔ Maintain Clear Stock Ownership Guidelines
✔ Employ Clawback and Anti-Hedging Policies
X Single-Trigger Vesting X Excise Tax Gross-Ups Upon Change in Control X Enhanced Change in Control Severance X Guaranteed Bonuses (other than sign-on bonuses) X Hedging Transactions or Short Sales
Compensation Program Design
The key elements of our compensation program consist of base salaries and performance-based incentive compensation. We also have retention agreements with our NEOs that include severance protections. The following is a description of our compensation elements and the purposes each is designed to support:
Overview of Our 2023 NEO Compensation Program
Element	Purpose	Description

Base Salary	Provide a predictable and competitive level of income	• Represents a limited percentage of 2023 total compensation

Performance-based Incentive Compensation
Provide incentive compensation that is reflective of Company and individual performance and align our NEOs and shareholders through equity-based incentive awards while incentivizing long-term retention

• The Compensation Committee determines incentive compensation for our NEOs based on a holistic review of the Company, business segment and individual performance based on a rigorous assessment
• Incentive compensation, as determined by this review, is then delivered in a mix of cash and long-term incentive awards that are subject to multi-year vesting, consistent with competitive market practice in our industry
• Year-end annual cash incentive bonuses, which represent a minority of each NEO’s incentive compensation, are subject to repayment in full in connection with a termination of employment for cause or resignation without good reason on or prior to March 1, 2027, subject to certain exceptions, in order to ensure long-term retention and stability at the senior executive level
• Long-term incentive awards granted in 2024 in respect of 2023 compensation, which represent the majority of each NEO’s incentive compensation, were delivered in the form of either PIPRs or RSUs, which are earned based on continued service over a three-year vesting period. The value that NEOs ultimately receive in respect of such awards at the end of the three-year period is aligned with shareholder returns

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Compensation Program Design—Base Salary
Base Salary. Base salaries are intended to reflect the experience, skill and knowledge of our NEOs, managing directors and other senior professionals in their particular roles and responsibilities, while retaining the flexibility to appropriately compensate for fluctuations in performance, both of the Company and the individual.
Compensation Program Design—Performance-Based Incentive Compensation
Except for base salaries, all compensation opportunity is based on a rigorous assessment of a combination of Company, business segment (in the case of the CEO of Asset Management) and individual performance. Accordingly, the compensation paid to our NEOs and employees as a group has fluctuated from year to year, reflecting changes in the Company’s performance and financial results, as well as individual performance, consistent with market practice in our industry.
Performance-based awards are tailored to appropriately incentivize our NEOs and to account for the highly competitive market for executive talent. Incentives are delivered in a mix of cash and long-term incentive awards that are subject to multi-year service vesting, which enhances the ongoing alignment between our NEOs and shareholders, supports retention of our NEOs, and aligns with competitive market practice in our industry. Year-end annual cash incentive bonuses are repayable in their entirety in connection with a termination of employment for cause or resignation without good reason on or prior to March 1, 2027, subject to certain exceptions. Long-term incentives consist of PIPRs or RSUs. PIPRs are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock to the extent that both (i) the service-based vesting conditions and (ii) the Minimum Value Condition, which requires that an amount of economic appreciation in the assets of Lazard Group occurs as necessary to satisfy certain partnership tax rules before the fifth anniversary of the grant date, is achieved, otherwise the rights will be forfeited. In February and March 2024 and 2023, our NEOs received long-term incentive compensation awards in respect of 2023 and 2022 compensation, respectively, in the form of PIPRs or RSUs.
Transition to Stock Price PRPUs for the CEO and CEO of Asset Management
In 2023, the Compensation Committee met several times to evaluate various alternative long-term incentive compensation programs. The Committee assessed the historical PRPU program in detail. Under that program, which applied to awards granted in March 2022 and February 2021, the number of shares of common stock that our NEOs receive upon vesting of a PRPU is calculated by reference to certain performance-based and market-based metrics that relate to our performance over a three-year period. For a detailed description of the PRPU program, see the section entitled “PRPU—General Terms” contained our 2023 Proxy Statement, which is available at www.lazard.com.
While the PRPU program was effective in motivating the achievement of specific financial performance objectives, the Committee determined that tying much of our NEOs’ compensation directly to the achievement of stock price growth targets more closely aligns with the Company’s growth strategy and shareholder returns. As such, the Compensation Committee decided to simplify the long-term incentive compensation program and focus on stock price growth. In mid-2023, in addition to compensation awarded with respect to annual performance and in connection with our leadership transition, the Compensation Committee approved one-time special awards of PRPUs for Messrs. Orszag and Russo that vest on the achievement of certain stock price milestones measured as of a specified anniversary of the grant date (such PRPUs, “Stock Price PRPUs”). The Stock Price PRPUs are subject to the Minimum Value Condition, which has been satisfied, and are eligible to vest in three tranches (each, a “Tranche”) based on the achievement of service conditions and Tranche-specific common stock price milestones measured as of a specified anniversary of the date of grant, as described below:
•
20% if, three years following the grant date, the Company’s common stock price has appreciated to at least $43.10, representing 25% above the average trailing 30 consecutive day stock price preceding the grant date (which we refer to as the Grant Date Stock Price);

•	40% if, five years following the grant date, the Company’s common stock price has appreciated to at least $51.72, representing 50% above the Grant Date Stock Price; and
•
the remainder of the Stock Price PRPUs will vest if, seven years following the grant date, the Company’s common stock price has appreciated to at least $68.96, representing 100% above the Grant Date Stock Price.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Each Tranche is subject to the executive’s continued employment through the applicable anniversary of the grant date and requires that the applicable common stock price milestone is sustained for any 30 consecutive day period prior to the anniversary of the grant date. If the vesting conditions, as described above, are not achieved during such applicable timeframe, all Stock Price PRPUs in such Tranche will be forfeited in full.
In approving these awards, the Compensation Committee sought to:
•	Motivate our key business leaders to drive the Company’s go-forward objectives, which are focused on creating significant shareholder value through strategic, profitable growth across our businesses.
•	Ensure executive compensation outcomes are directly aligned with shareholders by tying a significant portion of compensation directly to the achievement of robust stock price hurdles.
•	Support the retention of these critical leaders over a period that is longer than our typical vesting schedules and aligns with the timeline of the Lazard 2030 plan.
The Compensation Committee believes the approved awards best achieved the above objectives as the awards vest in full only if the executive (i) remains employed by the Company through the seventh anniversary of grant and (ii) the Company’s stock price has appreciated to at least $68.96, which represents 100% appreciation from the grant date and would be the Company’s highest stock price in its trading history.
2023 Compensation for Each of Our NEOs—Compensation Process
Decisions with regard to incentive compensation are generally made in the first quarter of each year and are based on Company and individual performance in the prior fiscal year.
•
Our Compensation Committee Approves NEO Compensation Utilizing a Structured Decision-Making Process. Our Compensation Committee reviews compensation programs for consistency and alignment with our strategic goals, and has full authority to determine and approve the compensation of our CEO, Mr. Orszag, and our other NEOs. The Compensation Committee determines the total compensation package to be awarded to Mr. Orszag and Mr. Orszag makes recommendations to the Compensation Committee as to the total compensation package to be awarded to our other NEOs. Mr. Orszag does not participate in sessions of the Compensation Committee at which his own compensation is determined; however, he does participate in sessions at which the compensation of the other NEOs is discussed.

Our Compensation Committee Considers a Variety of Available Information. Before any year-end compensation decisions are made, the Compensation Committee reviews information from a variety of available sources.
•
Business Performance. In evaluating the total compensation packages awarded to our NEOs, the Compensation Committee considered the factors described under “2023 Business Strategy and Performance Highlights” above, as well as each NEO’s individual contributions to the Company.

•
Achievement of Financial Goals. Since 2012, the Compensation Committee has reviewed the Company’s progress with respect to articulated financial goals, including goals regarding our compensation and non-compensation ratios through the cycle, in determining the total compensation packages awarded to our NEOs and has considered that progress in connection with compensation decisions.

•
Financial Metrics. The Compensation Committee considered the Company’s results and progress during 2023 regarding key strategic metrics, including operating revenue, awarded compensation, operating margin, cost savings and return of capital. The Compensation Committee also considered the Company’s relative total shareholder return (“TSR”).

•
Tally Sheets. The Compensation Committee reviewed a comprehensive tally sheet of all elements of each NEO’s compensation, including cash and non-cash compensation for the past three fiscal years (including current and prior year base salaries, annual cash incentives, deferred cash awards, special awards (if any), PIPRs, RSUs, PRPUs, PRSUs and Lazard Fund Interests (“LFIs”) (if any)), and the value of benefits and other perquisites paid to our NEOs, and potential amounts to be delivered under post-employment scenarios.

•
Competitive Compensation Considerations. The competition to attract and retain high-performing executives and professionals in the financial services industry remains intense at this time, and the amount and composition of total compensation paid to our executives must be considered in light of competitive compensation levels. In this regard, for our NEOs, the Compensation Committee reviewed an analysis prepared by CAP regarding compensation levels for 2022

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
(the most recent year for which comprehensive data for our peers was available), and indicative trends for 2023 year-end compensation decisions, for comparable positions at the following financial services firms: Affiliated Managers Group Inc., AllianceBernstein Holding L.P., Artisan Partners Asset Management, Inc., Blackstone Group LP, Evercore Partners Inc., Franklin Resources, Inc., Greenhill & Co., Inc., Houlihan Lokey Inc, Invesco Ltd, Janus Henderson Group PLC, Jefferies Financial Group Inc., Moelis & Co., Raymond James Financial, Inc., Piper Sandler Companies, PJT Partners Inc., Stifel Financial Corp and T. Rowe Price Group Inc. The Compensation Committee also reviews survey data that includes compensation data for subsidiary businesses of larger financial services firms and other organizations with which Lazard competes for talent, as described in more detail below.
In 2023, we updated our comparator group to comprise eight investment banks and eight asset managers to appropriately capture the marketplace in which we compete with these companies, among other, larger financial services firms, for highly qualified and talented financial service professionals. Though none of these firms serve as comparators for both of Lazard’s businesses, CAP believes this comparator group is appropriate in terms of size and represents a reasonable mix of firms in each of Lazard’s businesses. Additional details regarding the composition of our peer group recommended by CAP, based on Global Classification Standard (GICS) Sub-Industry classification, revenue and market capitalization, is set forth in the following tables:

FY 2023 Revenue ($mm)
(U.S. GAAP)
Raymond James
$11,742.0
Franklin Resources
$7,849.4
Blackstone
$7,683.9
T. Rowe Price
$6,460.5
Invesco
$5,716.4
Jefferies
$4,700.4
Stifel
$4,348.9
AllianceBernstein
$4,200.0
Lazard
$2,515.0
Evercore
$2,425.9
Janus Henderson
$2,101.8
Affiliated Managers
$2,057.8
Houlihan Lokey
$1,838.6
Piper Sandler
$1,348.0
PJT Partners
$1,153.2
Artisan Partners
$975.1
Moelis
$854.7

Due to the limited universe of standalone public company comparators, for 2023, the analysis that CAP prepared for the Compensation Committee continued to include survey data that includes compensation information for subsidiary businesses of larger financial services firms and other financial services organizations that are similar to Lazard in terms of complexity to get a more complete picture of the competitive market for our NEOs. The Compensation Committee also reviewed data, including compensation expense and revenue changes, with respect to certain other companies with which we compete for financial service professionals, but that substantially exceed our market capitalization; however, this review was for informational purposes only and these companies served only as reference points to provide a broader perspective on competitive pay levels and practices.
CAP’s analysis compared the total direct compensation for our NEOs (calculated with respect to 2023 base salary and annual cash incentives, PIPRs and RSUs to the total direct compensation for the appropriate named executive officers in the comparator group described above, or an appropriate subset of that comparator group, calculated based on compensation levels for 2022 (as reported in 2023)). CAP constructed a compensation reference range for each of our NEOs based on the comparator data as follows: for Mr. Orszag $8.25 million to $13.0 million, for Mr. Jacobs, $7.75 million to $13.5 million; for Ms. Betsch, $3.5 million to $5.5 million; for Mr. Russo, $7.5 million to $11.0 million; and for Ms. Soto, $3.25 million to $5.25 million. CAP did not construct a compensation reference range for Mr. Hoffman given his retirement from Lazard in 2023. See “Awarded Compensation Table” below for a table describing the compensation paid to each of our NEOs for 2023, presented in the manner that it was considered by the Compensation Committee (which was similar to the methodology used by CAP in calculating total direct compensation paid by the firms in the comparator group).

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
While the Compensation Committee considered the level of compensation paid by the firms in the comparator group in connection with its compensation decisions, in order to maintain competitiveness and flexibility, the Compensation Committee did not target compensation at a particular level relative to the comparator group (or relevant subset of the group). This information was only one of several data points that the Compensation Committee considered.
2023 Compensation for Each of Our NEOs—Compensation Decisions
2023 Base Salaries. During 2023, we had retention agreements with each of our NEOs that establish their respective minimum annual base salaries. The base salaries for our NEOs were negotiated and were meant to ensure that the Company would have the services of each of the NEOs during the term of their respective agreements. See “Compensation of Executive Officers—Grants of Plan Based Awards—Individual Agreements with Our NEOs” below. The base salary paid to our former CEO, Mr. Jacobs, during his tenure as CEO in 2023 was $900,000. Mr. Jacobs’ current salary, which became effective as of his transition to Executive Chairman in late 2023, is $750,000. The base salary paid to our current CEO, Mr. Orszag, during his tenure as CEO of Financial Advisory in 2023 was $750,000. As our current CEO, Mr. Orszag’s base salary was increased to $900,000, effective as of his transition to CEO of the Company in late 2023.
2023 Incentive Compensation. As a general matter, the Compensation Committee noted the approach of balancing cost discipline with talent retention that has been applied throughout the Company, and the ongoing leadership and support of each NEO in connection with that initiative.
In addition to the matters considered by the Compensation Committee with respect to each NEO, which are described in detail below, the Compensation Committee considered each NEO’s positioning on an internal pay scale relative to managing directors within the Company and competitive compensation practices at other firms.
The Compensation Committee noted that the Company successfully navigated challenging global macroeconomic and M&A market conditions in 2023. The Company had annual operating revenue of $2,440 million in 2023, 12% lower than annual operating revenue in 2022 and adjusted net income of $75 million and adjusted earnings per share, diluted, of $0.77, 80% lower than adjusted net income and 79% lower than adjusted earnings per share, diluted, in 2022, respectively. The Compensation Committee also noted the significant leadership transition during the year and the improved financial performance in the fourth quarter of 2023. In particular, in the fourth quarter of 2023, the Company had quarterly operating revenue of $761 million, 13% higher than in the fourth quarter of 2022. The Company also returned $330 million of capital to its shareholders in 2023, maintaining the Company’s practice of repurchasing shares to offset dilution as a result of deferred year-end equity incentive compensation.
Peter R. Orszag, Chief Executive Officer
2023 Individual Performance Considerations
In evaluating Mr. Orszag’s compensation, the Compensation Committee highlighted his smooth and successful transition to CEO in early October 2023. Shortly before formally assuming the role (but after the transition had been announced), Mr. Orszag announced a detailed future vision for the firm, known as the Lazard 2030 plan, which includes a series of ambitious long-term growth objectives and initiatives. Mr. Orszag quickly began executing on this plan and building strong momentum for the future, including by undertaking and completing the conversion to a C-corporation. In addition, the Compensation Committee considered the following factors in evaluating Mr. Orszag’s performance as CEO and in determining his total compensation in 2023:
•	our improved financial performance in the fourth quarter of 2023, which was his first quarter as CEO and represented a strong finish to a challenging year;
•	our CEO’s leadership in maintaining and fostering a culture of cost discipline throughout the firm, reaffirming our commitment to cost control;
•	our CEO’s active role in the recruitment of key professionals across our businesses;
•
our continued communication with shareholders and financial analysts regarding our strategic plan and growth initiatives, and our continued efforts to enhance investor awareness of the Company’s business model, strategic objectives and accomplishments;

•	our CEO’s focus on cultivating a commercial and collegial workplace;

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
•	our CEO’s individual contributions toward client relationships and activities in support of our Financial Advisory business (including on notable transactions); and
•	throughout 2023, Mr. Orszag’s continued leadership of Financial Advisory teams advising clients on significant transactions.
Together with CAP, its independent compensation consultant, the Compensation Committee thoroughly reviewed the Company’s past compensation practices and the competitive compensation practices at other firms.
2023 Total Incentive Compensation
Based on its review, the Compensation Committee approved an incentive compensation award for Mr. Orszag comprised of PIPRs valued at approximately $6.555 million and a year-end cash bonus of approximately $2.158 million. As a result, the total performance-based compensation awarded to Mr. Orszag constituted approximately 92% of Mr. Orszag’s total compensation for 2023 (excluding the grant of Stock Price PRPUs and special retention awards, each described below, none of which were in respect of 2023 performance).

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
The following chart shows Mr. Orszag’s mix of fixed versus performance-based compensation for 2023.

By linking 69% of Mr. Orszag’s total compensation for 2023 directly to the future performance of our business through PIPRs, the substantial majority of Mr. Orszag’s compensation for 2023 will fluctuate based on our ability to achieve growth and produce value for our shareholders over the next three years. By binding 92% of Mr. Orszag’s total compensation for 2023 (together with his PIPRs) to his employment through March 1, 2027, subject to certain exceptions, his year-end annual cash incentive bonus provides a substantial retentive benefit and executive-level stability, which the Compensation Committee considers imperative in driving company-wide performance and increasing value to shareholders. Given the combination of base salary, annual cash incentive bonus and PIPRs awarded to Mr. Orszag for 2023, the Compensation Committee believes it has struck the right balance between paying for current performance and the desire to keep Mr. Orszag focused on the Company’s long-term performance and continued growth. These objectives are further enhanced by the grant of Stock Price PRPUs discussed above, the vesting and performance conditions of which align with shareholder interests, growth initiatives and retention over a multi-year time horizon beyond the traditional three-year vesting period of our long-term incentives.
2023 Individual Performance Considerations and Total Incentive Compensation for other NEOs
The following table sets forth the 2023 individual performance considerations and the total incentive compensation approved by the Compensation Committee for our other NEOs (excluding Mr. Hoffman given his retirement).
Name of Executive (Position)	Individual Performance Considerations	2023 Total Incentive Compensation
Kenneth M. Jacobs (Executive Chairman and Former Chief Executive Officer)
• Accomplishment of long-term and annual goals during his CEO tenure
• Developing and executing on a succession plan to ensure Mr. Orszag’s smooth transition to CEO
• Achievement of annual operating revenue, adjusted net income and earnings per share goals
• Relative TSR of the Company
• Contributions to Financial Advisory transactions
Approximately $7.938 million, consisting of PIPRs (69% of total compensation) and annual cash incentive bonus (21% of total compensation)
Mary Ann Betsch (Chief Financial Officer)
• Individual leadership, particularly in her first full annual cycle as CFO
• Management of worldwide corporate finance, accounting and tax operations of the Company
• Contributions to senior management team
Approximately $3.000 million, consisting of PIPRs (60% of total compensation) and annual cash incentive bonus (20% of total compensation)

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Name of Executive (Position)	Individual Performance Considerations	2023 Total Incentive Compensation
Evan L. Russo (Chief Executive Officer of Asset Management)
• Individual leadership, particularly in his first full annual cycle in his position
• Overseeing operating revenue of the Company's Asset Management business ($1,068 million for 2023) and performance of its assets under management (which recorded a year-end level of $247 billion in 2023)
Approximately $8.250 million (excluding Stock Price PRPUs), consisting of PIPRs (69% of total compensation) and annual cash incentive bonus (23% of total compensation)
Alexandra Soto (Chief Operating Officer)
• Successful navigation of transition from Group Executive, Human Capital and Workplace Innovation
• Utilization of financial services experience and knowledge to enhance operational initiatives
• Efforts to further the Company's status as one of the preeminent workplaces in the financial services industry
• Contributions to Financial Advisory transactions
Approximately $4.250 million, consisting of RSUs (69% of total compensation) and annual cash incentive bonus (16% of total compensation)
Awarded Compensation
The following table (the “Awarded Compensation Table”), shows the base salary and incentive compensation awarded to our NEOs for their performance in 2023 in the manner it was considered by the Compensation Committee. This presentation differs from that contained in the Summary Compensation Table for 2023 in the following respects:
•
by showing the notional value of PIPRs granted in March 2024 and the grant date fair value of RSUs granted in February 2024, as applicable, which related, in each case, to 2023 performance but are not reflected in the Summary Compensation Table for 2023 because they were granted after the end of our 2023 fiscal year;

•
by excluding the grant date fair value, as determined for accounting purposes, of PIPRs granted in 2023 that related to 2022 performance and Stock Price PRPUs that were granted in 2023 in respect of special long-term stock-price milestones to be achieved in future years and the grant date fair value of RSUs granted in 2023 that related to 2022 performance, which, in each case, are included in the Summary Compensation Table for 2023 because they were granted after the end of our 2022 fiscal year;

•	by excluding the values reported in the “Change in Pension Value” and “All Other Compensation” columns, because they are not tied to the applicable NEO’s performance for the applicable year; and
•
by excluding Ms. Betsch’s sign-on bonus paid in 2022, which was awarded in connection with her commencement of employment, and special retention awards made to Mr. Orszag, which were not the result of the Compensation Committee’s evaluation of his performance for the applicable years set forth in the table below, but were awarded to Mr. Orszag for his contributions for prior years. For a description of the terms of such retention awards, see “Individual Agreements” below.

A similar methodology has been applied to reflect 2022 and 2021 compensation for each of our NEOs who served as an executive officer of the Company in respect of such year, which is included in order to provide a basis for comparison. For these prior years, the value of PIPRs, RSUs, PRUs, restricted stock and LFIs is also reflected based on the fiscal year to which they relate, rather than the fiscal year in which they were granted, and based on notional value rather than on the grant date fair value as determined for accounting purposes.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Awarded Compensation Table
			Incentive Awards
	Year	Salary	Annual Cash Incentive	Equity Awards	Total Compensation
Peter R. Orszag	2023	$ 787,500	$ 2,157,500	$ 6,555,000	$9,500,000
	2022	$750,000	—	$5,250,000	$6,000,000
	2021	$750,000	$1,350,000	$4,900,000	$7,000,000
Kenneth M. Jacobs	2023	$862,500	$1,865,500	$6,072,000	$8,800,000
	2022	$900,000	—	$8,350,000	$9,250,000
	2021	$900,000	$3,075,000	$9,275,000	$ 13,250,000
Mary Ann Betsch	2023	$750,000	$750,000	$2,250,000	$3,750,000
	2022	$187,500	$850,000	$1,150,000	$2,187,500
Evan L. Russo	2023	$750,000	$2,040,000	$6,210,000	$9,000,000
	2022	$750,000	—	$7,550,000	$8,300,000
	2021	$750,000	$1,320,000	$4,830,000	$6,900,000
Alexandra Soto	2023	$750,000	$800,000	$3,450,000	$5,000,000
Payout of Performance Awards Awarded with Respect to 2020 Performance
In March 2022 and February 2021, the individuals who served as our NEOs throughout the relevant fiscal year received long-term incentive compensation awards in respect of 2021 and 2020 performance in the form of PRUs. All shares of our common stock subject to PRUs granted in 2022 and 2021 in respect of 2021 and 2020 compensation remain subject to full risk of forfeiture until the end of the three-year performance period regardless of the achievement of interim results, further aligning the interests of our NEOs with those of our shareholders. See “Transition to Stock Price PRPUs for the CEO and CEO of Asset Management” above for further details on these historical awards.
In early 2024, the Compensation Committee evaluated the Company’s performance with respect to the applicable three-year performance periods to which the PRUs awarded in 2021 in respect of 2020 compensation were subject. The Compensation Committee determined by formula that the underlying performance conditions had been satisfied and achieved an aggregate score of 1.95x and, accordingly, the corresponding number of shares of our common stock subject to such awards was no longer subject to such performance goals.
Perquisites. In 2023, each of our NEOs received less than $100,000 in perquisite compensation, which included (i) the payment by the Company of a portion of the health insurance premiums for each of our U.S. managing directors on the same basis that it does for all U.S. employees and payment of other health-related benefits (and in the case of Ms. Soto, on the same basis as the Company does for all UK employees and payment of other health-related benefits), (ii) the payment by the Company of certain matching contributions on their personal contributions to the Company’s 401(k) plan on the same basis that it does for all U.S. employees (and, in the case of Ms. Soto, contributions to the Company’s UK defined contribution pension scheme on the same basis that it does for all UK employees) and (iii) being the named beneficiaries of a Company-provided life insurance and long-term disability insurance policy on the same basis that it does for all U.S. employees (or in the case of Ms. Soto, UK employees). In addition, Messrs. Orszag and Jacobs and Ms. Betsch each have access to an executive dining room that is available to certain of our managing directors in the New York City area. Each of our U.S. managing directors and UK managing directors is entitled to have his or her year-end personal tax returns prepared by our tax department for a below-market fee. Messrs. Orszag, Jacobs and Russo and Mses. Betsch and Soto have availed themselves of this benefit. This perquisite has been a historical practice of the firm.
Pension Benefits. Each of Messrs. Jacobs and Hoffman has accrued benefits under the Lazard Frères & Co. LLC Employees’ Pension Plan, a qualified defined-benefit pension plan, and Mr. Hoffman has accrued additional benefits under a related supplemental defined-benefit pension plan. In each case, these benefits accrued prior to the applicable NEO becoming a managing director of the Company. Benefit accruals under both of these plans were frozen for all participants effective January 31, 2005, and our NEOs will not accrue any additional benefits. For additional information regarding benefits accrued by or payable to Messrs. Jacobs and Hoffman under these plans as of December 31, 2023, see “Pension Benefits” below.
NEO Individual Agreements. On March 31, 2022, we entered into amended retention letter agreements with each of our NEOs (other than Ms. Betsch, who was not employed with the Company at such time). On May 25, 2023, the Company amended the retention agreements with Messrs. Orszag, Jacobs and Russo. On August 23, 2023, we entered into a retention agreement with Ms. Betsch that replaced her July 23, 2022 letter agreement. On March 7, 2024, we amended and restated

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Ms. Soto’s retention agreement in connection with her promotion to Chief Operating Officer in 2023, which replaced her prior retention agreement. For a description of the terms of the NEOs’ individual agreements, see “Individual Agreements with Our NEOs” and “Potential Payments Upon Termination or Change in Control” below.
Risks Related to Compensation Policies. In keeping with our risk management framework, we consider risks not only in the abstract, but also risks that might hinder the achievement of a particular objective. We have identified two primary risks relating to compensation: (1) that compensation will be insufficient to retain talented individuals and (2) that compensation strategies might result in unintended incentives. To combat the first risk, we believe both the levels of compensation, which are reviewed against comparative compensation data, and the long-term vesting periods of the PIPRs, RSUs, PRPUs, PRSUs, LFIs and similar awards have had the effect of aiding our retention of our NEOs and other key employees.
With respect to the second risk, the Company-wide year-end discretionary compensation program is designed to reflect the performance of the Company, the performance of the business in which the employee works and the performance of the individual employee, and is designed to discourage excessive risk-taking through long-term vesting periods and, with respect to outstanding PRUs, our relative TSR modifier, and with respect to outstanding Stock Price PRPUs, the stock price milestones, each establish another direct link between shareholder returns and NEO compensation. These criteria provide our employees additional incentives to prudently manage the wide range of risks inherent in the Company’s business, while remaining sensitive to long-term risk outcomes, as the value of their awards is linked to overall performance of the Company (or specified investment portfolios) or the price of our common stock.
Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. We have stock ownership guidelines for our NEOs, which require our CEO and the other NEOs to own shares of our common stock or unvested time-based equity awards that ultimately could vest into shares (including restricted stock, restricted stock units and PIPRs), equal to, in the case of our CEO, six times his base salary, and in the case of each other NEO, three times such NEO’s base salary. Each NEO has five years from the date that the guidelines began to apply to such NEO to attain the required ownership levels. We do not count unearned performance awards towards the achievement of the guidelines. Once an NEO reaches the requisite ownership guideline amount, such NEO will be deemed in compliance, notwithstanding subsequent stock price fluctuations. All of our NEOs currently exceed, or are on track to exceed, the required ownership levels. In addition, our non-executive directors receive a majority of their compensation in the form of DSUs that remain invested in the Company until they leave our Board.
Compensation Clawback Policy. We have a compensation clawback policy for our executive officers. Pursuant to our current clawback policy, if our Board determines that any bonus, incentive payment, equity award or other compensation awarded to or received by an executive officer was based on any financial results or operating metrics that were achieved as a result of that executive officer’s intentional fraudulent or illegal conduct, we will seek to recover from the executive officer such compensation (in whole or in part) as the Board of Directors deems appropriate under the circumstances and as permitted by law. Additionally, as a result of the SEC’s adoption of rules on October 26, 2022, implementing the clawback provisions of the Dodd-Frank Act and directing the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations, we timely adopted an additional clawback policy to reflect these new requirements.
Anti-Hedging Policy. We have an anti-hedging policy that prohibits our employees (including our executive officers), our directors and their respective designees from short-selling Company securities or entering into a transaction involving a put, call or other derivative or hedge on Company securities, in each case without the prior approval of our General Counsel; provided that our General Counsel may not give such approval to our executive officers and directors.
Certain Tax Considerations. PIPRs, PRPUs and Stock Price PRPUs are designed to qualify as “profits interests” for U.S. federal income tax purposes and are intended to offer recipients a long-term incentive compensation award comparable to PRSUs or RSUs, as applicable, while allowing them potentially more favorable income tax treatment in return for incurring additional risk. Neither the grant nor vesting of PIPRs, PRPUs or Stock Price PRPUs will be deductible by the Company as compensation expense for tax purposes. Even if such a compensation deduction were available to the Company, the Company may not, in any event, be able to promptly use the deduction. It is anticipated, however, that the future exchange of vested PIPRs, PRPUs and Stock Price PRPUs for shares of our common stock will increase the amortizable tax basis of certain assets of Lazard Group and its subsidiaries. These increases in tax basis may reduce the amount of tax that the Company’s subsidiaries would otherwise be required to pay in the future. In addition, if the Internal Revenue Service were to successfully

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
challenge the tax characterization of PIPRs, PRPUs or Stock Price PRPUs as profits interests, the holder would be responsible for the incremental taxes, and the Company would indemnify the holder against any taxes pursuant to Section 409A of the Internal Revenue Code.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Andrew M. Alper (Chair), Michelle Jarrard, Iris Knobloch, Richard D. Parsons and Dan Schulman

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Compensation Discussion and Analysis Endnotes
(1)
Operating revenue, adjusted GAAP compensation expense, adjusted GAAP compensation ratio, adjusted non-compensation expense, adjusted non-compensation ratio and earnings from operations are non-GAAP measures. For a description of how to calculate each of them and a reconciliation between each of them and the respective comparable GAAP financial measure, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Consolidated Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	Operating margin based on earnings from operations is a non-GAAP measure and is defined as earnings from operations ($166 million in 2023) divided by operating revenue ($2,440 million in 2023).
(3)
We calculate our return of capital during 2023 by reference to the following: (i) we paid $173 million to our shareholders in dividends; (ii) we repurchased $102 million of our common stock; and (iii) we satisfied employee tax obligations of $55 million in cash in lieu of share issuance upon vesting of equity grants. We use the same methodology to calculate our return of capital during applicable prior years.

(4)
Full-year 2023 adjusted results excludes $4.9 million relating to losses associated with cost-saving initiatives, pre-tax charges of $195.1 million relating to expenses associated with cost-saving initiatives, pre-tax charges of $10.7 million relating to expenses associated with senior management transition, $43.9 million relating to a benefit pursuant to tax receivable agreement obligation, and $19.1 million relating to certain asset impairment charges. Including the effect of taxes, these resulted in a net charge of $150.5 million, or $1.69, per share, diluted, for the full year of 2023, on a U.S. GAAP basis.

(5)
We calculate TSR for purposes other than with respect to our performance-based equity award program by measuring the closing price of our common stock as of December 31 of the final year of the measurement period against the closing price of our common stock as of December 31 of the year preceding the measurement period, plus the amount of dividends paid on our common stock during the measurement period (assuming the reinvestment of such dividends when they are paid).

Compensation of Executive Officers
The following table contains information with respect to our NEOs in the manner required by SEC rules. We believe that the better way to view this information is as set forth in the Awarded Compensation Table under “Compensation Discussion and Analysis—2023 Compensation for Each of Our NEOs—Compensation Process” above, as the information set forth below:
•	includes in 2023 compensation the grant date fair value of PIPRs and RSUs that relate to 2022 performance and were awarded in March 2023;
•
includes in 2023 compensation the grant date fair value of Stock Price PRPUs (which, as of the grant date, were deemed probable of vesting in accordance with applicable accounting rules) that were granted in August 2023 in respect of stock-price milestones to be achieved in future years;

•
includes special retention cash awards and grants of special retention RSU awards made to Mr. Orszag, which relate to prior periods’ performance and are not related to the years in which such grants were made; and

•	does not include in 2023 compensation the notional value of PIPRs or grant date fair values of RSUs that relate to 2023 performance, which were awarded in February and March 2024.
Similarly, the information with respect to 2022 and 2021 compensation includes PRUs, PIPRs, RSUs and LFIs, as applicable, granted in the relevant calendar year, which related to the previous year’s performance, and does not include PRUs, PIPRs, RSUs and LFIs, as applicable, granted with respect to the relevant calendar year’s performance.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards			Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
				Annual Grants (2)	Special Grants (3)	Total (4)
Peter R. Orszag Chief Executive Officer (effective October 1, 2023)	2023	$ 787,500	$ 4,157,500	$ 4,971,938	$ 20,827,500	$ 25,799,438	—	$90,403	$ 30,834,841
	2022	$750,000	$ 1,250,000	$5,151,441	$2,500,000	$7,651,441	—	$75,574	$9,727,015
	2021	$750,000	$4,350,000	$3,362,473	—	$3,362,473	—	$58,583	$8,521,056
Kenneth M. Jacobs Executive Chairman (effective October 1, 2023)	2023	$862,500	$1,865,500	$7,907,734	—	$7,907,734	$ 2,314	$245,138	$10,883,187
	2022	$900,000	—	$9,750,997	—	$9,750,997	—	$237,563	$10,888,560
	2021	$900,000	$3,075,000	$7,676,604	—	$7,676,604	—	$125,727	$11,777,331
Mary Ann Betsch Chief Financial Officer (effective October 3, 2022)	2023	$750,000	$750,000	$1,089,090	—	$1,089,090	—	$64,462	$2,653,552
	2022	$187,500	$1,100,000	—	—	—	—	$5,110	$1,292,610
Evan L. Russo Chief Executive Officer of Lazard Asset Management (effective June 1, 2022)	2023	$750,000	$2,040,000	$7,150,119	$15,062,000	$22,212,119	—	$136,069	$25,138,188
	2022	$750,000	—	$5,077,879	—	$5,077,879	—	$118,161	$5,946,040
	2021	$750,000	$1,320,000	$4,030,231	—	$4,030,231	—	$74,209	$6,174,440
Alexandra Soto Chief Operating Officer (effective September 14, 2023)	2023	$750,000	$800,000	$3,995,793	—	$3,995,793	—	$91,199	$5,636,992
Scott D. Hoffman Chief Administrative Officer and General Counsel (until September 30, 2023)	2023	$562,500	—	$3,125,235	—	$3,125,235	$313	$ 11,315,285	$15,003,332
(1)
For 2023, includes a year-end annual cash incentive bonus, which is subject to potential repayment in full as described under “Selected 2023 Compensation Program Highlights,” of $2,157,500, $1,865,500, $750,000, $2,040,000 and $800,000 for Mr. Orszag, Mr. Jacobs, Ms. Betsch, Mr. Russo and Ms. Soto, respectively. For Ms. Betsch, for 2022, includes an award of $250,000 that was granted as a sign-on bonus in connection with her commencement of employment, contingent upon Ms. Betsch’s continued employment for 12 months following her commencement of employment. For Mr. Orszag, for 2023, 2022 and 2021, includes awards of $2,000,000, $1,250,000 and $3,000,000, respectively, that were considered special cash retention awards contingent upon Mr. Orszag’s continued employment until the relevant payment date.

(2)
For 2023, represents PIPRs, RSUs and LFIs that relate to the prior year’s performance. For 2022, represents PRU awards granted to each of our NEOs during the year that relate to the prior year’s performance, and, in the case of Ms. Soto, includes a grant of LFIs made in respect of her services in 2022, during which time she did not serve as the Company’s Chief Operating Officer. Ms. Betsch commenced service during 2022 and did not receive a grant of equity awards in such year. For 2021, represents PIPR, RSU, PRU and LFI awards, as applicable, granted on the same basis during the applicable year that relate to the prior year’s performance. As required by Item 402(c)(2) of Regulation S-K, the value of the PIPRs, RSUs, Stock Price PRPUs, PRUs and LFIs reported in the Summary Compensation Table is (i) based on the grant date fair value of awards in the fiscal year actually granted (rather than in the year to which the executive’s performance relates) and (ii) (A) in the case of PRUs, is computed in accordance with FASB ASC Topic 718 based on the performance conditions applicable to such PRUs being achieved at the target (i.e., one times) payout level, which was determined to be the probable outcome as of the grant date, without regard to estimated forfeitures, and (B) in the case of LFIs, is computed based on the fair market value of the interests in the Lazard managed funds as of the date that the applicable LFIs were awarded. See Note 16 of Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the assumptions used in the valuation of the PIPRs, RSUs, Stock Price PRPUs, PRUs and LFIs.

(3)
For 2023, represents for Messrs. Orszag and Russo, Stock Price PRPU awards that relate to future performance, as well as, for Mr. Orszag, a special grant of RSUs, with a grant date fair value of $2,000,000. For 2022, for Mr. Orszag, represents a special RSU grant with a grant date fair value of $2,500,000.

(4)	Reflects the total of the previous two columns (Annual Grants and Special Grants).
(5)	Represents the aggregate change in actuarial present value of the accumulated benefits of Messrs. Jacobs and Hoffman under the Lazard Frères & Co. LLC Employees’ Pension Plan.
(6)
For 2023, represents: (i) payment of health insurance premiums and other health-related benefits in the amount of $28,434 for Mr. Orszag; $48,623 for Mr. Jacobs, $31,960 for Ms. Betsch; $30,434 for Mr. Russo; $22,826 for Ms. Soto and $33,440 for Mr. Hoffman (which for each of Messrs. Jacobs and Russo and Ms. Betsch included a $2,000 contribution to their health savings account or $1,500 in the case of Mr. Hoffman); (ii) life and long-term disability insurance premiums in the amount of $2,933 for Messrs. Orszag, Jacobs and Russo and Ms. Betsch, $2,784 for Ms. Soto and $2,191 for Mr. Hoffman; (iii) for each NEO, other than Mr. Russo and Ms. Soto, the annual estimated cost of access to an executive dining room, which is a benefit historically provided to certain of the Company’s U.S. managing directors in the New York City area, in the amount of $8,000; (iv) for each NEO other than Ms. Soto, the payment by the Company of a $13,200 matching contribution in 2023 on his or her personal contributions to the Company’s 401(k) plan, which is a benefit provided to all of the Company’s U.S. managing directors; (v) for Ms. Soto, the payment by the Company of a $49,574 contribution in 2023 to the Company’s UK-based defined contribution plan, which is a benefit provided to all of the Company’s UK managing directors; (vi) distributions paid to NEOs (other than Ms. Soto) in 2023 in respect of interest accrued on their capital accounts in Lazard Group, in the amount of $27,009 for Mr. Orszag, $158,594 for Mr. Jacobs, $504 for Ms. Betsch, $72,752 for Mr. Russo and $53,330 for Mr. Hoffman and, in the case of Ms. Soto in 2023, $11,138 in distributions of the 2000 LTP II private equity fund; (vii) tax preparation services in the amount of $10,827 for Mr. Orszag, $13,788 for Mr. Jacobs, $7,865 for Ms. Betsch, $16,750 for Mr. Russo, $4,877 for Ms. Soto and $11,123 for Mr. Hoffman (in each case

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
representing the portion of the cost of such tax preparation services that was paid by the Company), and (viii) for Mr. Hoffman, includes a lump sum cash payment in connection with his retirement and a cash bonus for that portion of fiscal year 2023 during which he was employed by the Company. For additional details on Mr. Hoffman’s compensation and benefits in respect of his retirement, see “Individual Agreements.”
Grants of Plan Based Awards
The following table provides information about awards granted to each of our NEOs during fiscal year 2023 in respect of 2022 performance and, in the case of Stock Price PRPUs, in fiscal year 2023 in respect of future performance.
Potential Future Payout Under Plan Based Awards
Named Executive Officer	Grant Date	Target Number	Grant Date Fair Value of PIPRs / Stock Price PRPUs (1)	Number of RSUs	Grant Date Fair Value of RSUs (1)	Grant Date Fair Value of LFIs (1)
Peter R. Orszag	March 9, 2023	138,340	$4,971,940	—	—	—
	July 15, 2023	—	—	58,309	$2,000,000	—
	August 23, 2023	1,250,000	$18,827,500	—	—	—
Kenneth M. Jacobs	March 9, 2023	220,026	$7,907,734	—	—	—
Marry Ann Betsch	March 9, 2023	30,303	$1,089,090	—	—	—
Evan L. Russo	March 9, 2023	198,946	$7,150,119	—	—	—
	August 23, 2023	1,000,000	$15,062,000	—	—	—
Alexandra Soto	March 16, 2023	—	—	55,995	$1,870,793	$2,125,000
Scott D. Hoffman	March 9, 2023	86,957	$3,125,235	—	—	—
(1)	Amounts represent the grant date fair value of awards made in 2023, as computed in accordance with FASB ASC Topic 718, as set forth in footnote (2) to the “Summary Compensation Table” above.
The PIPRs, RSUs and Stock Price PRPUs included in the table above are subject to service-based conditions, and for Stock Price PRPUs certain stock price-based milestone targets, and represent a contingent right to receive a number of shares of our common stock. Assuming satisfaction of the applicable vesting criteria, the PIPRs or RSUs granted on March 9, 2023, March 16, 2023 and July 15, 2023, respectively, will vest on or around March 10, 2026, March 2, 2026 and September 3, 2025, respectively. Stock Price PRPUs will vest in three tranches, subject to achievement of the applicable stock-price milestone and other vesting criteria, on August 23, 2026, August 23, 2028 and August 23, 2030, respectively (for additional information regarding these awards, see “Transition to Stock Price PRPUs for the CEO and CEO of Asset Management” above).
Vesting of the PIPRs, PRPUs and Stock Price PRPUs are subject to the achievement of the Minimum Value Condition within five years following the grant date. In addition, on March 11, 2024, the PIPRs and PRPUs granted in February 2021 in respect of 2020 compensation, for which the Minimum Value Condition was achieved on February 22, 2024 and other vesting conditions were satisfied, were exchanged on a one-for-one basis for shares of our common stock.
Each of our NEOs sign award agreements in connection with the grant of such award. In general, these agreements provide that unvested awards are forfeited on termination of employment, except in cases such as death, disability, a termination by the Company other than for “cause” (which includes for these purposes a resignation for “good reason”) or a qualifying retirement pursuant to our Deferred Compensation Retirement Policy. See “Deferred Compensation Retirement Policy” and “Potential Payments Upon Termination or Change in Control” below. In the event we declare cash dividends on our common stock, subject to satisfying any relevant performance or other vesting criteria, our NEOs who received PRPUs or Stock Price PRPUs will be allocated income in respect of such dividends on a pro rata basis as if such profit interests were exchanged for our common stock, based on the extent to which the relevant vesting conditions are actually achieved. PIPRs and restricted stock also accrue dividends or dividend equivalents in the event we declare cash dividends on our common stock during the relevant vesting period, which dividends are retained by Lazard until the vesting criteria have been satisfied. In addition, from the date that the applicable dividend is paid to holders of our common stock until the time of payment of the PRPUs or Stock Price PRPUs holder, unpaid distributions are credited with interest at a rate of 6% per annum, compounded quarterly. Holders of RSUs and PRSUs also receive dividend equivalents at the same rate that dividends are paid on shares of our common stock, which remain subject to the same restrictions as the underlying RSUs or PRSUs, as applicable, to which they relate. The holders of PIPRs, PRPUs and Stock Price PRPUs receive distributions necessary to pay related taxes on the income allocations, but otherwise are not entitled to any amounts in respect of such allocations until applicable vesting

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
conditions in respect of such PIPRs, PRPUs and Stock Price PRPUs have been satisfied. In addition, the PIPRs, PRPUs, Stock Price PRPUs, RSUs, restricted stock and LFI award agreements contain standard covenants including, among others, noncompetition and nonsolicitation of our clients and employees.
Deferred Compensation Retirement Policy
Pursuant to the Deferred Compensation Retirement Policy, outstanding and unvested PIPRs, RSUs, PRUs, restricted stock and LFIs will vest (and in the case of members of Lazard Group who report income from Lazard Group and its affiliates on Schedule K-1 to Lazard Group’s federal income tax return, RSUs and certain PRSUs will be settled in restricted stock) as long as (i) the holder is at least 56 years old, (ii) the holder has completed at least five years of service with the Company, (iii) the sum of the holder’s actual age and years of service is at least 70, and (iv) commencing with the relevant deferred compensation granted in 2021, the holder has completed a service period following the date of grant and ending in the year of the applicable grant on August 31st, in the case of awards granted to Managing Directors, unless another date is set forth in the applicable award agreement. Similarly, following the retirement eligibility date, the service-based vesting criteria of the PRUs will no longer apply, but the performance-based vesting criteria will continue to apply through the end of the applicable performance period, including following the executive’s retirement during the performance period. Following retirement, the PIPRs, RSUs, PRUs, restricted stock and LFIs remain subject to all restrictive covenants, including continued compliance with non-compete, non-solicit and other provisions contained in the original award agreement through the original vesting date of the relevant deferred compensation, notwithstanding any expiration date specified therein. Any dividends payable with respect to the PIPRs, RSUs, PRUs and restricted stock are held in escrow until the forfeiture provisions lapse. A recipient of restricted stock is required to make an election under Section 83(b) of the Internal Revenue Code, which subjects him or her to taxation on such restricted stock on the date of grant. With the consent of the compliance department of the Company, a recipient may dispose of a portion of the restricted stock granted to him or her to pay such taxes.
Mr. Jacobs is retirement eligible. The retirement eligibility dates for Mr. Orszag, Ms. Betsch, Mr. Russo and Ms. Soto are December 16, 2027, December 20, 2035, August 2, 2030 and October 21, 2024, respectively.
Individual Agreements with Our NEOs
On March 31, 2022, we entered into amended retention agreements with each of our current NEOs (other than Ms. Betsch, who at such time was not employed by the Company). On May 25, 2023, the Company amended the retention agreements with Messrs. Orszag and Jacobs which provided, with respect to Mr. Orszag, for an increase in the minimum annual base salary to $900,000 in connection with his appointment as Chief Executive Officer, and, with respect to Mr. Jacobs ceasing to serve as Chief Executive Officer and his appointment as Executive Chairman, for a reduction in the minimum annual base salary to $750,000, in each case, effective as of October 1, 2023. Also on May 25, 2023, we amended Mr. Russo’s retention agreement. On August 23, 2023, we entered into a retention agreement with Ms. Betsch that replaced her existing letter agreement. On March 7, 2024, we amended and restated Ms. Soto’s retention agreement in connection with her promotion to Chief Operating Officer in 2023, which replaced her prior retention agreement.
Generally, the provision of services under the retention agreements is terminable upon three months’ notice, and the individual agreements also contain the terms and conditions set forth below.
Compensation and Employee Benefits. The retention agreements entered into with each of our other current NEOs provide for a minimum annual base salary of $750,000.
In addition, each of our NEOs is entitled to an annual bonus to be determined under the Company’s applicable annual bonus plan on the same basis as annual bonuses are determined for other executive officers of the Company, subject to such NEO remaining employed by the Company at the end of the applicable fiscal year. Such bonus will be paid in the same ratio of cash to equity and deferred awards as is generally applicable to other executives receiving comparable bonuses. The retention agreements with our current NEOs also provide that each is entitled to participate in employee retirement and welfare benefit plans and programs of the type made available to our most senior executives.
In addition, under Mr. Jacobs’ retention agreement, he is entitled, subject to his continued employment with the Company, to the fringe benefits and perquisites to which he was entitled as of March 31, 2022. Under his 2023 amendment, for purposes of calculating severance, Mr. Jacobs is entitled to an average annual bonus calculated for the two completed fiscal years of the Company ending on each of December 31, 2021 and 2022.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Additionally, the Company will reimburse Mr. Russo on a reasonable basis with respect to the financial implications arising from Mr. Russo serving as CEO of Asset Management on the treatment of equity compensation and deferred awards that have been allocated to him prior to March 31, 2022.
Payments and Benefits Upon Certain Terminations of Service. The retention agreements with our current NEOs also provide for certain severance benefits in the event of a termination by us other than for “cause” or by the NEO for “good reason,” (each, as defined in such NEO’s retention agreement, and in each case, which we refer to below as a “qualifying termination”) prior to the expiration of the retention agreement. See “Potential Payments Upon Termination or Change in Control” below for further details.
Outstanding Equity Awards At 2023 Fiscal Year-End
The following table provides information about the number and value of PIPRs, RSUs, PRPUs PRSUs and Stock Price PRPUs that were actually held (or, pursuant to the rules and guidance of the SEC, were for purposes of the table deemed held) by our NEOs as of December 31, 2023. The market value of the PIPRs, RSUs, PRPUs, PRSUs and Stock Price PRPUs was calculated based on the NYSE closing price of our common stock on December 29, 2023 (the last trading day in fiscal year 2023) ($34.80). The table does not include PIPR awards that relate to 2023 performance, which were granted in February and March 2024.
Named Executive Officer(1)	Number of PIPRs and RSUs That Have Not Vested (2)(3)	Market Value of PIPRs and RSUs That Have Not Vested	Number of PRPUs, PRSUs and Stock Price PRPUs That Have Not Vested (4)	Market or Payout Value of PRPUs. PRSUs and Stock Price PRPUs That Have Not Vested (4)
Peter R. Orszag	358,092	$ 12,461,602	598,857	$ 20,840,224
Kenneth M. Jacobs	541,051	$18,828,575	660,338	$22,979,762
Mary Ann Betsch	30,303	$1,054,544	—	$—
Evan L. Russo	367,485	$12,788,478	543,874	$18,926,816
Alexandra Soto	134,755	$4,689,474	149,510	$5,202,948
Scott D. Hoffman	201,598	$7,015,610	206,822	$7,197,406
(1)
Mr. Jacobs became eligible for retirement under the Deferred Compensation Retirement Policy on March 31, 2016. All of his PRPUs are eligible for the Deferred Compensation Retirement Policy and are no longer subject to a service-based vesting condition but remain subject to compliance with restrictive covenants until the original vesting dates. Mses. Betsch and Soto and Messrs. Orszag and Russo will become retirement eligible on December 20, 2035; October 21, 2024; December 16, 2027; and August 2, 2030, respectively. Upon reaching retirement eligibility, any PIPRs, RSUs, PRUs and LFIs that the relevant NEO holds will become eligible for the Deferred Compensation Retirement Policy.

(2)
With respect to PRU awards granted in March 2021 (in respect of 2020 compensation), in early 2024, the Compensation Committee determined that Lazard had achieved an aggregate score of 1.95x with respect to the applicable performance periods to which such awards are subject. The total number of PRPU awards granted in March 2021 included in this column for each NEO is as follows: 321,025 for Mr. Jacobs; 168,539 for Mr. Russo; and 114,641 for Mr. Hoffman. The total number of PRSU awards granted in March 2021 included in this column for Ms. Soto is 63,169. All such amounts vested on March 11, 2024 (in the case of PRPUs) and March 1, 2024 (in the case of PRSUs). Accordingly, this column includes the product of (i) 1.95 and (ii) the total original target number of shares of our common stock subject to such PRPUs or PRSUs, as applicable.

(3)
This column includes PIPRs granted to each of our NEOs, other than Ms. Soto, in March 2023 in respect of 2022 as follows: 138,340 for Mr. Orszag; 220,026 for Mr. Jacobs; 30,303 for Ms. Betsch; 198,946 for Mr. Russo; and 86,957 for Mr. Hoffman. The total number of RSU awards granted to Ms. Soto in March 2023 in respect of 2022 included in this column is 58,917. This column also reflects (i) 77,781 PIPRs granted to Mr. Orszag in respect of his service prior to his appointment as an executive officer of the Company, which vested on March 11, 2024, (ii) 60,285 and 81,686 RSUs granted to Mr. Orszag, prior to becoming our CEO, on July 15, 2023 and July 15, 2022, respectively, as a special retention award subject to Mr. Orszag’s continued employment with the Company through September 3, 2025 and September 3, 2024, respectively, and (iii) 12,834 RSUs granted to Ms. Soto in 2021 in respect of 2020, which vested on March 1, 2024.

(4)
The PRPU and PRSU awards granted to our NEOs in 2022 with respect to 2021 compensation are scheduled to vest on or around March 1, 2025, subject to achievement of performance-based vesting criteria. Because our performance in the 2023 fiscal year exceeded the target (one times) level, and based on guidance regarding the rules of the SEC, we have included the PRPU awards in the table above based on the maximum payout level (in this case, 2.4). For PRPUs granted in 2022, this column reflects 2.4 times the total target number of shares subject to such PRPUs. The number of PRPUs, or PRSUs, in the case of Ms. Soto, set forth in this column are as follows: for Mr. Orszag, 348,857; for Mr. Jacobs, 660,338; for Mr. Russo, 343,874; for Ms. Soto, 149,510; and for Mr. Hoffman, 206,822. The amounts reflected above are not necessarily indicative of future payouts for the awards, which are not now known but will ultimately be determined based on our actual performance through the entire performance period (and which may be lower than the 2.4 times payout level). With respect to Stock Price PRPUs granted to Messrs. Orszag and Russo, given that such Stock Price PRPUs are earned based on future increases to our stock price and satisfaction of service conditions, we have shown the value of the number of shares of our common stock that would be received, assuming achievement of the first stock price milestone under such award (i.e., $43.10), which we view as a representative value for purposes of this table, taking into account fiscal year 2023 performance (which resulted in no stock price milestone being achieved). As discussed above in the section entitled “Transition to Stock Price PRPUs for the CEO and CEO of Asset Management,” Stock Price PRPUs are eligible to vest in three Tranches based on the achievement of service conditions and Tranche-specific common stock price milestones measured as of a specified

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
anniversary of the date of grant. While no stock price milestone has yet been met, aggregate accounting fair value of the Stock Price PRPUs at the grant date, which is based on the estimated probability of achieving the common stock price milestones, was approximately $33.9 million in the aggregate and is amortized over the requisite service periods. The number of Stock Price PRPUs included in this table are as follows: 250,000 for Mr. Orszag and 200,000, for Mr. Russo. See “Transition to Stock Price PRPUs for the CEO and CEO of Asset Management” above for additional information on Stock Price PRPUs vesting conditions.
Stock Vested
The following table sets forth certain information concerning PIPRs, PRPUs, RSUs and shares of restricted stock held by our NEOs that vested in 2023. The value realized on vesting was calculated based on the NYSE closing price of our common stock on the trading day immediately preceding the vesting date.
Named Executive Officer	Number of Shares That Vested or Were Acquired on Vesting	Value Realized on Vesting
Peter R. Orszag	46,497	$1,749,626
Kenneth M. Jacobs	323,176	$12,038,306
Mary Ann Betsch	—	—
Evan L. Russo	134,696	$5,017,426
Alexandra Soto	28,215	$1,054,112
Scott D. Hoffman	107,918	$4,019,946
Pension Benefits
U.S. Defined Benefit Pension Plans. The following table provides information with respect to the Lazard Frères & Co. LLC Employees’ Pension Plan, a qualified defined-benefit pension plan, and a related supplemental defined-benefit pension plan. Each of Messrs. Jacobs and Hoffman has accrued benefits under the Lazard Frères & Co. LLC Employees’ Pension Plan, and Mr. Hoffman has accrued additional benefits under the related supplemental defined-benefit pension plan. The annual benefit under the Lazard Frères & Co. LLC Employees’ Pension Plan and, if applicable, the supplemental defined-benefit pension plan, payable as a single life annuity commencing at age 65, would be $6,447 for Mr. Jacobs and $18,845 for Mr. Hoffman. These benefits accrued prior to the date the applicable NEO became a managing director of the Company. Benefit accruals under this plan were frozen for all participants effective January 31, 2005. For a discussion of the valuation methodology and material assumptions applied in quantifying the present value of the current accrued benefit, see Note 17 of Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Mses. Betsch and Soto and Messrs. Orszag and Russo do not participate in any of these plans.
Named Executive Officer	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Kenneth M. Jacobs	Lazard Frères & Co. LLC Employees’ Pension Plan	3	$0	$78,088
Scott D. Hoffman	Lazard Frères & Co. LLC Employees’ Pension Plan	5	$0	$103,781
	Supplemental Defined— Benefit Pension Plan	5	$74,932	$0
(1)
Mr. Jacobs has been employed by the Company for over 35 years and Mr. Hoffman was employed by the Company for almost 30 years. Mr. Jacobs became a managing director of the Company in 1991 and Mr. Hoffman in 1998, at which point they ceased accruing benefits under these plans.

(2)
Messrs. Jacobs and Hoffman received lump sum payments of their respective Lazard Frères & Co. LLC Employees’ Pension Plan amounts, and the present value of these benefits is reflected as $0 above because they are no longer owed a benefit under such plan. With respect to the supplemental defined-benefit pension plan, Mr. Hoffman elected a lump sum payment, which has been calculated here using interest rates and mortality applicable for lump sum payments as outlined in §417(e)(3) of the Internal Revenue Code. The lump sum benefit is discounted from the payment date to the December 31, 2023 measurement date using a 5.07% discount rate.

Potential Payments Upon Termination or Change in Control
As described above, the retention agreements with each of our current NEOs provides for certain severance benefits in the event of a qualifying termination prior to the expiration of the applicable individual agreement.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
The following table shows the potential payments that would have been made by the Company to each of our NEOs as of December 31, 2023, assuming that such NEO’s employment with the Company terminated, or a change in control occurred, on December 31, 2023 under the circumstances outlined in the table. For purposes of this table, the price of our common stock is assumed to be $34.80, which was the closing price on December 29, 2023 (the last trading day of fiscal year 2023) and the amounts set forth below reflect the terms of the individual agreements as in effect on December 31, 2023. Mr. Hoffman, who retired from the Company during 2023, has been excluded from this table.
	Prior to a Change in Control				On or After a Change in Control
Named Executive Officer	Death or Disability	Involuntary Termination Without “Cause”	Resignation for “Good Reason”	Retirement	No Termination of Employment	Death or Disability	Involuntary Termination Without “Cause”	Resignation for “Good Reason”	Retirement
Peter R. Orszag
Severance Payment (1)	—	$ 20,050,000	$ 20,050,000	—	—	—	$ 20,050,000	$ 20,050,000	—
PIPR, RSU, PRPU and Stock Price PRPU Vesting (2) (3)	$ 32,069,576	$32,069,576	$32,069,576	—	—	$ 34,678,023	$34,678,023	$34,678,023	—
Pro-rata Annual Incentive Payment (4)	$9,125,000	$9,125,000	$9,125,000	—	—	$9,125,000	$9,125,000	$9,125,000	—
Salary in Lieu of Notice (5)	—	$225,000	—	—	—	—	$225,000	$225,000	—
Kenneth M. Jacobs
Severance Payment (1)	—	$22,200,000	$22,200,000	—	—	—	$22,200,000	$22,200,000	—
PIPR and PRPU Vesting (2) (3)	$40,491,346	$40,491,346	$40,491,346	$30,616,507	—	$45,428,752	$45,428,752	$45,428,752	$45,428,752
Pro-rata Annual Incentive Payment (4)	$10,350,000	$10,350,000	$10,350,000	—	—	$10,350,000	$10,350,000	$10,350,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	$187,500	—
Mary Ann Betsch
Severance Payment (1)	—	$6,000,000	6,000,000	—	—	—	$6,000,000	$6,000,000	—
PIPR Vesting (2) (3)	$1,079,398	$1,079,398	$1,079,398	—	—	$1,079,398	$1,079,398	$1,079,398	—
Pro-rata Annual Incentive Payment (4)	$2,250,000	$2,250,000	$2,250,000	—	—	$2,250,000	$2,250,000	$2,250,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	$187,500	—
Evan L. Russo
Severance Payment (1)	—	$15,200,000	$15,200,000	—	—	—	$15,200,000	$15,200,000	—
PIPR, PRPU and Stock Price PRPU Vesting (2) (3)	$31,349,415	$31,349,415	$31,349,415	—	—	$33,676,285	$33,676,285	$33,676,285	—
Pro-rata Annual Incentive Payment (4)	$6,850,000	$6,850,000	$6,850,000	—	—	$6,850,000	$6,850,000	$6,850,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	$187,500	—
Alexandra Soto
Severance Payment (1)	—	$11,000,000	$11,000,000	—	—	—	$11,000,000	$11,000,000	—
RSU, PRSU and LFI Vesting (2) (3)	$14,093,561	$14,093,561	$14,093,561	—	—	$15,349,535	$15,349,535	$15,349,535	—
Pro-rata Annual Incentive Payment (4)	$4,750,000	$4,750,000	$4,750,000	—	—	$4,750,000	$4,750,000	$4,750,000	—
Salary in Lieu of Notice (5)	—	$187,500	—	—	—	—	$187,500	$187,500	—
(1)
In addition to the severance payments listed (each of which is described below under “Individual Agreements”), each of our U.S.-based NEOs would have been entitled to receive two years of medical and dental coverage following termination. However, amounts relative to this benefit are immaterial and have not been included in the table.

(2)
Valuation of all PIPR, RSU, PRPU and PRSU awards is based upon the full value underlying our common stock at the close of business on December 31, 2023, without taking into account any discount for the present value of such awards. Valuation of LFI awards is determined based on the dollar value of the relevant fund interest at the close of business on December 31, 2023. Upon a change in control, (i) PIPRs, RSUs, PRPUs, PRSUs, Stock Price PRPUs and LFI awards generally will not accelerate, but will instead require both a change in control and another customary event (such as a qualifying termination) in order to vest, (ii) PRPU and PRSU awards will no longer be subject to the performance conditions and the payout level will

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
be determined by the Compensation Committee based on the greater of (A) the target level or (B) the Company’s actual performance for the period beginning at the start of the performance period and ending on the date of the change in control, but the awards will remain subject to the service or other vesting conditions, absent a qualifying termination, through the original vesting dates and (iii) any Stock Price PRPU for which the applicable stock price milestone was achieved based on the transaction price relative to the stock price milestones would generally remain outstanding (and with respect to the tranche with the next highest stock price milestone above the transaction price, a prorated portion of such tranche equal to the number of Stock Price PRPUs subject to such tranche and a fraction, the numerator of which is the transaction price and the denominator of which is the stock price milestone applicable to such tranche would remain outstanding), subject to continued employment through the expiration date applicable to such tranche (but subject to acceleration in connection with a qualifying termination). For purposes of the table above, the first Tranche-specific common stock price milestone has been assumed to have been achieved and the values shown (at the assumed transaction price of $34.80) include the potential payout in connection with such qualifying termination; but otherwise, no additional value has been assigned to Stock Price PRPUs in the table above because no stock price milestones have been met or would be met. The table above assumes, with respect to the PRPU and PRSU awards for which the three-year performance period has not ended (i.e., those granted in 2022 in respect of compensation for 2021), that upon a change in control and another customary event (such as a qualifying termination), the performance conditions and the payout level would be equal to 2.4 times the target level. The payout in respect of PRPU and PRSU awards also includes any unvested dividend amounts paid at 2.4 times the target level and interest on unpaid distributions from the date that the applicable dividend was paid to holders of our common stock until December 31, 2023 at 6% per annum, compounded quarterly, less any distributions received to pay related taxes on the income allocations. These assumptions are not necessarily indicative of future payouts for the awards, which are not now known but will ultimately be based on our actual performance through the relevant period (which may be lower than the amount assumed for this calculation).
(3)
Upon death, (i) all PIPRs, RSUs and LFI awards vest immediately, (ii) all PRPU and PRSU awards vest immediately (or, if the death occurs more than halfway through the fiscal quarter, as soon as practicable following the Compensation Committee’s determination of the payout level), with the payout level based on (A) our actual performance during the portion of the performance period ending on the last day of the fiscal quarter preceding the date of death (or, if the death occurs more than halfway through the fiscal quarter, the last day of such fiscal quarter) and (B) the target level for the remainder of the performance period and (iii) all Stock Price PRPUs for which the stock price milestone was met prior to the termination vest as of such termination (and a number of Stock Price PRPUs equal to a prorated portion (subject to certain minimums) of each other unvested tranche would remain outstanding and eligible to vest based on achievement of the applicable stock price milestone before the expiration date applicable to such tranche). Upon disability, a termination without “cause” or resignation for “good reason,” (i) the PRPU and PRSU payout level will be determined in a manner consistent with clauses (A) and (B) of the immediately preceding sentence, (ii) the Stock Price PRPU payout will be determined according to clause (iii) of the immediately preceding sentence and (iii) the NEOs may be immediately taxed on 100% of the LFIs. Accordingly, a percentage of the Fund Interests, in the case of LFIs, in the amount sufficient to cover payment of taxes will be delivered to the executive or withheld immediately upon termination, and the remaining percentage will be delivered on the original vesting dates, provided that the executive does not violate his or her restrictive covenants. Mr. Jacobs became retirement eligible during 2016. If an NEO is retirement eligible, Stock Price PRPUs will be forfeited to the extent unvested but he or she may retire without forfeiting his or her PRPUs (excluding Stock Price PRPUs) or PRSUs, but (other than following a change in control) such PRPUs or PRSUs remain subject to performance conditions for the full performance period. Following retirement (other than following a change in control), all PIPRs, RSUs, PRPUs, PRSUs and LFIs remain subject to compliance with restrictive covenants through their original vesting date, notwithstanding any shorter duration provided in award agreements. See “Deferred Compensation Retirement Policy” above.

The table above assumes, with respect to the PRPU and PRSU awards for which the three-year performance period has not ended (i.e., those granted in 2022 in respect of compensation for 2021), that (x) in the case of a termination without “cause,” upon death or disability or resignation for “good reason” (other than following a change in control), the performance conditions would be equal to approximately 1.933 times the target level, and (y) in the case of retirement of Mr. Jacobs (other than following a change in control), the performance conditions would be equal to 1.0 times the target level, with the payout level determined accordingly in all cases. The payout in respect of PRPU and PRSU awards granted in 2022 also includes any unvested dividend amounts paid at 1.933 times, respectively, the payout level and interest on unpaid distributions from the date that the applicable dividend was paid to holders of our common stock until December 31, 2022 at 6% per annum, compounded quarterly, less any distributions received to pay related taxes on the income allocations. For purposes of the table above, the first Tranche-specific common stock price milestone has been assumed to have been achieved and the values shown (based on the closing price of our common stock on December 29, 2023) include the potential payout in connection with such qualifying termination; but otherwise, no additional value has been assigned to Stock Price PRPUs in the table above because no stock price milestones have been met or would be met. These assumptions and values are not necessarily indicative of future payouts for the awards, which are not now known but will ultimately be based on our actual performance through the relevant period (which may be higher or lower than the amount assumed for this calculation). The scheduled vesting dates for outstanding PIPR, RSU, PRSU and Stock Price PRPU awards are set forth in footnotes (3) and (4) to the “Outstanding Equity Awards at 2023 Fiscal Year-End” table above.
(4)
Pursuant to their retention agreements, in the event of an involuntary termination without “cause” or resignation for “good reason,” or upon termination due to death or disability, each NEO is entitled to a pro-rated portion of the average annual bonus (or, to the extent applicable, cash distributions, special retention awards (in the case of Mr. Orszag) and including any bonuses paid in the form of equity awards or LFI awards based on the grant date value of such awards in accordance with our normal valuation methodology, or at the target level, in the case of PRPUs or PRSUs) paid or payable to the executive for our two completed fiscal years immediately preceding the fiscal year in which the termination occurs. Assuming a qualifying termination on December 31, 2023, all NEOs would have received a pro-rated annual bonus equal to the average of such NEO’s full annual incentive compensation in respect of 2022 and 2021.

(5)
Each of the NEOs is entitled to three months’ notice (or, if the Company elects, base salary in lieu of such notice period) following a termination by the Company other than for cause. In addition, for each NEO party to a retention agreement as of December 31, 2023, this notice period or salary in lieu thereof applies upon a resignation for good reason solely due to a failure by the Company to continue, following the expiration of the retention agreement, the executive’s employment pursuant to an agreement having terms and conditions that are reasonable at the time of such expiration, except in the event that the executive rejects an offer of continued employment consistent with the foregoing.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
None of the NEOs is entitled to an excise tax gross-up payment with respect to Section 280G of the Internal Revenue Code. Instead, each NEO party to a retention agreement as of December 31, 2023 would be subject to a “best net” approach, whereby change-in-control payments are limited to the threshold amount under Section 280G if it would be more favorable to such NEO on a net after-tax basis than receiving the full payments and paying the excise taxes. These potential reductions are not reflected in the amounts set forth above.
Individual Agreements
The retention agreements and their respective amendments, as applicable, with each of our current NEOs provide for certain severance benefits in the event of a qualifying termination prior to the expiration of the applicable individual agreement.
Except in the case of a qualifying termination that occurs on or following a change in control of the Company, the severance benefits described below are conditioned upon the applicable NEO timely delivering an irrevocable waiver and release of claims in favor of the Company and its affiliates.
In the event of a qualifying termination of an NEO on December 31, 2023, the executive generally would have been entitled to receive in a lump sum: (1) any unpaid base salary accrued through the date of termination; (2) any earned but unpaid bonuses for years completed prior to the date of termination; (3) a pro-rated portion of the average annual bonus (or, to the extent applicable, cash distributions, and including any bonuses paid in the form of equity awards (including LFI awards), or special retention awards, in the case of Mr. Orszag, based on the grant date value of such equity or cash awards in accordance with our normal valuation methodology) paid or payable to the executive for the Company’s two completed fiscal years immediately preceding the fiscal year in which the termination occurs; and (4) a severance payment in an amount equal to two times the sum of such NEO’s base salary and average annual bonus (not pro-rated) described in clause (3), except that (x) Mr. Jacobs’ average annual bonus for purposes of calculating his severance will be based on the average annual bonus for the two completed fiscal years of the Company ending on each of December 31, 2021 and 2022, (y) Ms. Soto would receive the sum of twenty two and one half months of base salary and two times her average annual bonus (not pro-rated) described in clause (3) in lieu of the amounts under clause (4) and (z) if Messrs. Orszag or Russo or Ms. Betsch terminates his or her employment for “good reason” because his or her agreement is not renewed, the amount described in clause (4) will be reduced to one times or, in the case of Ms. Soto, reduced to the sum of ten and one half months of base salary and one times her average annual bonus. The pro-rated portion of the average annual bonus described in clause (3) of the immediately preceding payment is also payable in the event of a termination due to death or disability. Additionally, due to requirements under local law, Ms. Soto is eligible to receive, in consideration of, and subject to her compliance with her restrictive covenants, an additional amount in cash equal to 50% of the (i) the greater of (A) her monthly base salary and (B) the average gross monthly base salary she received during the three-month period immediately preceding her termination, multiplied by (ii) six months for any termination other than by the Company without “cause” or by her for “good reason” (each as defined in her retention agreement) or three months for a termination by the Company without cause or by her for good reason. Upon a qualifying termination, each NEO (other than Ms. Soto, who is eligible for benefit programs of the type made available to the Firm’s managing directors in London) and his or her eligible dependents would generally continue to be eligible to participate in the Company’s medical and dental benefit plans, on the same basis as in effect immediately prior to the date of termination (which currently requires the NEO to pay a portion of the premiums) for a number of years equal to the severance multiple in clause (4) of this paragraph. The period of such medical and dental benefits continuation would generally be credited towards the NEO’s credited age and service for the purpose of our retiree medical program.
In addition to the post-employment medical and dental benefits described above, following a termination of Mr. Jacobs’ service for any reason other than for “cause,” Mr. Jacobs and his eligible dependents would be eligible for continued participation in our medical and dental benefits plans for the remainder of Mr. Jacobs’ life and that of his current spouse, with Mr. Jacobs or his spouse paying the full cost of all premiums associated with such coverage (other than during the periods following a qualifying termination described above). If, following termination of Mr. Jacobs’ employment and prior to a change in control of the Company, such coverage becomes Impracticable due to fundamental changes in law, Mr. Jacobs and the Company will cooperate to implement reasonable changes to such coverage, as mutually agreed in writing.
A resignation by an NEO for “good reason” will be treated as a termination by the Company without “cause” for purposes of all of his or her equity and LFI awards outstanding at the time of such resignation. In addition, executives (other than Ms. Betsch) who are not retirement eligible but whose retention agreements as in effect at the end of 2023 are not renewed and who do not resign at such time, but do retire prior to December 31, 2025 (or December 31, 2028, in the case of Messrs. Orszag and Russo), will be deemed retired under the Deferred Compensation Retirement Policy. Furthermore, solely in the case of Mr. Jacobs, in the event of a qualifying termination of Mr. Jacobs’ employment prior to March 31, 2025, he will be permitted to sell his shares of restricted stock, if any, that are subject to ongoing vesting requirements, provided that the proceeds of the sale must be deposited in escrow and will remain subject to forfeiture until the restricted stock otherwise would have vested.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Mr. Orszag’s retention agreement reaffirms the prior grant of a special retention award payable on July 15, 2022, subject to Mr. Orszag’s continued employment with the Company through such date, consisting of a cash payment equal to $1,250,000 and equity-based awards with a grant date value of $2,500,000, which is subject to vesting on September 3, 2024. Mr. Orszag’s retention agreement also provides for a grant of special retention awards, which became payable on July 15, 2023, consisting of a cash payment equal to $2,000,000 and equity-based awards with a grant date value of $2,000,000, generally subject to the same terms described above in respect of his 2022 special retention awards, except subject to vesting on September 3, 2025. In the event Mr. Orszag terminates his employment without “good reason” or is terminated for “cause” on or prior to September 3, 2025 or September 3, 2024, he is required to repay the special cash retention award paid in 2023 and the special cash retention award paid in 2022, respectively.
The amendment to Mr. Orszag’s retention agreement in 2023 provides for a term that expires on March 31, 2028 (or, if later, the second anniversary of a change in control of the Company), and in connection with Mr. Orszag’s appointment to Chief Executive Officer effective on October 1, 2023, an increase in base salary from $750,000 to an annual rate of $900,000 effective as of such date.
The amendment to Mr. Jacobs’ retention agreement in 2023 provides that in connection with Mr. Jacobs ceasing to serve as Chief Executive Officer and his transition to Executive Chairman effective on October 1, 2023, his base salary was reduced to an annual rate of $750,000 effective as of such date.
The amendment to Mr. Russo’s retention agreement in 2023 provides for a term that expires on March 31, 2028 or, if later, the second anniversary of a change in control of the Company.
On March 7, 2024, we amended and restated Ms. Soto’s retention agreement in connection with her promotion to Chief Operating Officer in 2023, which replaced her prior retention agreement. The material terms and conditions of her amended and restated retention agreement are substantially the same as the terms and conditions of her prior retention agreement, except for her change in position to Chief Operating Officer.
Scott D. Hoffman, our former General Counsel and Chief Administrative Officer, is considered a Named Executive Officer with respect to 2023 due to certain payments made to him in connection with his separation from service with the Company, which occurred in connection with the 2023 transition of Mr. Jacobs to the position of Executive Chairman and Mr. Orszag becoming our new Chief Executive Officer. His separation from service qualified him to receive certain separation payments and benefits pursuant to the terms of his retention agreement and award agreements as detailed in the Summary Compensation Table.
Noncompetition and Nonsolicitation of Clients. While providing services to the Company and during the six-month period following termination of the NEO’s services (or three-month period in the event of such a termination by us without “cause” or by the NEO for “good reason”), the NEO may not:
•
provide services or perform activities in a line of business that is similar to any line of business in which the NEO provided services to us in a capacity that is similar to the capacity in which the NEO acted for us while providing services to us (“competing activity”) for any business or business unit that engages in any activity, or owns or controls a significant interest in any entity that engages in any activity, that competes with any activity in which we are engaged up to and including the date of termination of employment (a “competitive enterprise”);

•	acquire an ownership or voting interest of more than 5% in any competitive enterprise; or
•
solicit any of our clients on behalf of a competitive enterprise or reduce or refrain from doing business with us in connection with the performance of services that would be competing activities, or otherwise interfere with or damage (or attempt such acts in respect of) any client’s relationship with us.

Nonsolicitation of Employees. While providing services to us (including during any period of notice of termination) and during the nine-month period following termination of the NEO’s services, the NEO may not, directly or indirectly, in any manner, solicit or hire any of our officers, agents or employees at the associate level or above to apply for, or accept employment with, any competitive enterprise, or otherwise interfere with any such officer’s, agent’s or employee’s relationship with us.
Transfer of Client Relationships, Nondisparagement and Notice Period Restrictions. The NEO is required, upon termination of his or her services to us and during the 90-day period following termination, to take all actions and do all things reasonably requested by us to maintain for us the business, goodwill and business relationships with our clients with which he

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
worked; provided that such actions and things do not materially interfere with other employment or professional activities of the NEO. In addition, while providing services to us and thereafter, the NEO generally may not disparage us and the Company generally may not disparage him, and before and during the three-month notice period prior to termination, the NEO is prohibited from entering into a written agreement to perform competing activities for a competitive enterprise.
Award Agreements and “Double-Trigger” Vesting
Beginning in 2013, we adopted “double-trigger” vesting for NEO long-term incentive awards in the event of a change in control, such that long-term incentive awards granted to our NEOs in 2013 and later generally will not immediately accelerate vesting upon a change in control, but will instead require both a change in control and another event (such as a qualifying termination) in order to vest. In addition, beginning in 2019, pursuant to the 2018 Plan, we adopted “double-trigger” vesting for such awards granted to all our other employees. In the case of PRUs, upon a change in control, the performance period for the unvested but outstanding awards will be deemed to end and the payout level for such performance period will be determined by the Compensation Committee, based on the greater of (i) the target level or (ii) the Company’s performance (as measured by the performance metrics described in the underlying award agreement) through the date of such change in control. In the case of Stock Price PRPUs, upon a change in control, all Stock Price PRPUs for which the stock price milestones are met prior to the change in control and any Stock Price PRPUs for which the applicable stock price milestone was achieved based on the transaction price relative to the stock price milestones would generally remain outstanding. However, in each case of the PRUs and Stock Price PRPUs, any applicable service conditions will continue to apply to the awards following a change in control, subject to acceleration in the case of certain qualifying terminations (whether occurring before or after such change in control).
If an NEO had voluntarily resigned from the Company on December 31, 2023 without “good reason” or was terminated by the Company for “cause,” he or she would not have been entitled to receive any severance or pro-rated bonus payments from the Company, and, except in the case of retirement by Mr. Jacobs, any unvested long-term incentive awards would have been forfeited. Mr. Jacobs was retirement-eligible as of December 31, 2023. If an NEO is retirement-eligible, he or she may retire without forfeiting his or her long-term incentive awards (other than following a change in control). Following retirement (other than following a change in control), all such awards remain subject to compliance with restrictive covenants through their original vesting date, notwithstanding any shorter duration provided in award agreements. See “Deferred Compensation Retirement Policy” above.
Change in Control
The term “change in control,” as used in the retention agreements, the 2018 Plan and the 2008 Plan, generally means any of the following events: (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s shareholders) of 30% or more of either (A) the then-outstanding shares of our common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); (ii) a change in a majority of the current Board of Directors of the Company (the “Incumbent Board”) (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or a threatened proxy contest); (iii) consummation of a merger, consolidation or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination; or (iv) shareholder approval of a complete liquidation or dissolution of the Company.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our CEO to the median annual total compensation of all our employees (excluding our CEO). The employee who received this median annual total compensation is referred to below as our median employee.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
SEC rules permit the identification of our median employee once every three years provided there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Accordingly, we have calculated our disclosure based on the median employee identified as of December 31, 2021. For details on our process for identifying the median employee, please see “CEO Pay Ratio” in our annual Proxy Statement filed with the SEC on April 6, 2022.
We determined the annual total compensation for 2023 for the median employee identified as of December 31, 2021 in accordance with the requirements for determining total compensation in the Summary Compensation Table.
For 2023, given that Messrs. Orszag and Jacobs each served in the capacity of CEO for a portion of 2023, in accordance with Item 402(u) of Regulation S-K, we have combined their respective annual total compensation for 2023 for the period during which such NEO served in such capacity: (i) for Mr. Jacobs, this consisted of his base salary earned during his service as CEO and all other compensation reflected in the Summary Compensation Table, and (ii) for Mr. Orszag, this consisted of his base salary earned and annual cash bonus, in each case, following Mr. Jacobs’ transition to Executive Chairman. Such combined annual total compensation for 2023 was $ 13,166,275. The 2023 median annual total compensation for our median employee, determined in accordance with the requirements for determining total compensation in the Summary Compensation Table, was $230,773. Based on this information, the ratio of our CEO’s annual total compensation to the median annual total compensation of our median employee for 2023 is 57 to 1. We believe that this ratio represents a reasonable estimate calculated in a manner consistent with Item 402(u).

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation disclosed in the Summary Compensation Table and executive compensation “actually paid” (as defined in Item 402(v) of Regulation S-K) and certain measures of our financial performance with respect to the individuals serving as our CEO (our “PEO”) and, on average, our other NEOs during 2023, 2022, 2021 and 2020. The values shown below are disclosed in the manner required by SEC rules, but in certain cases, particularly with respect to the valuation of equity awards, the values shown may not correspond to the actual economic benefit that will be received by the applicable executive upon receipt of the applicable compensation. In addition, our performance-based long-term incentive awards granted in 2023, 2022, 2021 and 2020 in respect of 2022, 2021, 2020 and 2019 performance, respectively, which are included in this disclosure, are based on three-year forward-looking performance metrics, or the achievement of the Minimum Value Condition, and could result in zero payment to the applicable executive. For further information concerning our executive compensation, see “Compensation Discussion and Analysis.”
	Summary Compensation Table Total for PEO		Compensation “Actually Paid” to PEO		Average Summary Compensation Table Total for Non- PEO NEOs (4)	Average Compensation “Actually Paid” to Non- PEO NEOs (3)(5)	Value of Initial fixed $100 Investment Based On:
Year	Peter R. Orszag (1)	Kenneth M. Jacobs (2)	Peter R. Orszag (3)	Kenneth M. Jacobs (3)			Total Shareholder Return (6)	Peer Group Total Shareholder Return (7)	Net Income US GAAP (millions) (8)	Share Price (9)
2023	$ 30,834,841	$ 10,883,187	$ 34,445,932	$ 11,846,936	$ 12,107,938	$ 13,125,354	$ 106.83	$ 112.10	$ (75)	$34.80
2022	—	$ 10,888,560	—	$16,756,607	$6,345,221	$8,782,919	$83.86	$89.43	$358	$34.67
2021	—	$11,777,331	—	$26,276,748	$7,916,113	$14,177,208	$107.44	$134.87	$528	$43.63
2020	—	$10,038,325	—	$14,278,964	$6,907,889	$8,532,708	$112.02	$98.24	$402	$42.30
(1)	Reflects amounts of total compensation reported for Mr. Orszag in the Summary Compensation Table for 2023.
(2)	Reflects amounts of total compensation reported for Mr. Jacobs in the Summary Compensation Table for each applicable year.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
(3)
Represents the amount of compensation “actually paid” to our NEOs, as computed in accordance with Item 402(v) of Regulation S-K and shown in the table below. The dollar amounts do not in all cases reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year, and are not indicative of future amounts that may be paid or become payable to our NEOs pursuant to certain awards. In particular, grants of performance-based awards to our NEOs are based on three-year forward-looking performance metrics and could result in zero payment. The table below sets forth the adjustments made during each year in the table to calculate the compensation “actually paid” to our NEOs during each year in the table, even though many of these amounts were not actually paid:

Adjustments to Determine Compensation “Actually Paid”	PEOs					Non-PEO NEOs (Average)
Year	2023 (Orszag)	2023 (Jacobs)	2022 (Jacobs)	2021 (Jacobs)	2020 (Jacobs)	2023	2022	2021	2020
Changes in performance award estimates during year at end of covered year fair value	$0	$1,145,825	$9,885,195	$11,937,874	$2,746,751	$309,050	$3,896,661	$4,991,563	$1,061,318
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(25,799,438)	(7,907,734)	(9,750,997)	(7,676,604)	(6,930,509)	(7,605,559)	(4,769,405)	(4,185,435)	(3,750,584)
Fair value of awards granted during year that remain outstanding as of covered year end	28,980,885	7,656,905	10,923,318	7,961,443	6,835,172	8,219,409	5,313,810	4,317,322	3,723,016
Change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	128,020	833,794	(3,258,154)	(563,308)	(288,670)	174,035	(1,204,694)	(265,914)	(318,139)
Change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested at the end of the covered year	(729,998)	(2,807,722)	(4,379,578)	536,540	923,167	(703,195)	(1,768,681)	357,053	446,507
Value of dividends or other earnings paid or earned during covered year based on actual performance or performance estimates at the end of the covered year	1,031,622	2,042,682	2,448,263	2,303,472	965,483	623,677	970,007	1,046,505	468,808
Total Equity Award Adjustments	$3,611,090	$963,750	$5,868,047	$14,499,417	$4,251,394	$1,017,416	$2,437,698	$6,261,094	$1,630,926
Changes in Pension Value Reflected in Summary Compensation Table	-	-	-	-	(10,755)	-	-	-	(6,107)
Total Adjustments	$3,611,090	$963,750	$5,868,047	$14,499,417	$4,240,639	$1,017,416	$2,437,698	$6,261,094	$1,624,819
(4)
Reflects the average of the amounts reported for our NEOs as a group (excluding Mr. Orszag in 2023 and Mr. Jacobs in each year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mses. Betsch and Soto and Messrs. Russo and Hoffman, (ii) for 2022, Ms. Betsch and Messrs. Orszag, Russo, Bhutani and Stern; and (iii) for each of 2021 and 2020, Messrs. Orszag, Russo, Bhutani and Stern.

(5)
Represents the average amount of compensation “actually paid” to the NEOs as a group (excluding Mr. Orszag in 2023 and Mr. Jacobs in each year), as computed in accordance with Item 402(v) of Regulation S-K, in accordance with the methodology reflected in footnote (2) to this Pay Versus Performance table.

(6)
Cumulative TSR is calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period, plus the amount of dividends paid on our common stock during the measurement period (assuming the reinvestment of such dividends when they are paid).

(7)
Represents the weighted peer group TSR (including dividends), weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P Financial Index.

(8)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(9)	To comply with the SEC’s requirements, we have chosen our closing share price at the last trading day of each calendar year as our Company Selected Measure, as described further below.
Required Tabular Disclosure of Financial Performance Measures
As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy and in setting our NEOs’ compensation, our Compensation Committee’s structured decision making process is based on a holistic, not formulaic, review of the Company, applicable business segment and individual performance, and considers quantitative as well as qualitative factors that account for Company performance and shareholder outcomes. This review does not assign any specific weight to any one metric. We believe this review, which includes review of individual performance, allows overall compensation in any given fiscal to be tailored to reflect the

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
particular circumstances, including the macro environment, while appropriately incentivizing our NEOs. However, as required by the SEC’s rules, certain specific quantitative financial performance measures that were used by the Compensation Committee to link NEO compensation “actually paid” in 2023 to performance have been included below:
•	Share price
•	Operating revenue
•	Operating margin
•	Return of capital
For more information on these metrics (other than share price, which is discussed below) and the adjustments used in their calculation, please see the Endnotes to the section titled “Compensation Discussion and Analysis,” which are located on page 43 of this Proxy Statement.
Pay Versus Performance Descriptive Disclosure
We chose share price as our Company Selected Measure, as required by the SEC’s rules, for evaluating Pay Versus Performance because it is an important measure of company performance and shareholder value. It is also the key performance metric in the Stock Price PRPUs as discussed above under “Transition to Stock Price PRPUs for the CEO and CEO of Asset Management.” While the Compensation Committee has not historically and does not currently evaluate compensation “actually paid” as calculated pursuant to Item 402(v)(2) of Regulation S-K as part of its executive compensation determinations, share price is one measure, among many others, that our Committee takes into account with the intent of linking compensation to Company performance and shareholder outcomes. As noted above, our Committee’s structured decision making process is holistic, not formulaic.
For 2020 to 2021, our TSR showed an inverse correlation to compensation “actually paid” due to the timing of changes to performance award estimates as we navigated the challenges of the pandemic. For 2021 to 2022, our TSR showed a more direct correlation to compensation “actually paid” due to both our record performance for 2021, which more than offset the prior inverse correlation, and the change in 2022 of the mix of cash and equity-based compensation for certain of our NEOs as the value of the shares underlying equity-based awards decreased at a slower pace than the S&P Financial Index. For 2022 to 2023, our TSR continued showing a direct correlation to compensation “actually paid” as we continued our compensation practice of having equity-based compensation make up a significant proportion of our NEOs’ total compensation mix.
Net Income also showed an inverse correlation to compensation “actually paid” in 2020 to 2021 as we navigated the challenges of the pandemic and a more direct correlation in 2021 to 2022 as we posted record results for 2021 and the change in the mix of cash and equity-based compensation for certain of our NEOs in 2022 as the value underlying equity-based awards decreased. In light of challenging macroeconomic conditions, Net Income showed an inverse correlation to compensation “actually paid” in 2022 to 2023.
Share price was positively correlated with compensation “actually paid” for 2020 to 2021 and 2021 to 2022. For 2022 to 2023, while share price remained relatively flat, compensation “actually paid” generally increased, reflecting the impact of our management transition, including special grants to certain of our NEOs during 2023.
Certain Relationships and Related Transactions
Policy on Related Party Transactions
Our Board has adopted a written policy requiring that all “Interested Transactions” (as defined below) be approved or ratified by either the Nominating and Governance Committee or, under certain circumstances, the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is required to review the material facts of all Interested Transactions that require the Committee’s approval or ratification and either approve or disapprove of the entry into the Interested Transaction. In determining whether to approve or ratify an Interested Transaction, the Nominating and Governance Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the interest of the “Related Party” (as defined below) in the transaction. In addition, our Board has delegated to the Chair of the Nominating and Governance Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $1 million. A

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
report is then made to the Nominating and Governance Committee at its next regularly scheduled meeting of each new Interested Transaction pre-approved by the Chair of the Nominating and Governance Committee. Any director who is a Related Party with respect to an Interested Transaction may not participate in any discussion or approval of such Interested Transaction. An “Interested Transaction” is one in which (i) we are a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, (iii) one of our executive officers, directors, director nominees, 5% shareholders or their family members (each a “Related Party”) has a direct or indirect material interest in the transaction and (iv) the transaction is required to be disclosed in our Proxy Statement or Annual Report on Form 10-K pursuant to the rules and regulations promulgated by the SEC.
Tax Receivable Agreement
In connection with our initial public offering and related transactions in May 2005, we entered into a tax receivable agreement with the predecessor of LMDC Holdings, LLC (“LMDC Holdings”) on May 10, 2005 (the “Tax Receivable Agreement”). The agreement was based on the mutual recognition that the redemption of Lazard Group membership interests that were held by the historical partners of Lazard Group LLC (“Lazard Group”) on May 10, 2005 for cash resulted in an increase in the tax basis of the tangible and intangible assets of Lazard Group attributable to our subsidiaries’ interest in Lazard Group that otherwise would not have been available. The agreement also was based on the mutual recognition that the exchange from time to time by such historical partners of exchangeable interests in LAZ-MD Holdings LLC for shares of our common stock could subsequently result in additional increases in such tax basis.
On June 16, 2015, the Company and LMDC Holdings amended and restated the Tax Receivable Agreement and, on October 26, 2015, the Company and LTBP Trust, a Delaware statutory trust (the “Trust”), entered into a Second Amended and Restated Tax Receivable Agreement (the “Amended and Restated Tax Receivable Agreement”).
Pursuant to these transactions, among other things, (i) LMDC Holdings assigned all of its obligations under the Tax Receivable Agreement, including the obligation to receive payments and promptly distribute them to historical partners of Lazard Group, to the Trust, and the Trust assumed all of LMDC Holdings’ obligations thereunder, (ii) LMDC Holdings distributed the interests in the Trust to certain owners of LMDC Holdings and (iii) holders of interests in the Trust obtained the ability, subject to certain restrictions and conditions, to transfer such interests to certain additional persons and entities, including the Company.
The Amended and Restated Tax Receivable Agreement provides for the payment by our subsidiaries to the Trust of (i) approximately 45% (following the July 2015 purchase described below) of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of the increases in tax basis and of certain other tax benefits related to the Amended and Restated Tax Receivable Agreement and (ii) an amount that we currently expect will approximate 85% of the cash tax savings that may arise from tax increases attributable to payments under the Amended and Restated Tax Receivable Agreement. Our subsidiaries expect to benefit from the balance of cash savings, if any, in income tax that our subsidiaries realize. Any amount paid by our subsidiaries to the Trust will generally be distributed to the owners of the Trust, including from such tax basis increases of certain of our executive officers.
For purposes of the Amended and Restated Tax Receivable Agreement, cash savings in income and franchise tax will be computed by comparing our subsidiaries’ actual income and franchise tax liability to the amount of such taxes that our subsidiaries would have been required to pay had there been no increase in the tax basis of the tangible and intangible assets of Lazard Group attributable to our subsidiaries’ interest in Lazard Group and had our subsidiaries not entered into the Amended and Restated Tax Receivable Agreement. The term of the Amended and Restated Tax Receivable Agreement will continue until approximately 2033 or, if earlier, until all relevant tax benefits have been utilized or expired.
In July 2015, the Company purchased approximately 47% of the then-outstanding beneficial interests in the Trust from certain owners of the Trust for approximately $42 million in cash, which resulted in the automatic cancellation of such beneficial interests and the extinguishment of a significant portion of our payment obligations under the Amended and Restated Tax Receivable Agreement.
The cumulative liability relating to our obligations under the Amended and Restated Tax Receivable Agreement as of December 31, 2023 was approximately $115 million.

Item 2: An Advisory Vote Regarding Executive Compensation | Compensation Discussion and Analysis
The amount of the Amended and Restated Tax Receivable Agreement liability is an undiscounted amount based upon currently enacted tax laws, the current structure of the Company and various assumptions regarding potential future operating profitability. The assumptions reflected in the estimate involve significant judgment. As such, the actual amount and timing of payments under the Amended and Restated Tax Receivable Agreement could differ materially from our estimates.
The Company made one payment of approximately $32 million under the Amended and Restated Tax Receivable Agreement in 2023 and currently expects that one or more additional payments of approximately $31 million in the aggregate will be made during 2024.
Certain Relationships with Our Directors, Executive Officers, Principal Shareholders and Employees
During 2023 and 2022, certain of our executive officers received shares of our common stock in connection with the vesting or settlement of previously granted deferred equity incentive awards. The vesting or settlement, as applicable, of such equity awards gave rise to a tax payable by the executive officers, and, consistent with our past practice, the Company purchased shares of our common stock from the executive officers equal in value to the estimated amount of such tax. In addition, during 2023 and 2022, the Company purchased shares of our common stock from certain executive officers. Each of the foregoing transactions, including its terms, was reported in a Form 4 filing.
The Vanguard Group beneficially owns more than 5% of our common stock. The Company and its affiliates engage in asset management or other transactions or arrangements with, and provide ordinary course financial services to, entities and funds within the Vanguard Group and its affiliates or their respective clients, including by acting as a sub-advisor to certain funds managed by the Vanguard Group. These transactions and arrangements are negotiated on an arm’s-length basis, contain customary terms and conditions, and are unrelated to the ownership of our common stock by the Vanguard Group or its related funds and entities.
FMR LLC beneficially owns more than 5% of our common stock. The Company and its affiliates utilize the services of affiliates of FMR LLC, including management services for our employee retirement and equity plans and distribution services for our asset management business. These transactions and arrangements are negotiated on an arm’s-length basis, contain customary terms and conditions, and are unrelated to the ownership of our common stock by FMR LLC or its related entities.
We do not have related party transactions or a similar relationship with Ariel Investments, LLC, a beneficial owner of more than 5% of our common stock.
Some of our directors serve as directors of organizations to which Lazard provides services, or as directors or trustees of tax-exempt organizations to which Lazard makes charitable contributions, in each case in the ordinary course of business.
Some of our directors and executive officers (and persons or entities affiliated with them) have funds under management with, or other accounts with, our Asset Management business, and have invested or may invest their personal funds in other funds or investments that we have established and that we may manage or sponsor.

ITEM 3
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The Audit Committee has recommended the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year, subject to shareholder ratification. Deloitte & Touche LLP will audit our consolidated financial statements for the 2024 fiscal year and perform other services. Deloitte & Touche LLP acted as Lazard’s independent registered public accounting firm for the year ended December 31, 2023 and has acted in such capacity since 2000. In addition to this appointment, shareholders are requested to authorize the Board of Directors, acting by the Audit Committee, to set the remuneration for Deloitte & Touche LLP for their audit of the Company for the year ended December 31, 2024. A Deloitte & Touche LLP representative will be present at the meeting, and will have an opportunity to make a statement and to answer your questions.
BOARD OF DIRECTORS’ RECOMMENDATION
The Board recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP.
If a majority of the votes cast on this matter are not cast in favor of the ratification of the appointment of Deloitte & Touche LLP, the Board of Directors, in its discretion, may select another independent auditor as soon as possible.
Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of the appointment of Deloitte & Touche LLP.
Fees of Independent Registered Public Accounting Firm
For the fiscal years ended December 31, 2023 and 2022, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows (in thousands of dollars):
Fees	2023	2022
Audit Fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, including services in connection with statutory and regulatory filings or engagements	$9,908	$8,870
Audit-Related Fees, including fees for audits of employee benefit plans, computer and control-related attest services, agreed-upon procedures, regulatory and compliance reviews, fund audits and other accounting research services	$1,688	$1,473
Tax Fees for tax advisory and compliance services not related to the audit	$343	$429
All Other Fees(1)	$153	$265
(1)
Represents fees for subscriptions, training and data classification services that were provided to the Company by affiliates of Deloitte & Touche LLP that were unrelated to the audit, audit-related and tax services described above.

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by our independent auditor to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to Lazard’s commitment to auditor independence and compliance with relevant laws, regulations and guidelines relating to auditor independence. The policy sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual budget approval by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee Chair, or, if he is not available, any

ITEM 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2024 | Audit Committee Report
other member of the Audit Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Audit Committee. All of the fees paid to Deloitte & Touche LLP in 2023 were pre-approved in accordance with these procedures, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
Audit Committee Report
The primary function of the Audit Committee (in this report, the “Committee”) is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Committee operates pursuant to a charter approved by our Board of Directors. Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal controls, including internal control over financial reporting. The independent registered public accounting firm, or the independent auditor, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States of America, or GAAP, as well as an opinion regarding the Company’s internal control over financial reporting.
In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2023 with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. Finally, the Committee has received the written disclosures and the letter from the independent auditor required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, has considered whether the provision of other non-audit services by the independent auditor to the Company is compatible with maintaining the independent auditor’s independence and has discussed with the independent auditor the independent auditor’s independence.
It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them, and on the representations made, by management and the independent auditor. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with GAAP.
Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee charter, the Committee recommended to our Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the Securities and Exchange Commission.
Dated as of February 21, 2024
Audit Committee
Richard D. Parsons (Chair), Ann-Kristin Achleitner, Andrew M. Alper, Jane L. Mendillo and Stephen R. Howe Jr.

ITEM 4
APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT
The Board has approved an amendment to the Lazard, Inc. 2018 Incentive Compensation Plan in the form attached hereto as Annex B, subject to the approval of our shareholders at our annual meeting. If approved by our shareholders, the 2018 Incentive Compensation Plan Amendment would (i) increase the maximum aggregate number of shares of Lazard Delaware common stock reserved and available for issuance for awards pursuant to the 2018 Plan by 20 million, subject to adjustment as provided in the 2018 Plan, and (ii) clarify that awards subject to the 2018 Plan are subject to our Incentive Compensation Recovery Policy. If our shareholders do not approve the 2018 Incentive Compensation Plan Amendment, we will not have enough shares of Lazard Delaware common stock remaining available under the 2018 Plan to grant equity-based incentive awards to our employees, directors and officers in 2024. We believe that the approval is necessary to continue recruiting, retaining and motivating high-performing, revenue-generating and client-facing individuals to achieve our objectives and therefore in the best interests of our shareholders.
BOARD OF DIRECTORS’ RECOMMENDATION
The Board recommends that you vote FOR the 2018 Incentive Compensation Plan Amendment.
Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the 2018 Incentive Compensation Plan Amendment.
Reasons to Vote for the Proposal
We believe that prudent use of equity compensation is an important driver for our future success. Shareholder approval of the 2018 Incentive Compensation Plan Amendment ensures our ability to continue our practice of broadly granting equity compensation as a portion of our annual incentive compensation payments, thereby incentivizing important employees, including our NEOs.
•
We are a people-based business and our ability to pay appropriate levels of compensation in the form of equity incentives has enabled us to recruit, retain and motivate high-caliber individuals dedicated to our long-term growth and success. Equity compensation is a key part of our culture, not just at senior levels but throughout the Company. We believe equity-based compensation is critical for directly aligning the interests of our employees with those of our shareholders and cultivating a strong commitment by our employees to continue to drive shareholder value.

•
We believe the number of shares of our common stock remaining available for grants under the 2018 Plan is inadequate to achieve the purpose of the 2018 Plan in 2024 and beyond. We seek to deliver compensation at competitive levels and at levels correlated with employee productivity. A material reduction in compensation would impair our ability to recruit, retain and motivate key employees, and would therefore threaten our business.

•
We are prudent in our use of equity compensation. Equity-based incentive awards are generally delivered as a component of an employee’s annual incentive compensation. Such equity awards (other than PRU and Stock Price PRPU awards) are generally based on services already performed and, for award recipients who have client-facing responsibilities, revenue already generated, rather than for future potential performance.

•
By making equity that vests in the future a significant portion of our employees’ incentive compensation, we are linking our employees’ incentive compensation to the performance of the Company (as well as individual performance), and our employees become shareholders and are therefore motivated to conduct our business in a manner that produces superior returns over the long-term.

•
Over the last three years, almost all of our employees with aggregate annual compensation in excess of $200,000 received a portion of their total compensation in the form of long-term incentive awards (which may include equity awards), allowing us to attract, retain and motivate valuable professionals.

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | Reasons to Vote for the Proposal
We have consistently offset the potential dilutive effect of equity incentive compensation through our ongoing share repurchase program.
•
Historically we have repurchased at least as many shares as we expect to ultimately issue as a result of deferred year-end equity incentive compensation granted in respect of the prior year (and, at times, significantly more). This has protected our shareholders by essentially neutralizing any dilutive effect of such awards while enhancing our ability to retain our employees, improve our culture, and align individual interests with those of our shareholders. We continue to aim to repurchase shares to offset most or all of the potentially dilutive impact of equity compensation.

We have granted deferred year-end incentive compensation to our employees at a consistent rate.
•
Over the last five years (excluding 2021), deferred year-end incentive compensation awards have ranged from approximately 24.6% to 27.9% of our awarded compensation expense excluding sign-on and other special deferred incentive awards and actual/estimated forfeitures for the applicable year.

•
As demonstrated by our actions, we are disciplined and systematic with our use of such compensation. We believe this has helped maintain a steady and strong link between the interests of our employees and our shareholders over time.

A reduction in our use of equity-based compensation would require a corresponding increase in our use of cash compensation or alternative forms of deferred compensation, which we believe would reduce the alignment of interests between our employees and shareholders.
•
We are a human-capital business and our revenue is directly tied to the quality and number of our people. By using equity compensation, we have been able to invest in the most talented and productive employees and to have cash available for share repurchases at suitable times, offsetting the potential dilution of these equity awards.

•
If the 2018 Incentive Compensation Plan Amendment is not approved, we would likely be compelled to alter our compensation program to increase cash compensation or alternative forms of deferred compensation in order to remain competitive, which we do not believe would be as effective or in the best interests of our shareholders.

•	We believe the substitution of deferred cash for equity would reduce the alignment of interests between employees and shareholders, as well as our flexibility to use cash for other purposes.
Traditional burn rate and dilution analyses do not take into account share repurchases or our people-based cost structure and compensation practices.
•
As set forth in the table below under “2018 Plan Use and Net Burn Rate,” our share repurchase activities during the past three years have more than offset dilution that would have been attributable to equity grants during the years.

•	We believe that traditional burn rate and dilution analyses often compare us to companies with significantly different compensation systems, cost structures and businesses.

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | Reasons to Vote for the Proposal
The 2018 Plan incorporates many current best practices intended to protect shareholder interests:
X	No “evergreen” funding feature (a feature which automatically authorizes new shares each year)	✔	Fixed maximum share limit
X	No “liberal share recycling” (e.g., recycling shares withheld to satisfy taxes payable upon award settlement)	✔	“Double-trigger” vesting of awards upon a change in control
X	No liberal “change in control” definition	✔	Equity ownership guidelines for NEOs
X	No repricing of stock options or stock appreciation rights without shareholder approval	✔
Separate annual limits of 25,000 shares on stock-based awards (which may be settled in cash or shares) and $1,000,000 on other awards or cash retainer fees that may be granted or paid to our non-executive directors

X	No discount stock options or stock appreciation rights	✔
Almost all of our employees with aggregate annual compensation in excess of $200,000 receive a portion of their total compensation in the form of long-term incentive awards (which may include equity awards), allowing us to attract, retain and motivate valuable professionals

X	No “reload” equity awards	✔	Executive officer awards subject to clawback policy

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | 2018 Plan Use and Net Burn Rate
2018 Plan Use and Net Burn Rate
Traditional burn rate and dilution analyses do not take into account our people-based cost structure or our compensation and share repurchase practices.
Traditional burn rate analyses typically fail to consider the practice of offsetting the dilutive effect of equity compensation grants through share repurchases. Without taking share repurchases — a corporate action we believe our shareholders strongly support — into account in determining the dilutive effect of our equity grants, we believe the calculations overstate our burn rate. Paying compensation with equity while using cash to repurchase stock puts us in the same economic position as, for example, a manufacturing company that uses its cash to pay compensation and other business costs, but gives us the added benefit of aligning employee and shareholder interests. The calculations set forth below are based on 112,766,091 shares of our common stock outstanding as of January 31, 2024 (including approximately 25,340,287 shares held by our subsidiaries).
Burn Rate Calculation
As shown in the table below, the number of awards we have granted under the 2018 Plan as a percentage of our shares of common stock outstanding, which is commonly referred to as the “burn rate,” averaged 7.3% over the last three years if calculated without taking into consideration share repurchases. However, our “net burn rate,” calculated to reflect the offsetting effect of share repurchases, was negative and averaged (4.3%) over the past three years, demonstrating the consistent strength of our share repurchase program. We focus on net burn rate, as we believe that calculating the burn rate without regard to share repurchases does not provide a meaningful metric for the Company (or any company that broadly pays employees in equity in lieu of cash, which is common in our industry). Our negative net burn rate means we’ve repurchased more shares over past three years than we’ve awarded to employees.
The following table provides an overview of our grant history and burn rate calculation during the past three years, with and without the effect of share repurchases.
(Shares in millions)	2023	2022	2021
Equity awards (before forfeitures, withholding reductions and DSUs)	10.658	8.464	5.380
Adjustment for actual / estimated forfeitures	(0.693)	(0.550)	(0.350)
Adjustment for actual / estimated withholding taxes	(2.700)	(2.145)	(1.363)
Deferred stock units	0.063	0.062	0.045
Total equity awards (after forfeitures, withholding reductions and DSUs)	7.327	5.831	3.712
Shares repurchased	2.783	19.667	9.124
Net equity award issuance (after share repurchases)	4.544	(13.835)	(5.412)
Percentage of net equity award issuance repurchased	38%	337%	246%
Common Stock outstanding	112.766	112.766	112.766
Burn rate (taking into account forfeitures)	8.9%	7.1%	4.5%
Net burn rate (also taking into account share repurchases)	4.0%	(12.3%)	(4.8%)
Dilution Calculation
While we believe that burn rate, adjusted to take into account share repurchases, is the best measure of the dilutive effect of annual equity-based compensation, certain proxy advisors and shareholders focus on total potential equity awards that may be made under a plan, together with outstanding unvested awards, as a measure of dilution.
We do not believe this methodology accurately reflects the dilutive effect of our annual equity-based compensation program. However, in the interest of completeness, below is a summary of the potential dilution associated with the 2018 Incentive Compensation Plan Amendment. The shares listed in the table are as of March 11, 2024.

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | 2018 Plan Use and Net Burn Rate
Share Allocation & Potential Dilution
Maximum requested shares under the 2018 Incentive Compensation Plan Amendment	20,000,000
Shares remaining available for future awards under the 2018 Plan as of March 11, 2024	5,100,000
Issued but unvested awards outstanding under the 2008 Plan and 2018 Plan as of March 11, 2024	23,700,000
Total Potential Unvested, Full Value Equity Awards	48,800,000
Common stock outstanding	112,766,091

Maximum requested shares under the 2018 Incentive Compensation Plan Amendment	20,000,000
Shares remaining available for future awards under the 2018 Plan as of March 11, 2024	5,100,000
Issued but unvested awards outstanding under the 2008 Plan and 2018 Plan as of March 11, 2024	23,700,000
Total Shares and Share Equivalents	161,566,091
Potential Dilution from 2018 Plan, As Amended	30.2%
Potential Compensation Share Needs
In considering the appropriate number of shares to request under the 2018 Incentive Compensation Plan Amendment, we reviewed our historical information and the awards that we have actually granted over the past three fiscal years, including the information in the table under “2018 Plan Use and Net Burn Rate—Burn Rate Calculation” above. We further considered the potential impact of a variety of factors beyond our control that may impact the number of equity awards that we could issue in future years, including the price of our common stock at the time of equity award grants. Based on this information, we currently believe it is reasonable to expect that in addition to the remaining reserved shares under the 2018 Plan, the 20 million shares requested under the 2018 Incentive Compensation Plan Amendment may last for the next two years.
We do not as a matter of course make forecasts, public or otherwise, as to our grants of equity awards due to the unpredictability of the underlying assumptions and estimates, including our actual share price at the time of the applicable grant, but have included the information to give our shareholders access to this information for purposes of evaluating the 2018 Incentive Compensation Plan Amendment.
The information above is not, and should not be regarded as, an indication of actual future outcomes, and should not be relied upon as such. Neither we nor any other person makes any representation regarding potential or actual outcomes compared to the information set forth above.
Summary of the 2018 Plan
The following summary of the 2018 Plan is qualified in its entirety by reference to the full text of the 2018 Plan and the amendments thereto, copies of which (as are currently in effect) are attached as Exhibits 10.6, 10.7 and 10.8 to our 2023 Annual Report. The 2018 Incentive Compensation Plan Amendment would (i) increase the maximum aggregate number of shares of our common stock reserved and available for issuance for awards pursuant to the 2018 Plan by 20 million, subject to adjustment as provided in the 2018 Plan, and (ii) clarify that awards subject to the 2018 Plan are subject to our Incentive Compensation Recovery Policy.
Awards. Awards under the 2018 Plan include stock options (including both incentive stock options and nonqualified stock options), stock appreciation rights (“SARs”), restricted stock, stock units (including PRSUs, RSUs and DSUs), other equity-based awards (including PRPUs and PIPRs) and cash incentive awards.
Administration. The 2018 Plan is generally administered by a committee of our Board of Directors (the “Committee”) made up of at least two directors, each of whom meets the independence requirements of the New York Stock Exchange or other applicable laws or rules. Unless otherwise determined by the Board of Directors, our Compensation Committee constitutes the Committee, provided that our Nominating and Governance Committee currently administers awards for our non-executive directors.
Eligibility. Persons who serve or agree to serve as our officers, employees, directors, consultants or advisors are eligible to be granted awards under the 2018 Plan. Currently, approximately 1,300 persons (including all of our employees and each of our non-employee directors) would be eligible for selection as participants in the 2018 Plan.

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | Summary of the 2018 Plan
Shares and Cash Available. Pursuant to the 2018 Plan as currently in effect, subject to adjustment as provided in the 2018 Plan, the maximum aggregate number of shares of our common stock that has been reserved and available for issuance for awards is equal to the sum of (a) 50 million and (b) any shares that were subject to outstanding awards under the 2008 Plan as of March 14, 2018 that were subsequently settled in cash, forfeited or canceled. On February 21, 2024, the Board of Directors approved, subject to the approval of our shareholders at this annual meeting, the 2018 Incentive Compensation Plan Amendment to increase the maximum aggregate number of shares of our common stock reserved and available for issuance for awards pursuant to the 2018 Plan by 20 million, subject to adjustment as provided in the 2018 Plan.
If shares of common stock are not delivered because all or a portion of an award is settled in cash, forfeited or canceled, those shares are not deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2018 Plan; however, any shares of common stock that are withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award under the 2018 Plan, will be deemed to have been so delivered. Upon exercise of a stock-settled SAR, each share of common stock with respect to which such stock-settled SAR is exercised are counted as one share of common stock against the maximum aggregate number of shares that may be delivered pursuant to awards granted under the 2018 Plan, regardless of the number of shares of common stock actually delivered upon settlement of such stock-settled SAR.
Subject to adjustment as provided in the 2018 Plan, the maximum aggregate number of shares of common stock with respect to which awards may be granted to a non-executive director in any fiscal year is 25,000, which awards may be settled either in shares or in cash based on the fair market value of a share of common stock as of the relevant payment or settlement date. In the case of all other awards (other than as described in the immediately preceding sentence) and cash retainer fees, the maximum aggregate amount of cash and other property (valued at fair market value) that may be paid or delivered to any non-executive director in any fiscal year is $1,000,000.
Change in Capitalization; Corporate Transactions. In the event of any “equity restructuring” within the meaning of Topic 718 in the FASB Accounting Standards Codification affecting the shares of our common stock or other similar events, the Committee is required to make adjustments and other substitutions to awards under the 2018 Plan in a manner that it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation or certain other corporate transactions, the Committee, in its discretion, is permitted to make such adjustments and other substitutions to the 2018 Plan and awards thereunder. In connection with the Domestication, as of January 1, 2024, all shares of Lazard Bermuda Class A common stock were converted to an equivalent number of shares of Lazard Delaware common stock, and all awards and terms under the 2018 Plan were adjusted accordingly.
Stock Options and SARs. The Committee is permitted to grant both incentive stock options and nonqualified stock options and SARs under the 2018 Plan. The exercise price for options or SARs may not be less than the fair market value (as defined in the 2018 Plan) of our common stock on the grant date, provided that the exercise price for tax-qualified incentive stock options may not be less than 110% of the fair market value of our common stock on the grant date. In no event may any option or SAR granted under the 2018 Plan (i) be amended to decrease the exercise price thereof, (ii) be canceled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another option or SAR or any other equity-based award or any cash payment or (iii) otherwise be subject to any action that is treated, for accounting purposes, as a “repricing” of such option, unless such amendment, cancellation, or action is approved by our shareholders. With respect to SARs, the Committee is permitted to determine whether such amount is paid to the holder in stock (valued at its fair market value on the date of exercise), cash or a combination thereof.
The term of the options and SARs is determined by the Committee but may not exceed ten years from the date of grant. Optionees pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or, to the extent permitted by applicable law, by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The Committee determines the vesting and exercise schedule of options and SARs.
Restricted Stock. The Committee is permitted to grant restricted stock awards subject to restrictions and restricted periods as determined by the Committee. Other than such restrictions on transfer and any other restrictions the Committee might impose, the participant has all the rights of a shareholder with respect to the restricted stock award, although the Committee is permitted to provide for the automatic reinvestment of dividends or impose vesting requirements on dividends.

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | Summary of the 2018 Plan
Stock Units. The Committee is permitted to grant stock units, which represent a right to receive shares of our common stock or cash based on the fair market value of a share of common stock. Holders of stock units do not have the rights of a shareholder with respect to the award unless and until the award were settled in shares of common stock, although the Committee is permitted to provide for dividend equivalent rights.
Recoupment of Awards and Anti-Hedging Policy. To the extent a participant is subject to the Company’s Compensation Recovery Policy applicable to executive officers (as described under the “Clawback Policy” section of the Compensation Discussion and Analysis) or the Company’s Anti-Hedging Policy applicable to directors, officers, employees, advisors, and consultants of the Company (as described under the “Anti-Hedging Policy” section of the Compensation Discussion and Analysis), or pursuant to the 2018 Incentive Plan Amendment, the Company’s Incentive Compensation Recovery Policy (as described under the “Compensation Clawback Policy” section of the Compensation Discussion and Analysis), amounts paid or payable pursuant to the 2018 Plan to such participants will be subject to such policies, as in effect from time to time.
Duration of the Plan. The 2018 Plan remains in effect until April 23, 2028, unless terminated by our Board prior to such date. Awards outstanding as of the date the 2018 Plan is terminated will not be affected or impaired by the termination of the plan.
Amendment and Discontinuance. Subject to any applicable law or government regulation and to the rules of the NYSE, the Board is permitted to amend, alter, or discontinue the 2018 Plan, without the approval of our shareholders. Under the 2018 Plan, shareholder approval will not be required for all possible amendments that might increase the cost of the 2018 Plan. Except as required by applicable law, stock exchange rules, tax rules or accounting rules or as specifically set forth in the 2018 Plan or in any applicable award agreement, no amendment, alteration or discontinuance is permitted to materially impair the rights of a recipient of a previously granted award with respect to such award without such recipient’s consent. Furthermore, the Committee is permitted to grant awards to eligible participants who are subject to legal or regulatory provisions of countries or jurisdictions outside the U.S., on terms and conditions different from those specified in the 2018 Plan, as it determined to be necessary, and is permitted to make such modifications, amendments, procedures, or sub-2018 Plans, including the Amended and Restated 2016 French Sub-plan described below, as are necessary to comply with such legal or regulatory provisions.
Certain Material U.S. Federal Tax Aspects of the 2018 Plan
The following summary describes the material U.S. federal income tax treatment associated with options awarded under the 2018 Plan. The summary is based on the law as in effect on March 11, 2024. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.
Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option results in taxable income to the optionee for regular federal income tax purposes. If the optionee does not dispose of the shares issued pursuant to the exercise of an incentive stock option until on or after the later of the two-year anniversary of the date of grant of the incentive stock option and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss and (b) Lazard will not be permitted to take a deduction with respect to that incentive stock option for federal income tax purposes.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will be available to Lazard equal to the amount of ordinary income recognized by the optionee.
Nonqualified Stock Options. A nonqualified stock option (that is, a stock option that does not qualify as an incentive stock option) results in no taxable income to the optionee or deduction to Lazard at the time it is granted. An optionee exercising a nonqualified stock option will, at that time, realize taxable ordinary compensation income equal to (i) the per share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the option is being exercised. If the nonqualified stock option was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to Lazard. The foregoing summary assumes that the shares acquired upon exercise of a nonqualified stock option are not subject to a substantial risk of forfeiture.
Section 409A. Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | Amended and Restated 2016 French
Sub-Plan
amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that are awarded under the 2018 Plan are intended to be eligible for this exception.
Amended and Restated 2016 French Sub-Plan
The following summary describes the Amended and Restated 2016 French sub-plan (the “A&R 2016 French Sub-Plan”), which is incorporated by reference into, and deemed to be a sub-plan under, the 2018 Plan, for the purpose of qualifying for favorable tax treatment under Articles L. 225-197-1 to L. 225-197-5 of the French Commercial Code, Articles L. 22-10-59 and L. 22-10-60 of the French Commercial Code, 80 quaterdecies of the French Tax Code and L. 242-1, L. 137-13 and L. 137-14 of the French Social Security Code, as amended from time to time (the “Favorable French Regime”). The A&R 2016 French Sub-Plan amended and restated the Company’s 2016 French Sub-plan, which was approved by our shareholders on April 19, 2016.
We refer to stock units that are intended to qualify for favorable social and tax treatment under the Favorable French Regime as Qualified RSUs. The A&R 2016 French Sub-Plan and Qualified RSUs are subject to the terms of the 2018 Plan, and all shares of our common stock issued pursuant to Qualified RSUs granted under the 2018 Plan reduce the existing share reserve pursuant to the 2018 Plan.
The purposes of the A&R 2016 French Sub-Plan are to obtain tax and other savings that would be available to the Company in connection with grants of Qualified RSUs pursuant to the Favorable French Regime and provide incentives to our employees and certain directors of our French subsidiaries, in each case who are French tax residents, that take advantage of the favorable tax treatment for recipients of Qualified RSUs pursuant to the Favorable French Regime.
Eligibility
Employees of Lazard and its subsidiaries in France and directors of a Lazard subsidiary with a management function in France are eligible to receive Qualified RSUs under the A&R 2016 French Sub-Plan. Any individual who owns, directly or indirectly, stock representing more than 10% of the total combined voting power or value of all classes of our stock is not eligible for grants under the A&R 2016 French Sub-Plan. Moreover, a grant of Qualified RSUs shall not result in any individual holding (upon settlement of such Qualified RSUs) more than 10% of our issued and outstanding stock. Currently, approximately 200 employees qualify for grants of Qualified RSUs under the A&R 2016 French Sub-Plan.
Shares Available for Qualified RSUs
The number of Qualified RSUs that may be granted under the A&R 2016 French Sub-Plan may not exceed the lesser of (a) the number permitted under the 2018 Plan and (b) the number permitted under applicable French law. Pursuant to French law, that maximum number may not exceed 10% of all issued and outstanding shares of all classes of the Company’s stock, taking into account the Qualified RSUs that are subject to such contemplated grant and any other Qualified RSUs outstanding under the A&R 2016 French Sub-Plan and any previous French sub-plan.
Terms of Qualified RSUs
The terms and conditions applicable to Qualified RSUs (including those relating to vesting, settlement and holding periods) are determined by the Committee. Except in the case of a holder’s death, delivery of shares of common stock in settlement of Qualified RSUs may not occur prior to: (i) if such shares are subject to a holding period of at least one year, the first anniversary of the grant date, or (ii) if no such holding period is applicable to the shares, the second anniversary of the grant date. Qualified RSUs will vest immediately upon termination of the holder’s employment due to death, and in the event of termination due to disability, Qualified RSUs will remain outstanding and continue to vest on the applicable vesting date. Notwithstanding any provision of the 2018 Plan, no dividends or dividend equivalents may be paid in respect of Qualified RSUs prior to the settlement date.
Material French Tax Consequences of the A&R 2016 French Sub-Plan
Upon vesting of the Qualified RSUs, the Company is subject to a favorable social security contribution rate on the value of the shares issued upon vesting of the Qualified RSUs, due in the month following the vesting. Additionally, pursuant to the Favorable French Regime, recipients of Qualified RSUs will not be taxed upon vesting of the shares of our common stock issued to them. Instead, recipients will be taxed only upon the sale of such shares and, at that time, may benefit from a favorable tax regime.

ITEM 4: APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN AMENDMENT | New Plan Benefits under the 2018 Plan
The tax consequences of participating in the A&R 2016 French Sub-Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants in the A&R 2016 French Sub-Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.
New Plan Benefits under the 2018 Plan
Future awards under the 2018 Plan will be granted at the discretion of the Committee, and, therefore, the types, numbers, recipients and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to equity-based compensation under our 2018 Plan is presented elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. No options have been granted under the 2018 Plan since its original adoption. As of March 11, 2024, the last reported sale price of the Company’s common stock on the NYSE was $39.27 per share. For the value of the equity awards received by our Named Executive Officers and non-employee directors during 2023, please see the Grants of Plan Based Awards Table and Director Compensation Table, respectively. If our shareholders decline to approve the 2018 Incentive Compensation Plan Amendment, the 2018 Incentive Compensation Plan Amendment will not become effective.
Additional Information Regarding the 2018 Plan and our 2008 Incentive Compensation Plan
The following table provides information as of December 31, 2023 regarding securities issued under the 2018 Plan and 2008 Incentive Compensation Plan.
	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	2018 Incentive Compensation Plan(1)	19,519,298	—(4)	16,125,103
Equity compensation plans approved by security holders	2008 Incentive Compensation Plan(2)	88,792(3)	—(4)	—
Total		19,608,090(3)		16,125,103
(1)
Our 2018 Plan was approved by the stockholders of Lazard on April 24, 2018 and was amended on April 29, 2021 to increase the aggregate number of shares authorized for issuance under the 2018 Plan. The aggregate number of shares authorized for issuance under the 2018 Plan is 50 million. The 2018 Plan replaced the 2008 Incentive Compensation Plan, which was terminated on April 24, 2018.

(2)
Our 2008 Incentive Compensation Plan was approved by the stockholders of Lazard on May 6, 2008. The 2008 Incentive Compensation Plan was terminated on April 24, 2018, although awards granted under the 2008 Incentive Compensation Plan remain outstanding and continue to be subject to its terms.

(3)
Represents outstanding stock unit awards and PIPRs, after giving effect to forfeitures, as of December 31, 2023. As of that date, the only grants made under the 2018 Plan have been in the form of stock unit awards, restricted stock awards and profits interest participation rights. See Note 16 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a description of the plans.

(4)
Each restricted stock unit awarded under our 2018 Plan and 2008 Incentive Compensation Plan was granted at no cost to the persons receiving them and represents the contingent right to receive the equivalent number of shares of common stock. Performance-based units awarded represent the contingent right to receive common stock based on the achievement of both performance-based and market-based criteria, the number of shares of common stock that ultimately may be received generally will range from zero to 2.4 times the target number. Profits interest participation rights, including PRSUs and excluding Stock Price PRSUs, represent the contingent right to receive the equivalent number of shares of common stock in exchange for such rights, subject to the satisfaction of certain vesting criteria and the Minimum Value Condition, and, in the case of PRPUs, certain performance-based criteria and beginning with PRPUs granted in 2021, incremental market-based conditions. For PRPUs granted prior to February 2021, the number of shares of common stock that ultimately may be received generally will range from zero to two times the target number. For PRPUs awards granted beginning in February 2021, subject to both performance-based and incremental market-based criteria, the number of shares that may be received will range from zero to 2.4 times the target number. Stock Price PRSUs are eligible to vest in three tranches based on the achievement of service conditions and Tranche-specific common stock milestones. See Note 16 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

ITEM 5
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING
Proxy Statement Proposals. Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for our next annual meeting of shareholders must be received by the Corporate Secretary of the Company not later than November 21, 2024.
Other Proposals and Nominations. Our By-laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s proxy statement for that meeting. Under our By-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary of the Company no later than the close of business on February 8, 2025, and not earlier than January 9, 2025. The notice must contain the information required by the By-laws. In addition to satisfying the foregoing advance notice deadlines and information requirements set forth in our By-laws, any shareholder intending to submit a nomination for director to the Board other than the Company’s nominees must comply with the additional requirements prescribed by Rule 14a-19 under the Exchange Act.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice By-law provisions, subject to applicable rules of the SEC.
Any proposal or nomination described above should be delivered in writing to the following address:
Lazard, Inc.
30 Rockefeller Plaza
New York, NY 10112
Attn: Shari L. Soloway, Corporate Secretary

General Information
Who Can Vote
Holders of our common stock, as recorded in our share register at the close of business on March 11, 2024, the record date, may vote at the annual meeting and any adjournment or postponement thereof. As of January 31, 2024, there were 112,766,091 shares of our common stock outstanding (including 25,340,287 shares held by our subsidiaries, which shares are not counted for purposes of the voting calculations set forth in this Proxy Statement).
Voting Your Proxy
You may vote by attending the virtual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the virtual meeting. You can always change your vote at the virtual meeting. Most shareholders have a choice of proxy voting by using a toll-free telephone number, voting through the Internet or, if they received their proxy materials by regular mail, completing the proxy card and mailing it in the postage-paid envelope provided. If you received your materials by regular mail, please refer to your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a shareholder should indicate the capacity in which they are signing, and corporations should vote by an authorized officer whose title should be indicated.
How Proxies Work
Lazard’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting. If you sign and return a proxy card or otherwise vote by telephone or the Internet but do not specify how to vote, we will vote your shares: FOR each of our director nominees; FOR a non-binding advisory vote regarding executive compensation as described in this Proxy Statement; FOR ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and FOR approving the 2018 Incentive Compensation Plan Amendment. The enclosed proxy also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of 2024 Annual Meeting of Shareholders and with respect to other matters that may be properly brought before the meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, the persons named in the proxy will vote according to their best judgment.
Revoking Your Proxy
You may revoke your proxy before it is voted by submitting a new proxy with a later date, by attending and voting during the virtual meeting or by sending written notification addressed to:
Lazard, Inc.
30 Rockefeller Plaza
New York, NY 10112
Attn: Shari L. Soloway, Corporate Secretary
Mere attendance at the meeting will not revoke a proxy that was previously submitted to us.
Quorum and Conduct of Meeting
In order to carry on the business of the meeting, we must have a quorum. This means that at least two shareholders must be present at the meeting, either by attending the virtual meeting or by proxy, and those shareholders must generally hold shares representing more than 50% of the votes that may be cast by all shareholders having the right to attend and vote at the meeting. The chairman of the meeting will have broad authority to conduct the meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman will have broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The chairman also is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all participants.

Attendance at the Annual Meeting
The 2024 Annual Meeting of Shareholders will be held in virtual format only. Only shareholders, their proxy holders and our guests may attend the virtual meeting. If you are a holder of record and plan to attend the virtual meeting, please indicate this when you vote. We have structured the virtual annual general meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote electronically during the meeting and to ask questions in accordance with the rules of conduct for the meeting. You may attend, vote and submit questions during the virtual meeting by visiting by visiting our annual meeting website at www.virtualshareholdermeeting.com/LAZ2024. To participate in the virtual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, proxy card or on the instructions that accompanied your proxy materials. If you have any questions about your control number, please contact the bank, broker, or other nominee that holds your shares. The virtual meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. Online check-in will begin at 8:30 a.m., Eastern Daylight Time, and you should allow ample time for the online check-in procedures.
Votes Needed
Though our By-laws require that a nominee must receive a plurality of all the votes cast at a meeting of stockholders at which a quorum is present by holders of the shares present in attendance at the virtual meeting or represented by proxy at the meeting and entitled to vote on the election of directors, we have adopted a majority vote policy described in additional detail under “Election of Directors—Majority Vote Policy,” which generally requires that a director receive a majority of the votes cast in order to be elected in an “uncontested election of directors” (as defined below). See “Election of Directors—Majority Vote Policy” for additional information regarding our majority vote policy. Votes withheld from any director nominee will not be counted in such nominee’s favor. With respect to all other matters to be acted on at the meeting, the affirmative vote of a majority of the combined voting power of all of the shares of our common stock present or represented and entitled to vote at the meeting is required.
As permitted by Delaware law, we treat abstentions as present and entitled to vote for purposes of determining a quorum, and, in accordance with our By-laws, they would be counted in the calculation for determining whether any proposal received a majority vote at the meeting. With regard to “broker non-votes,” we also treat such shares as present for purposes of determining a quorum, but they would not be counted in the calculation for determining whether the relevant proposal received a majority vote at the meeting. A “broker non-vote” is a proxy submitted by a broker or other nominee in which the broker or other nominee does not vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the rules of the NYSE. Brokers may no longer use discretionary authority to vote “broker non-votes” on matters that are not considered “routine.” The vote in connection with the ratification of the appointment of our independent registered public accounting firm (Item 3) is considered “routine.” The votes in connection with all other matters to be acted on at the meeting are not considered “routine.” If you do not submit voting instructions to your broker or other nominee, we expect that your shares will be treated as broker non-votes.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 9, 2024
This Proxy Statement and the 2023 Annual Report can be viewed on our website at www.lazard.com. Most shareholders may elect to either view future proxy statements and annual reports over the Internet or receive paper copies in the mail. If you are a shareholder of record, you may make this election by following the instructions provided when you vote over the Internet. If you hold your Lazard common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to receive our future proxy statements and annual reports.
Cost of This Proxy Solicitation
We pay the expenses of preparing the proxy materials and soliciting this proxy. We have engaged Morrow Sodali Global LLC to assist in the solicitation and distribution of proxy materials and we expect to pay Morrow Sodali Global LLC a fee of approximately $12,500, plus reasonable out-of-pocket costs and expenses, for its services. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions. In addition to this distribution, proxies may be solicited personally, electronically, by mail or by telephone by our directors, officers, other employees or our agents. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

Multiple Shareholders Sharing Same Address
If you and other residents at your mailing address with the same last name own shares of our common stock through a bank or broker, your bank or broker may have sent you a notice that your household will receive only one Notice or one annual report and proxy statement for each company in which the members of your household hold stock through that bank or broker. This practice of sending only one copy of proxy materials to holders residing at a single address is known as “householding,” and was authorized by the SEC to allow multiple investors residing at the same address the convenience of receiving a single copy of the Notice or of the annual reports, proxy statements and other disclosure documents, if they consent to do so. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you did not receive a householding notice from your bank or broker, you can request householding by contacting that entity. You also may revoke your consent to householding at any time by contacting your bank or broker.
If you wish to receive a separate paper copy of this Proxy Statement or the 2023 Annual Report, you may call (212) 632-6899, visit our website at www.lazard.com, send an e-mail to: investorrelations@lazard.com or write to:
Lazard, Inc.
30 Rockefeller Plaza
New York, NY 10112
Attn: Investor Relations

ANNEX A
LAZARD, INC.
Standards of Director Independence
The Board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules):
1. Employment and commercial relationships affecting independence.
A. Current Relationships. A director will not be independent if: (i) the director is a current partner or current employee of Lazard’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Lazard’s internal or external auditor; (iii) an immediate family member of the director is (a) a current employee of Lazard’s internal or external auditor and (b) participates in the internal or external auditor’s audit, assurance or tax compliance (but not tax planning) practice; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Lazard for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) an immediate family member of the director is currently an executive officer of Lazard.
B. Relationships within Preceding Three Years. A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Lazard; (ii) an immediate family member of the director is or was an executive officer of Lazard; (iii) the director or an immediate family member of the director (a) was (but no longer is) a partner or employee of Lazard’s internal or external auditor and (b) personally worked on Lazard’s audit within that time; (iv) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from Lazard, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) a present Lazard executive officer is or was on the Compensation Committee of the Board of Directors of a company that concurrently employed the Lazard director or an immediate family member of the director as an executive officer.
2. Relationships not deemed material for purposes of director independence.
In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Lazard. To assist the Board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the Board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.
A. Equity Ownership. A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Lazard, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.
B. Director Status. A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with Lazard or (ii) director or trustee (or similar position) of a tax exempt organization that engages in a transaction with Lazard (other than a charitable contribution to that organization by Lazard).
A-1

Annex A
C. Ordinary Course. A relationship arising solely from financial services transactions between Lazard and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances that are substantially similar to those prevailing at the time for companies with which Lazard has a comparable relationship and that do not have a director of Lazard serving as an executive officer.
D. Indebtedness. A relationship arising solely from a director’s status as an executive officer, employee or owner of 5% or more of the equity of a company to which Lazard is indebted at the end of Lazard’s preceding fiscal year, so long as the aggregate amount of the indebtedness of Lazard to such company is not in excess of 5% of Lazard’s total consolidated assets at the end of Lazard’s preceding fiscal year.
E. Charitable Contributions. The director serves as an officer, employee, director or trustee of a tax-exempt organization, and the discretionary charitable contributions by Lazard to the organization are less than the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year.
F. Personal Relationships. The director receives products or services (e.g., investment products or investment management services) from Lazard in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.
G. Other. Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.
A-2

ANNEX B
THIRD AMENDMENT TO THE
LAZARD, INC.
2018 INCENTIVE COMPENSATION PLAN
WHEREAS, Lazard, Inc., a Delaware corporation (the “Company”), currently maintains and sponsors the Lazard, Inc. 2018 Incentive Compensation Plan, as amended (the “Plan”);
WHEREAS, Section 13(c) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time, except that shareholder approval shall be required for any amendment that would increase the maximum number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) for which awards may be granted under the Plan; and
WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein (this “Third Amendment”).
NOW, THEREFORE:
1.
Effective upon approval by the shareholders of the Company at the Company’s Annual Meeting of Shareholders on May 9, 2024, Section 3(a) of the Plan shall be, and hereby is, amended to increase the aggregate number of Shares for which awards may be granted under the Plan by 20,000,000. Therefore, a new sentence is hereby added to Section 3(a) immediately following the second sentence to read as follows:

“In addition, effective as of May 9, 2024, subject to adjustment as provided in Section 3(c), the maximum number of Shares that may be issued or paid under or with respect to all Awards (considered in the aggregate) granted under the Plan shall be increased by an additional 20,000,000 Shares”.
2.	Effective immediately, Section 15(e) of the Plan shall be, and hereby is, deleted in its entirety and replaced with the following:
“(e) Clawback Policies; Anti Hedging Policy. To the extent a Participant is subject to the Company’s Compensation Recovery Policy Applicable to Named Executive Officers, the Company’s Incentive Compensation Recovery Policy or to the Company’s Anti-Hedging Policy applicable to directors, officers, employees, advisors, and consultants of the Company, Awards granted pursuant to the Plan shall be subject to such policies, as in effect from time to time.”
3.	Except as modified by this Third Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.
IN WITNESS WHEREOF, Company has executed this Third Amendment to the Lazard, Inc. 2018 Incentive Compensation Plan as of May 9, 2024.
LAZARD, INC.
By:
Name:
Title:
B-1

LAZARD

www.lazard.com

MIX
Paper | Supporting responsible forestry
FSC® C127009
www.fsc.org

LAZARD, INC.
30 ROCKEFELLER PLAZA
NEW YORK, NY 10112

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LAZ2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34050-P07183

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAZARD, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Ann-Kristin Achleitner
02) Andrew M. Alper
03) Stephen R. Howe Jr.

The Board of Directors recommends you vote FOR the following Items 2, 3 and 4:

	For	Against	Abstain
2. Non-binding advisory vote regarding executive compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as Lazard, Inc.'s independent registered public accounting firm for 2024 and authorization of Lazard, Inc.'s Board of Directors, acting by its Audit Committee, to set their remuneration.	☐	☐	☐
4. Approval of the amendment to the Lazard, Inc. 2018 Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice regarding the Availability of Proxy Materials for the
2024 Annual Meeting of Shareholders:
The Notice of Annual Meeting, Proxy Statement and 2023 Annual Report can be viewed at our website at www.lazard.com/investorrelations/.

V34051-P07183

LAZARD, INC.
MAY 9, 2024 at 9:00 a.m. Eastern Daylight Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Peter R. Orszag, Mary Ann Betsch and Christian A. Weideman as proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares with the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Lazard, Inc. to be held on May 9, 2024 at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS ARE MADE, IT WILL BE VOTED “FOR ALL” WITH RESPECT TO ITEM 1 AND “FOR” ITEMS 2, 3 AND 4. THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

Continued and to be signed on reverse side